SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CBOT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT, DATED JUNE 17, 2007

(To Joint Proxy Statement/Prospectus, Dated June 5, 2007)

Dear Stockholders and Members:

The boards of directors of Chicago Mercantile Exchange Holdings Inc., or “CME Holdings,” and CBOT Holdings, Inc., or “CBOT Holdings,” have approved revised terms of a merger between our two companies. Upon consummation of the merger, the combined company will be renamed CME Group Inc., or “CME Group.” We also propose to make changes to the constituent documents of Board of Trade of the City of Chicago, Inc., or “CBOT,” in connection with the merger. CBOT will become a subsidiary of CME Group following the merger.

This supplement to the joint proxy statement/prospectus supplements and updates certain information in the joint proxy statement/prospectus sent to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007, for the special stockholder and member meetings to be held on July 9, 2007.

The terms of the amendment to the merger agreement are summarized in this supplement, and a copy of the amendment to the merger agreement is attached as Annex A. You should read this document together with the joint proxy statement/prospectus, which, except as revised or supplemented by this document, remains in full force and effect.

CME Holdings and CBOT Holdings will each hold a special meeting of its stockholders to consider and vote on the merger, and CBOT will hold a special meeting of its members to obtain approval for certain matters related to the merger.

If you are a CBOT Holdings Class A stockholder and do not vote in favor of adoption of the amended merger agreement and approval of the merger and instead perfect your appraisal rights under Delaware law, you will have the right to a judicial appraisal of the “fair value” of your shares of CBOT Holdings Class A common stock in connection with the merger. See “Update to the Merger—Appraisal Rights” beginning on page S-53 of this supplement and the relevant section of Delaware law regarding appraisal rights, which is reproduced and attached as Annex I to this supplement.

Every vote is important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members). If you previously submitted a proxy for the meetings on July 9, 2007, you do not need to complete and submit the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) unless you desire to revoke your previous vote. If you previously submitted a proxy for the meetings on July 9, 2007, and you wish to change your vote, you may do so by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

The places, dates and times of the stockholder and member meetings are as follows:

For CME Holdings stockholders:	For CBOT Holdings Class A stockholders:	For CBOT members:
UBS Tower - The Conference Center One North Wacker Drive Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 3:00 p.m., Chicago time	Union League Club of Chicago 65 West Jackson Boulevard Chicago, Illinois July 9, 2007 2:30 p.m., Chicago time

We enthusiastically support this combination of our companies and join with our boards in recommending that our stockholders vote “FOR” the adoption of the agreement and plan of merger, and that CBOT members vote “FOR” the matters related to the merger as described in the joint proxy statement/prospectus and this supplement.

Sincerely,	Sincerely,

Terrence A. Duffy	Charles P. Carey
Executive Chairman Chicago Mercantile Exchange Holdings Inc.	Chairman CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc.

This supplement is dated June 17, 2007, and is being first mailed to CME Holdings stockholders, CBOT Holdings Class A stockholders and CBOT members on or about June 18, 2007.

UPDATE TO CERTAIN FREQUENTLY USED TERMS

Unless otherwise specified or if the context so requires:

•

“amended merger agreement” refers to the Agreement and Plan of Merger, dated as of October 17, 2006, among CME Holdings, CBOT Holdings and CBOT, as amended as of December 20, 2006, May 11, 2007 and June 14, 2007, and as it may be further amended from time to time.

•

“joint proxy statement/prospectus” refers to the joint proxy statement/prospectus included in the Registration Statement on Form S-4, File No. 333-143282, filed by CME Holdings with the Securities and Exchange Commission, or the “SEC,” and declared effective by the SEC on June 5, 2007, and mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007.

IMPORTANT INFORMATION

The joint proxy statement/prospectus and other documents filed by CME Holdings and CBOT Holdings with the SEC are available for you to review at the public reference room of the SEC located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain documents filed by CME Holdings and CBOT Holdings, excluding exhibits to those documents, without charge by requesting them from the appropriate company in writing or by telephone at the following addresses and telephone numbers:

Chicago Mercantile Exchange Holdings Inc. 20 South Wacker Drive Chicago, Illinois 60606 (312) 930-1000 Attention: Investor Relations www.cme.com/about/invest	CBOT Holdings, Inc. 141 West Jackson Boulevard Chicago, Illinois 60604 (312) 435-3500 Attention: Investor Relations www.cbot.com

SUMMARY

The information contained in this supplement is incorporated by reference into the joint proxy statement/prospectus. To the extent information in this supplement differs from, updates or conflicts with information contained in the joint proxy statement/prospectus, the information in this supplement governs. You should carefully read this entire supplement and the joint proxy statement/prospectus to fully understand the merger and the related transactions.

Update to Questions and Answers About the Merger

Q:	Why am I receiving this supplement to the joint proxy statement/prospectus?

A:	We are delivering this supplement to you because on June 14, 2007, CME Holdings, CBOT Holdings and CBOT entered into an amendment, referred to in this supplement as the “third amendment,” to the merger agreement that the parties entered into on October 17, 2006, as amended on December 20, 2006 and May 11, 2007. This supplement to the joint proxy statement/prospectus supplements and updates certain information in the joint proxy statement/prospectus mailed to stockholders of CME Holdings, stockholders of CBOT Holdings and members of CBOT on or about June 8, 2007. The terms of the third amendment are summarized in this supplement and a copy of the third amendment is attached as Annex A.

Q:	What terms of the merger and related governance documents changed in the third amendment?

A:	Special Dividend

CBOT Holdings will declare a one-time, special cash dividend to holders of record of CBOT Holdings Class A common stock in the amount of $9.14 per share of CBOT Holdings Class A common stock, referred to in this supplement as the “special dividend.” CBOT Holdings will declare the special dividend prior to the special meeting of CBOT Holdings stockholders on July 9, 2007, with a record date to be set by the CBOT Holdings board of directors (or a committee thereof) prior to the closing of the merger. The special dividend will only become payable upon, and the payment of the special dividend will be conditioned upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and will be paid immediately prior to the effective time of the merger. For additional information on the special dividend, see “The Amendment to the Merger Agreement—The Special Dividend” on page S-57 of this supplement.

Exercise Right Privilege Payment

For eligible CBOT members who hold “exercise rights” to become a member of Chicago Board Options Exchange, Inc., or “CBOE,” contingent upon the effectiveness of the merger:

•

Purchase Offer. Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an “exercise right privilege,” as defined in Rule 210(b) of CBOT’s Rules and Regulations, referred to in this supplement as the “CBOT rules,” is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty-five (45) day period immediately following the effective time of the merger, to sell any such exercise right privilege to CBOT for an amount in cash equal to $250,000, referred to in this supplement as the “ERP payment.”

•

Guarantee. With respect to the litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.), referred to in this supplement as the “CBOE litigation,” in the event of a final resolution of the claims made in that litigation pursuant to which the class members in the CBOE litigation receive an amount valued at less than the ERP payment with respect to each exercise right privilege held by such class members, CBOT will pay to each eligible class member in respect of each such exercise right privilege an amount equal to the difference between the ERP payment and the value so received.

If final resolution of the claims made in the CBOE litigation results in no recovery or retained value for the class members, CBOT will pay each eligible class member $250,000 for each exercise right privilege held by such class member.

In this supplement, we refer to the foregoing payments upon final resolution of the claims in the CBOE litigation as the “guarantee.”

In no event will CBOT pay any amount in excess of $250,000 for any single exercise right privilege.

To qualify for the ERP payment, a holder of an exercise right privilege must complete an assignment form (the form of which is included on pages H-11 to H-12 of this supplement) and submit it to CBOT within forty-five (45) days after the closing of the merger.

To qualify for the guarantee, a holder of an exercise right privilege must provide CBOT evidence reasonably satisfactory to CBOT that the holder meets the requirements of a class member and has received such member’s portion of the recovery, if any. The class is currently defined in the amended complaint as persons who own or possess by delegation as of a class certification date (1) 27,338 shares of CBOT Holdings Class A common stock, or, if the certification date is after the merger, 9,568.3 shares of CME Group Class A common stock, (2) one CBOT Series B-1 membership and (3) one exercise right privilege. The court in the CBOE litigation has not yet certified a class.

The amended and restated certificate of incorporation of CBOT to become effective upon completion of the merger was revised to eliminate the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and defend against any other proceedings brought to challenge the exercise rights and to take reasonable steps to secure for the exerciser members the right to receive any dividends or other distributions to be made by the CBOE to its members.

For additional information on payments for CBOE exercise rights, see “The Amendment to the Merger Agreement—Exercise Rights” beginning on page S-57 of this supplement. The ERP payment and guarantee are set forth in the amended and restated certificate of incorporation of CBOT to become effective upon completion of the merger beginning on page H-6 of this supplement.

CBOT Directors

The CME Group certificate of incorporation and by-laws were revised to extend by two years the period of time during which the CBOT directors, who will be the CME Group directors who formerly were CBOT Holdings directors or their successors chosen by such former CBOT Holdings directors, are designated to serve on the CME Group board of directors. The CBOT directors will be designated for nomination or election to the CME Group board of directors until the CME Group annual meeting of stockholders in 2012 and will serve until the end of their elected term.

CBOT Rule Changes

The amended and restated certificate of incorporation of CBOT was revised to extend the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT member from two years to the period of time ending with the CME Group annual meeting of stockholders in 2012.

Q:	How does my board of directors recommend that I vote?

A:

CME Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to, and in the best interests of, CME Holdings and its stockholders, and unanimously recommends that CME Holdings stockholders vote “FOR” the proposal to adopt the amended merger agreement. In arriving at its determination, the CME Holdings board of directors also considered the factors described under “The Merger—CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors” beginning on page 78 of the joint proxy statement/prospectus and beginning on page S-14 of this supplement.

CBOT Holdings’ board of directors has unanimously determined that the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of, CBOT Holdings and its stockholders, and unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the proposal to adopt the amended merger agreement. In arriving at its determination, the CBOT Holdings board of directors also considered the factors described under “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page 81 of the joint proxy statement/prospectus and beginning on page S-15 of this supplement.

CBOT’s board of directors has unanimously determined that the repurchase and the proposed amendments to its certificate of incorporation are advisable and unanimously recommends that CBOT members vote “FOR” approval of the repurchase and adoption of the amended and restated certificate of incorporation. In arriving at its determination, the CBOT board of directors also considered the factors described under “The Merger—CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page 81 of the joint proxy statement/prospectus and beginning on page S-15 of this supplement.

Q:	Has there been any change to the date or locations of the special meetings?

A:	No, each of the CME Holdings, CBOT Holdings and CBOT special meetings will still be held on July 9, 2007 as detailed below.

The CME Holdings special meeting will be held at UBS Tower—The Conference Center, One North Wacker Drive, Chicago, Illinois, on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CME Holdings Class A and Class B common stock at the close of business on May 29, 2007, the record date for the CME Holdings special meeting, are invited to attend the special meeting.

The CBOT Holdings special meeting will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 3:00 p.m., Chicago time. All holders of CBOT Holdings Class A common stock at the close of business on May 29, 2007, the record date for the CBOT Holdings special meeting, are invited to attend the special meeting.

The CBOT special meeting of members will be held at Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois on July 9, 2007 at 2:30 p.m., Chicago time. Although only holders of Series B-1 and Series B-2 memberships in CBOT at the close of business on May 29, 2007, the record date for the special meeting, are entitled to vote at the special meeting, all holders of memberships in CBOT as of the record date are invited to attend the special meeting.

Q:	Are there risks associated with the merger and the related transactions that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the merger of CME Holdings and CBOT Holdings and the related transactions that are discussed in this supplement and the joint proxy statement/prospectus. A description of risks associated with the merger is included on pages 26 through 35 of the joint proxy statement/prospectus.

Q:	When do the parties currently expect to complete the merger?

A:	We currently expect the transaction to close shortly after the July 9, 2007 stockholder and member meetings, if we obtain the approval of CME Holdings stockholders and CBOT Holdings Class A stockholders at the stockholder meetings and the CBOT membership approvals at the member meeting, among other closing conditions.

Q:	Are there any remaining regulatory approvals required to complete the merger?

A:	No. On June 11, 2007, the Antitrust Division of the U.S. Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. We have now received all regulatory approvals necessary to complete the merger. See “Update to Regulatory Approvals—United States Antitrust” on page S-60 of this supplement.

Q:	If I have not already voted, what do I need to do now in order to vote?

A:	After you have carefully read this supplement and the joint proxy statement/prospectus, please respond as soon as possible so that your shares or membership interests, as the case may be, will be represented and voted at your special meeting:

•

by completing, signing and dating the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) and returning it in the postage-paid envelope; or

•	by submitting your proxy by the other methods described in this supplement and the joint proxy statement/prospectus.

Q:	What if I already voted? Do I need to vote again?

A:	If you previously submitted a proxy for the meetings on July 9, 2007, you do not need to complete and submit the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members) unless you desire to revoke your previous vote. If you previously submitted a proxy for the meetings on July 9, 2007, and you wish to change your vote, you may do so by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

If you previously submitted a proxy for the meetings that were scheduled for April 4, 2007, we do not intend to vote those proxies at the rescheduled meetings on July 9, 2007 and you must vote again by following the instructions on the enclosed WHITE PROXY CARD (for CME Holdings and CBOT Holdings stockholders) and BLUE PROXY CARD (for CBOT members).

Q:	Can I dissent and require appraisal of my CBOT Holdings shares?

A:

Yes. If you are a CBOT Holdings Class A stockholder and do not vote in favor of adoption of the amended merger agreement and approval of the merger and instead perfect your appraisal rights under Delaware law, you will have the right to a judicial appraisal of the “fair value” of your shares of CBOT Holdings Class A common stock in connection with the merger. This value could be more than, less than, or the same as the merger consideration for your shares of CBOT Holdings Class A common stock, and will be determined as of the effective time of the merger (which will be after payment of the special dividend). Appraisal rights do not apply to your CBOT membership or exercise right privileges. In order to preserve your appraisal rights, you must take all the steps provided under Delaware law within the appropriate time periods. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. See “Update to the Merger—Appraisal Rights” beginning on page S-53 of this supplement and the relevant section of Delaware law regarding appraisal rights, which is reproduced and attached as Annex I to this supplement. We encourage you to read these provisions carefully and in their entirety.

ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

CME Holdings stockholders do not have appraisal rights in connection with the merger. In addition, CBOT members do not have appraisal rights with respect to their Series B memberships in connection with the merger.

Q:	What are the U.S. federal income tax consequences of the special dividend, the ERP payment and the guarantee?

A:	Special Dividend

Although the tax treatment of the special dividend is unclear, CBOT Holdings and CME Holdings intend to report the special dividend as a distribution with respect to CBOT Holdings Class A common stock for U.S. federal income tax purposes. It is possible, however, the Internal Revenue Service, or the “IRS,” may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not treated as a distribution for U.S. federal income tax purposes.

ERP Payment

If a permitted exercise right privilege holder accepts the offer to purchase during the forty-five (45) day period immediately following the effective time of the merger, such holder will recognize gain or loss on the difference between the $250,000 received and the holder’s tax basis in the exercise right privilege exchanged. Any gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the holder’s holding period for the exercise right privilege exchanged is more than one year ending on the date of the exchange.

Guarantee

Although the tax treatment of the guarantee for an exercise right privilege holder is uncertain, such holder may recognize ordinary income at the closing of the merger based on the fair market value of the deemed “put right” associated with the guarantee received for U.S. federal income tax purposes.

Holders of CBOT Holdings Class A common stock and holders of exercise right privileges should consult with their own tax advisors as to the tax consequences of the special dividend and the ERP payment in their particular circumstances.

See “Material U.S. Federal Income Tax Consequences of the Special Dividend and the Exercise Right Privilege Payment” beginning on page S-60.

Update to Summary Unaudited Pro Forma Condensed Combined Financial Data

The following summary unaudited pro forma condensed combined financial data gives effect to the merger based on the assumption that the merger occurred as of or at the beginning of the earliest period presented. The summary unaudited pro forma condensed combined financial data is presented for illustrative purposes only and should not be read for any other purpose. In compliance with SEC requirements, the summary unaudited pro forma condensed combined financial data does not give effect to the anticipated tender offer after completion of the merger, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt related to the tender offer, the ERP payment or the guarantee. CME Holdings and CBOT Holdings may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The summary unaudited pro forma condensed combined financial data (i) has been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes beginning on page S-63 of this document and (ii) should be read in conjunction with the historical consolidated financial statements of CME Holdings and CBOT Holdings incorporated by reference in the joint proxy statement/prospectus.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
	(in thousands, except per share data)
Income Statement Data:
Total revenues	$1,635,629	$498,272
Operating income	829,698	273,852
Non-operating income and expense	66,686	20,213
Income before income taxes	896,384	294,065
Net income before non-recurring charges directly attributable to the transaction	539,106	175,614
Earnings per share:(1)
Basic	$10.14	$3.29
Diluted	10.05	3.27
Cash dividends per share(2)	2.52	0.86

		As of March 31, 2007
Balance Sheet Data:
Cash and cash equivalents		$1,096,454
Marketable securities		219,282
Total assets		18,037,381
Shareholders’ equity		11,246,679

(1)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(2)	Excludes the CBOT Holdings special dividend to be paid immediately prior to the closing of the merger. CME Group pro forma combined cash dividends per share are the same as the historical amount of cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

Update to Comparative Per Share Data

The following table sets forth historical per share information of CME Holdings and CBOT Holdings and unaudited pro forma condensed combined per share information after giving effect to the merger under the purchase method of accounting. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CME Group will experience after the merger. The unaudited pro forma condensed combined per share data have been derived from and should be read in conjunction with the CME Group Unaudited Pro Forma Condensed Combined Financial Information and the related notes included in this document beginning on page S-63. The historical per share data have been derived from the historical consolidated financial statements as of and for the periods indicated of CME Holdings and CBOT Holdings incorporated by reference in the joint proxy statement/prospectus.

	Historical CME Holdings	Historical CBOT Holdings	CME Group Pro Forma Combined		Pro Forma Equivalent of One CBOT Holdings Share(1)
Basic earnings per share(2)
Year ended December 31, 2006	$11.74	$3.26		$10.14		$3.55
Three months ended March 31, 2007	3.73	1.05		3.29		1.15
Diluted earnings per share(2)
Year ended December 31, 2006	$11.60	$3.26		$10.05		$3.52
Three months ended March 31, 2007	3.69	1.05		3.27		1.14
Book value per share(3)
December 31, 2006	$43.61	$13.42	$	n/a	$	n/a
March 31, 2007	46.64	14.46		210.84		73.80
Cash dividends per share(4)
Year ended December 31, 2006	$2.52	—		$2.52		$0.88
Three months ended March 31, 2007	0.86	—		0.86		0.30
Outstanding shares (in thousands)
December 31, 2006	34,836	52,798		53,315		n/a
March 31, 2007	34,862	52,798		53,341		n/a

(1)	The pro forma CBOT Holdings equivalent per share amounts were calculated by applying the exchange ratio of 0.3500 to the pro forma combined basic and diluted earnings per share, book value per share, and cash dividends per share.
(2)	The table above combines CME Holdings’ results of operations for the year ended December 31, 2006 and the results of operations for the three months ended March 31, 2007 with CBOT Holdings’ results of operations for the same periods. The pro forma combined diluted earnings per share is based on the combined weighted average number of shares of common stock and common stock equivalents. Common stock equivalents consist of common stock issuable upon the exercise of outstanding stock options and vesting of restricted stock awards.
(3)	We computed historical book value per share by dividing CME Holdings’ total stockholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates and CBOT Holdings’ total stockholders’ equity as of March 31, 2007 and December 31, 2006 by the number of common shares outstanding as of those dates. We computed the CME Group pro forma combined book value per share amounts by dividing pro forma stockholders’ equity by the pro forma number of shares of CME Group common stock outstanding as of March 31, 2007 (without including outstanding options). See “Unaudited Pro Forma Condensed Combined Balance Sheet” on page S-64. The pro forma number of shares of CME Group common stock was calculated as the sum of total shares of CME Holdings common stock outstanding plus the shares expected to be issued in the merger.
(4)	Excludes the CBOT Holdings special dividend to be paid immediately prior to the closing of the merger. The historical amount represents cash dividends per share for the year ended December 31, 2006 and the three months ended March 31, 2007 under CME Holdings’ current dividend policy. CME Group pro forma combined cash dividends per share are the same as historical since no change in dividend policy is expected as a result of the merger. Under CME Holdings’ current dividend policy, current year dividends are a function of the prior year’s cash earnings, calculated as net income plus depreciation and amortization expense, plus stock-based compensation, net of its tax effect, and less capital expenditures. The decision to pay a dividend, however, remains at the discretion of the board of directors.

FORWARD-LOOKING STATEMENTS

This document contains a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, and business prospects of CME Holdings, CBOT Holdings and CME Group and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either CME Holdings or CBOT Holdings to predict results or actual effects of its plans and strategies, or those of CME Group, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” in this supplement and the joint proxy statement/prospectus and those discussed under “Forward-Looking Statements” in the joint proxy statement/prospectus.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to CME Holdings or CBOT Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, CME Holdings and CBOT Holdings undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

UPDATE TO THE MERGER

Update to Background of the Merger

In connection with the review by the boards of directors of CBOT Holdings and CBOT of the March 15, 2007 unsolicited proposal from ICE, the boards determined that the engagement letter with JPMorgan would provide for the payment of a fee in connection with the amended merger agreement with CME Holdings but would not provide for the payment of a fee in connection with the transaction proposed by ICE because CBOT Holdings stockholders would own more than 50% of the combined ICE/CBOT Holdings. To ensure that JPMorgan would not have a financial incentive to favor a combination with CME Holdings over a combination with ICE, CBOT Holdings and JPMorgan amended the terms of the engagement letter on May 10, 2007 to provide for the payment of a fee in connection with either transaction. In both cases the fee would be equal to 0.30% of the total consideration paid in the transaction.

On May 30, 2007 and May 31, 2007, the CME Holdings transaction committee held meetings, together with its legal and financial advisors and management, to discuss the ICE/CBOE agreement and its implications. The transaction committee also discussed potential enhancements and modifications with respect to the amended merger agreement.

On June 6, 2007, CME Holdings and its legal advisors began negotiating with the plaintiffs in the LAMPERS litigation in an effort to reach a settlement with respect to the claims of such litigation.

On June 6, 2007, the CME Holdings board of directors held a meeting, together with its legal and financial advisors and management, during which it discussed strategic and financial considerations relating to the ICE/CBOE agreement and the status of the Department of Justice review. The board discussed potential strategies for addressing the ICE/CBOE agreement and potential alternatives for improving the financial and governance terms of its agreement with CBOT Holdings and the implications of such alternatives. Management and representatives of Lehman Brothers and William Blair presented detailed financial analysis on potential alternatives and representatives of Skadden, Arps reviewed the legal terms of the ICE/CBOE agreement. The board further discussed the parameters of any enhancement to the terms of the amended merger agreement.

On June 8, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss potential enhancements to the terms of the amended merger agreement within the parameters set by the CME Holdings board of directors. The CME Holdings transaction committee then authorized Messrs. Duffy and Donohue to present certain enhancements, including a special dividend and options with respect to the ERP payment, to the CBOT Holdings board of directors, with such enhancements subject to the approval of the CME Holdings board of directors.

On June 9, 2007, CME Holdings sent Messrs. Carey and Dan a letter outlining the proposed enhancements to the amended merger agreement. The proposed enhancements included the payment by CBOT Holdings of a special dividend of $5.49 to $9.14 per share of CBOT Holdings Class A common stock, with the exact amount to be determined by the CME Holdings transaction committee, the ERP payment and guarantee relating to the exercise rights, an elimination of the $15 million cap on litigation expenses in the CBOE litigation in Delaware, and an extension of the period during which certain CBOT rule changes were required to be presented to a committee with a majority of CBOT directors until the CME Group annual meeting of stockholders in 2010.

On June 10, 2007, the boards of directors of CBOT Holdings and CBOT held a meeting at which Messrs. Duffy and Donohue and other members of management of CME Holdings, along with legal advisors to CME Holdings, made a presentation to the boards regarding the proposed enhancements to the amended merger agreement. Also present at the meeting were the legal and financial advisors to CBOT Holdings and its special transaction committee and CBOT. Following the presentation, the representatives of CME Holdings and its advisors left the meeting and the boards of CBOT Holdings and CBOT and the advisors discussed the terms of the proposed enhancements presented by CME Holdings, including the proposed special dividend, the proposals related to the exercise rights and the fact that CBOT Holdings stockholders would likely have appraisal rights under the CME Holdings proposal. The boards concluded not to take action until CME Holdings had proposed an exact amount of the special dividend.

On June 11, 2007, the Antitrust Division of the Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. Later in the day on June 11, 2007, Skadden, Arps provided Mayer Brown with a draft third amendment to the amended merger agreement and a revised CBOT certificate of incorporation to reflect the proposed enhancements previously proposed by CME Holdings.

In the morning and in the evening of June 11, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held joint meetings, together with their financial and respective legal advisors, to review and discuss CME Holdings’ proposed enhancements to the amended merger agreement. Representatives of Lazard provided an analysis of the net value impact of the proposed enhancements to CBOT Holdings Class A stockholders that do not hold an exercise right and methods to assess the cost of the proposals regarding the exercise rights to CBOT Holdings Class A stockholders. The legal advisors discussed the legal aspects of the proposed enhancements. The special transaction committee and the non-ER members committee also received an update from the legal advisors to CBOT Holdings regarding the status of the litigation with CBOE regarding the exercise rights and the relative position of the parties to that litigation. The special committees also considered financial and other information indicative of the value of the exercise rights.

On June 12, 2007, Messrs. Carey, Dan, Gerdes and Duffy, together with representatives of their respective legal advisors, spoke by phone. Mr. Gerdes conveyed to Mr. Duffy the special committees request that the merger agreement expressly provide appraisal rights for CBOT Holdings Class A stockholders and urged Mr. Duffy to establish the special dividend of $9.14 per share of CBOT Holdings Class A common stock.

Also on June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to discuss potential enhancements to the terms of the amended merger agreement, including discussions with respect to the amount of the special dividend and the ERP payment and changes to the governance terms.

Also on June 12, 2007, ICE submitted a revised unsolicited, non-binding proposal to CBOT Holdings, including a draft merger agreement and related exhibits and a redacted version of the agreement between ICE and CBOE relating to the exercise rights. ICE stated that it intended to deliver a signed copy of the draft merger agreement prior to the July 9, 2007 special meetings and pay the termination fee in the amended merger agreement with CME, subject to reimbursement in certain circumstances. The revised ICE proposal, among other things:

•	reconfirmed its prior proposed exchange ratio of 1.42 shares of ICE common stock for each share of CBOT Holdings Class A common stock;

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included an option for holders of CBOT Holdings Class A common stock to elect to receive cash consideration equal to the value of 1.42 shares of ICE common stock at the time an ICE/CBOT Holdings merger closes, subject to a maximum cash consideration of $2.5 billion;

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permitted CBOT Holdings to pay pre-closing quarterly dividends of $0.29 per share for the third and fourth quarters of 2007 and a dividend of the first quarter of 2008 based on earnings during that period if a merger with ICE had not closed;

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provided that ICE’s board of directors would consist of 16 members, with 11 members from ICE’s board of directors, two non-industry directors currently on CBOT Holdings board, Mr. Gerdes and Ms. Clegg, and three other individuals mutually agreed by ICE and CBOT Holdings (Mr. Gerdes, Ms. Clegg and the three individuals mutually agreed by ICE and CBOT Holdings referred to collectively as the “CBOT Holdings Directors”);

•	provided that, unless approved by a pricing committee consisting of three CBOT Holdings Directors, including one non-industry director, and two ICE directors, until ICE’s 2011 annual meeting of stockholders, CBOT would not increase any exchange fees (excluding clearing and other fees) for executing transactions on CBOT payable by CBOT Series B-1 or Series B-2 members to CBOT;

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provided that, unless approved by the pricing committee described above, until ICE’s 2014 annual meeting of stockholders, the exchange fees (excluding clearing and other fees) payable on any trading day by Series B-1 and B-2 members would be no more than 50% of the lowest exchange fees (other than exchange fees payable in connection with bona fide market making programs) payable by non-members on such trading day for the same contracts executed on the same platform (electronic or open outcry);

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provided that, subject to (1) completion of a merger with ICE, (2) final settlement of the Delaware exercise right litigation in accordance with the ICE/CBOE agreement, (3) CBOE member approval, (4) approval by the SEC of a CBOE rule change eliminating the exercise rights, and (5) the registration statements to be filed by CBOE and ICE relating to the convertible debentures described below having been declared effective by the SEC, holders of a Series B-1 membership, 27,338 shares of CBOT Holdings Class A common stock and an exercise right privilege, which were referred to as “Full Members,” as of a record date to be established by CBOT Holdings to vote on a merger agreement with ICE would be entitled to receive an amount equal to $665.5 million divided by the number of such Full Members as of the record date, half of which would be paid by ICE and half of which would be paid by CBOE, and that current exerciser members would receive trading permits at the CBOE upon payment of the standard fee established for such trading permits;

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provided that the consideration to be paid by CBOE for the exercise rights described above would be payable, at the holder’s election, in either cash or convertible debentures with a five-year term that bear interest at 1% per annum and, following any event in which CBOE regular transferable memberships are converted into stock, would be convertible into a number of shares of common stock of CBOE equal to the product of (I) the number of shares into which a CBOE regular transferable membership is converted multiplied by (II) the product of (x) 0.10, multiplied by (y) a fraction, the numerator of which is the face value of the debenture and the denominator of which is 250,000; and the convertible debentures would be redeemable by CBOE at par at any time following the CBOE’s demutualization upon 30 days notice to the holders; and

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provided that the consideration to be paid by ICE for the exercise rights described above would be payable, at the holder’s election, in either cash or convertible debentures with a five-year term that bear interest at not less than 1% per annum and would be convertible at any time into a number of shares of ICE common stock at a conversion price to be determined by the ICE board of directors such that the convertible debentures would trade at par.

In the evening of June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to discuss a preliminary analysis of the revised ICE proposal to CBOT Holdings and strategic and financial considerations relating to the revised ICE proposal.

Later in the evening of June 12, 2007, the CME Holdings transaction committee held a meeting, together with its legal and financial advisors and management, to further discuss potential enhancements to the terms of the amended merger agreement, including the amount of the special dividend, the ERP payment and the guarantee, and changes to the governance terms, and recommendations to present to the CME Holdings board of directors regarding such enhancements.

In the morning of June 13, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting at which management and the legal and financial advisors to CBOT Holdings and CBOT reviewed the terms of the revised ICE proposal. The boards and their legal and financial advisors discussed the terms of the revised ICE proposal and the differences from the prior proposal, including the cash election feature, the changes regarding governance of the combined company and the proposal regarding exercise rights. The boards and management also reviewed the integration risks previously identified with respect to a combination with ICE.

The legal advisors reviewed the impact of the exercise right litigation on the revised ICE proposal. The boards also discussed the impact of the revised ICE proposal on negotiations with CME Holdings regarding its proposed enhancements to the amended merger agreement.

Later in the day on June 13, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to review the terms of the revised ICE proposal and the proposed enhancements to the amended merger agreement. Representatives of JPMorgan provided an analysis of the revised ICE proposal and the proposed enhancements to the amended merger agreement reflected in the third amendment. Representatives of Mayer Brown compared the terms of the revised ICE proposal and the proposed enhancements to the amended merger agreement reflected in the third amendment. Peter B. Carey updated the boards on discussions between counsel to LAMPERS and counsel to CME Holdings regarding a possible settlement of LAMPERS’ lawsuit by CME Holdings.

In the evening of June 13, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their financial and respective legal advisors, to review and discuss the revised ICE proposal and the proposed enhancements to the amended merger agreement set forth in the third amendment. The legal advisors reviewed and discussed the differences between the revised ICE proposal and the previous ICE proposal and the special committees evaluated the impact of such differences. The special committees discussed the factors set forth in “The Merger—Recommendation of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of this supplement. Representatives of Lazard provided a review and financial analyses of the proposed enhancements to the amended merger agreement and the revised ICE proposal. In addition, the non-ER members committee held a separate meeting, together with its legal advisors, to review and discuss the proposed enhancements to the amended merger agreement and the revised ICE proposal and the potential impact on CBOT Holdings Class A stockholders.

Early in the morning of June 14, 2007, the CBOT Holdings special transaction committee and the non-ER members committee held a joint meeting, together with their legal and financial advisors, to consider the revised ICE proposal and the proposed enhancements to the amended merger agreement. The legal advisors reviewed and discussed the form of the third amendment. The special committees discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” of the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings Special Transaction Committee and Non-ER Members Committee” beginning on page S-17 of this supplement. Representatives of Lazard rendered the firm’s oral opinion to the special transaction committee (subsequently confirmed in writing) to the effect that, as of June 14, 2007 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings, other than those who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. Representatives of Lazard confirmed that the non-ER members committee was entitled to rely on Lazard’s opinion. The special committees adjourned the meeting so that each special committee could meet separately to consider the revised ICE proposal and the proposed enhancements to the amended merger agreement.

The CBOT Holdings special transaction committee convened a separate meeting, together with its legal and financial advisors. The special transaction committee discussed the terms of the revised ICE proposal and unanimously determined that the revised ICE proposal could not reasonably be expected to result in a “Superior Proposal” (within the meaning of the amended merger agreement). In addition, the special transaction committee discussed the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth in the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth beginning on page S-17 of this supplement, and following those discussions, unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have an exercise right or own a membership on CBOE pursuant to such exercise right. Such stockholders are believed to be a minority of all CBOT Holdings Class A stockholders.

The non-ER members committee convened a separate meeting, together with its legal advisor. The non-ER members committee considered the factors set forth in “The Merger—Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth in the joint proxy statement/prospectus and “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” set forth beginning on page S-17 of this supplement, and (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Later in the morning on June 14, 2007, the boards of directors of CBOT Holdings and CBOT held a special meeting to consider the revised ICE proposal and the third amendment to the amended merger agreement. Representatives of Mayer Brown reviewed the requirements under Delaware law regarding the payment of dividends. They also reviewed the provisions of the amended merger agreement pertaining to takeover proposals, and presented a comparison of the terms of the revised ICE proposal and the third amendment to the amended merger agreement that reflected changes that had occurred since the board meeting on the afternoon of June 13, 2007. Representatives of JPMorgan provided an updated analysis of the proposed enhancements reflected in the third amendment to the amended merger agreement. Representatives of JPMorgan also rendered their oral opinion (subsequently confirmed in writing) that as of June 14, 2007, and based on and subject to the matters described in its opinion, the consideration to be received by the holders of CBOT Holdings Class A common stock in the merger of CBOT Holdings with and into CME Holdings was fair, from a financial point of view, to such holders. For a description of the terms and limitations of such opinion, see “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings” beginning on page S-33.

Following additional discussion with CBOT Holdings’ management and the boards’ legal and financial advisors, CBOT’s board unanimously approved the third amendment to the amended merger agreement and the transactions contemplated thereby, including the merger.

At the June 14, 2007 meeting, CBOT Holdings’ board also unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the amended merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interest of CBOT Holdings and its stockholders, (iii) resolved to submit the amended merger agreement to CBOT Holdings Class A stockholders for their approval, and (iv) recommended that CBOT Holdings Class A stockholders adopt the amended merger agreement and the transactions contemplated thereby. CBOT Holdings’ board also authorized the appropriate officers to finalize the third amendment to the amended merger agreement and related documentation.

Also at the June 14, 2007 meeting, following discussion with CBOT Holdings’ management and the boards’ legal and financial advisors, CBOT’s board unanimously (i) approved the amended merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the amended and restated certificate of incorporation, the form of which is included as an exhibit to the amended merger agreement, (iv) resolved to submit the amended and restated certificate of incorporation to the Series B-1 and Series B-2 members for their approval, and (v) recommended that the Series B-1 and Series B-2 members approve the repurchase of the share of Class B common stock and the amended and restated certificate of incorporation.

In addition, at the June 14, 2007 meeting the CBOT Holdings board unanimously determined that the revised ICE proposal was not a “Superior Proposal” (within the meaning of the amended merger agreement) and could not reasonably be expected to lead to a “Superior Proposal.” For a discussion of factors considered by the board in reaching this determination, see “—Conclusions Regarding the ICE Proposal” beginning on page 89 of the joint proxy statement/prospectus and “—Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” beginning on page S-15 of this supplement.

In the morning of June 14, 2007, the CME Holdings board of directors held a special meeting at which Mr. Duffy updated the board on the negotiations that had taken place with CBOT Holdings regarding the enhancements to the amended merger agreement. Representatives of Skadden, Arps reviewed for the board the specific terms of the proposed amendment to the amended merger agreement, including the special dividend, the extension of the terms of the CBOT directors on the board of CME Group, the ERP payment, the guarantee and the extension of the period of time that CBOT directors can veto certain changes to the CBOT rules. Representatives from Lehman Brothers and William Blair each provided their respective analyses of the revised proposal and verbally stated their opinions (subsequently confirmed in writing) that based upon and subject to the assumptions, conditions, limitations and other matters discussed and ultimately set forth in the written opinion, the consideration to be paid by CME Holdings in the merger, giving effect to the special dividend, the ERP payment and the guarantee, was fair from a financial point of view to CME Holdings. The board considered and discussed the various presentations made at the meeting and at prior meetings. Following deliberations and reviewing all aspects of the third amendment to the amended merger agreement, the CME Holdings board of directors determined by unanimous vote of the directors present that the merger agreement as amended and the transactions contemplated by the merger agreement were advisable, fair to and in the best interests of CME Holdings and its stockholders and then approved and adopted the third amendment to the merger agreement, authorized management to enter into the third amendment to the merger agreement, resolved to submit the merger agreement as amended to CME Holdings stockholders for approval and recommended that CME Holdings stockholders adopt the merger agreement as amended and the transactions contemplated thereby. Mr. Duffy and representatives of Skadden, Arps reviewed with the board the status of the negotiations to settle the LAMPERS litigation and the memorandum of understanding with the plaintiffs’ attorneys with respect to the substantive claims of the litigation. After discussion, the CME Holdings board of directors authorized settlement of the litigation.

Representatives of CME Holdings and CBOT Holdings executed the third amendment to the merger agreement and announced the enhanced terms of the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on June 14, 2007.

Update to CME Holdings’ Reasons for the Merger; Recommendation of CME Holdings’ Board of Directors

On June 14, 2007, CME Holdings’ board of directors approved the third amendment and determined that the amended merger agreement and the merger were advisable, fair to and in the best interests of CME Holdings and its stockholders. CME Holdings’ board of directors unanimously recommends that CME Holdings stockholders vote “FOR” the adoption of the amended merger agreement at the CME Holdings special meeting of stockholders.

In reaching its decision to approve the third amendment and recommend that its stockholders adopt the amended merger agreement, CME Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CME Holdings’ board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, CME Holdings’ board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by or at the direction of, CME Holdings’ board. In addition, individual directors may have given different weight to different factors. This explanation of CME Holdings’ reasons for the proposed merger with CBOT Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CME Holdings’ board of directors consulted with CME Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 79 of the joint proxy statement/prospectus and the following material factors, which CME Holdings’ board viewed as generally supporting its determination:

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the financial analyses presented by Lehman Brothers and William Blair, CME Holdings’ financial advisors, to the CME Holdings board of directors, and their respective opinions, each delivered orally to the CME Holdings board of directors on June 14, 2007 and subsequently confirmed in writing on June 14, 2007, to the effect that, as of that date, and subject to and based on the qualifications and assumptions set forth in their respective opinions, the consideration to be paid by CME Holdings in the merger, giving effect to special dividend and the ERP payment, was fair, from a financial point of view, to CME Holdings (see the sections entitled “—Opinion of Lehman Brothers, Financial Advisor to CME Holdings” and “—Opinion of William Blair, Financial Advisor to CME Holdings”);

•	the Department of Justice closing its investigation into the merger without conditions; and

•	the belief that the terms of the third amendment are reasonable.

In addition to the factors described above, the CME Holdings board of directors identified and considered a variety of risks and potentially negative factors in its deliberations concerning the merger, including the factors discussed beginning on page 80 of the joint proxy statement/prospectus, and the costs and potential risks related to the special dividend, the ERP payment and the guarantee for the exercise rights, and the elimination of the $15 million cap on out-of-pocket costs with respect to CBOT’s obligation to prosecute the CBOE litigation.

The foregoing discussion of the material factors considered by the CME Holdings board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the CME Holdings board of directors.

Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors

On June 14, 2007, CBOT Holdings’ board of directors, by unanimous vote, approved the third amendment and determined that the amended merger agreement and the merger are advisable and fair to and in the best interests of CBOT Holdings and its stockholders. CBOT Holdings’ board of directors unanimously recommends that CBOT Holdings Class A stockholders vote “FOR” the adoption of the amended merger agreement at CBOT Holdings’ special meeting of stockholders.

In reaching its decision to approve the third amendment and recommend that its stockholders adopt the amended merger agreement, CBOT Holdings’ board of directors considered a number of factors, including the factors discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, CBOT Holdings’ board of directors did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the CBOT Holdings board of directors made its recommendation based on the totality of information presented to, and the investigations conducted by or at the direction of, CBOT Holdings’ board of directors. In addition, individual directors may have given different weight to different factors. This explanation of CBOT Holdings’ reasons for the proposed merger with CME Holdings and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

In arriving at its determination, CBOT Holdings’ board of directors consulted with CBOT Holdings’ management and its financial and legal advisors and considered a number of factors, including the material factors discussed beginning on page 81 of the joint proxy statement/prospectus and the following material factors, which CBOT Holdings’ board viewed as generally supporting its determination:

•	the special dividend provided significant value to all holders of CBOT Holdings Class A common stock;

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the ERP payment and guarantee for the exercise rights, the elimination of the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and the extension of the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members until the CME Group annual meeting of stockholders in 2012 each provided significant value to CBOT members, including a substantial number of CBOT Holdings Class A stockholders who are also CBOT members, thereby improving the chances of a favorable vote on the amended merger agreement and the matters to be voted on by CBOT members;

•	the third amendment extended the representation of CBOT directors on the CME Group’s board of directors to 2012;

•	the third amendment did not include an increase in the termination fee or a change in other deal protection measures;

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the opinion of JPMorgan to the effect that, as of June 14, 2007 and based upon and subject to the factors, limitations and assumptions set forth therein, the consideration to be received by CBOT Holdings Class A stockholders in the merger was fair, from a financial point of view, to CBOT Holdings Class A stockholders. See “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings;”

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that the special transaction committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOT exercise right or own a membership on CBOE pursuant to such exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

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that the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right and (ii) recommended that CBOT Holdings’ board of directors authorize and approve the amended merger agreement and the merger (see the section entitled “—Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee”);

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the absence of any additional information from, or action by, ICE which in the board’s judgment would mitigate the integration and execution risks previously identified in the section entitled “The Merger—Conclusions Regarding the ICE Proposal” beginning on page 89 in the joint proxy statement/prospectus; and

•	the belief that the terms of the third amendment are reasonable.

Also, CBOT’s board of directors, by unanimous vote, approved on June 14, 2007 the third amendment, the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger, and had previously approved the repurchase by CBOT Holdings of the outstanding share of Class B common stock of CBOT Holdings held by the CBOT Subsidiary Voting Trust and the amended and restated

bylaws of CBOT to become effective concurrently with the completion of the merger. CBOT’s board of directors unanimously recommends that CBOT’s Series B-1 members and Series B-2 members vote “FOR” the repurchase of the Class B common stock by CBOT Holdings and “FOR” the amended and restated certificate of incorporation of CBOT.

CBOT’s board of directors, in approving the third amendment and the amended and restated certificate of incorporation, considered, among other factors, many of the factors described above as well as the factors discussed beginning on page 83 of the joint proxy statement/prospectus and the following additional factors:

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the extension of the period of time CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members until the CME Group annual meeting of stockholders in 2012 provided significant value to all CBOT members;

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the ERP payment and guarantee for the exercise rights and the elimination of the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation provided significant value for CBOT members that hold or may acquire an exercise right; and

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the revised ICE proposal regarding the exercise rights would eliminate the ability of exercise right holders to achieve a higher value and was conditioned upon execution of a settlement agreement in accordance with the terms of the ICE/CBOE agreement and final approval of the court in the exercise right litigation, making it uncertain if or when payment could be made.

The foregoing discussion of the material factors considered by CBOT Holdings’ board of directors and CBOT’s board of directors is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ board and CBOT’s board.

Update to Recommendations of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee

On June 14, 2007, the special transaction committee unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are not members of and do not lease a membership at CBOT and do not otherwise have a CBOE exercise right or own a membership on CBOE pursuant to such exercise right. On June 14, 2007, the non-ER members committee (i) determined that the merger, on the terms and subject to the conditions set forth in the amended merger agreement, was advisable, fair to, and in the best interests of CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right, (ii) recommended that CBOT Holdings’ board authorize and approve the amended merger agreement and the merger and (iii) recommended adoption of the amended merger agreement and the merger by CBOT Holdings Class A stockholders who are members of CBOT or who lease a membership on CBOT, but who do not have an exercise right or hold a membership on CBOE pursuant to an exercise right.

Each of the special committees considered a number of factors in reaching its recommendation, including the factors set forth in “—Recommendation of CBOT Holdings’ Special Transaction Committee and Non-ER Members Committee” in the joint proxy statement/prospectus and those discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with their evaluation of the transaction, the special committees did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations. The special committees viewed their recommendations as being based on all of the information available and the factors presented to and considered by them. In addition, individual directors serving on the special committees may have given different weight to different factors. This explanation of the reasons for the recommendations of the special committees and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Third Amendment. The third amendment provides that CBOT Holdings shall declare a special cash dividend, payable immediately prior to the completion of the merger, to all holders of CBOT Holdings Class A common stock, in an amount of $9.14 per share. The special committees believe that this special dividend provides significant value to CBOT Holdings Class A stockholders because it is payable equally to all stockholders. At the request of the special committees, Lazard calculated the net value impact of the special dividend proposed by CME Holdings for each share of CBOT Holdings Class A common stock, giving effect to the maximum potential net value impact of the ERP payment and guarantee related to the exercise rights. The calculation showed that the special cash dividend represented a net increase in nominal per share value of the merger even if CME Holdings were to become liable for the maximum possible amount of the ERP payment and guarantee. The special committees also considered the likelihood of whether CME Holdings would be liable for the maximum possible guarantee, in light of the status of the litigation with CBOE related to the exercise rights.

The special committees also considered and evaluated the impact of the ERP payment and guarantee on the CBOT Holdings Class A stockholders, relative to the persons who hold exercise rights and determined that the ERP payment and guarantee did not, in their judgment, adversely affect CBOT Holdings Class A stockholders who do not hold an exercise right. Among other considerations, the special committees concluded that CBOT Holdings Class A stockholders who do not hold an exercise right would not be adversely affected by the ERP payment and guarantee, relative to the persons who hold exercise rights, so long as the amount of ERP payment and guarantee did not exceed the fair value of the exercise rights. The special committees considered financial and other information indicative of the fair value of the exercise rights. Although the special committees did not reach a conclusion on the fair value of the exercise rights, based on the information available, the special committees concluded that the ERP payment and guarantee did not, in their judgment, exceed the fair value of the exercise rights. Because the special committees recognized their analysis in this regard was approximate, the special committees noted that the third amendment provides that CBOT Holdings Class A stockholders shall be entitled to appraisal rights in connection with the merger. The special committees concluded that the opportunity for CBOT Holdings Class A stockholders to seek a judicial appraisal of the fair value of their shares provides significant value to CBOT Holdings Class A stockholders.

The special committees considered the opinion of the financial advisor to the special transaction committee, Lazard, to the effect that, as of June 14, 2007 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the Class A stockholders of CBOT Holdings other than those stockholders who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE. The non-ER members committee requested, and Lazard consented to, the non-ER members committee’s reliance on Lazard’s opinion.

Independent Evaluation of Revised ICE Proposal. The special committees and their advisors completed a comprehensive and independent evaluation of the revised ICE proposal. In addition to the factors set forth in the subsection entitled “—Independent Evaluation of ICE Proposal” in the joint proxy statement/prospectus, the special committees noted, in particular, that:

•

they had considered and evaluated the financial and dilutive impact of the ICE/CBOE Agreement to the CBOT Holdings Class A stockholders that do not hold an exercise right. In addition, at the request of the special transaction committee, Lazard calculated the financial impact to CBOT Holdings Class A stockholders assuming full payment for the exercise rights by ICE pursuant to the ICE/CBOE Agreement. The calculation showed a reduction in the nominal value of the ICE proposal of $3.24 per share of CBOT Holdings Class A common stock;

•

they had considered and evaluated the financial benefits to the CBOT Holdings Class A stockholders provided by the right of such stockholders to elect to receive cash in lieu of ICE shares as merger consideration, up to a total of $2.5 billion in the aggregate; and

•

the absence of any additional information from, or action by, ICE which in the special committees’ judgment would mitigate the integration risks previously identified in the section entitled “The Merger—Conclusions Regarding the ICE Proposal—Technology Assessment and Integration Analysis” in the joint proxy statement/prospectus.

In reaching their recommendations, the special committees consulted with CBOT Holdings’ board of directors, including the transaction committee and individual members of CBOT Holdings’ board of directors, CBOT Holdings’ management and CBOT Holdings’ legal advisors, as well as the special committees’ respective legal and financial advisors. The special committees independently considered, in consultation with their legal and financial advisors, the factors described in “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Board of Directors.” Please see “Update to CBOT Holdings’ and CBOT’s Reasons for the Merger; Recommendation of CBOT Holdings’ and CBOT’s Boards of Directors” in this supplement for a description of these factors.

The foregoing discussion of the material factors considered by the CBOT Holdings’ special transaction committee and non-ER members committee is not intended to be exhaustive, but does set forth the principal factors considered by CBOT Holdings’ special transaction committee and non-ER members committee.

Update to Conclusions Regarding the ICE Proposal

The CBOT Holdings special transaction committee engaged CSC Consulting, Inc. as an independent technology consultant to perform an evaluation of the technology offered by ICE with a view towards the ability to support the business needs of CBOT Holdings, and the perceived risks, benefits and potential associated with merging the technologies of CBOT Holdings and ICE. CSC was not engaged to perform any analysis with respect to CME Holdings and/or its technological capabilities.

In connection with its due diligence review of ICE’s technology, CSC concluded that based on the information available, it was not possible to determine with certainty the appropriate timeline for the transition of CBOT Holdings electronic trading and clearing to ICE’s platforms. However, CSC indicated its belief that the 24-month timeframe proposed by CBOT Holdings management was aggressive and carried risk.

Opinion of Lehman Brothers, Financial Advisor to CME Holdings

In August 2006, the CME Holdings board of directors engaged Lehman Brothers to act as its financial advisor with respect to pursuing a strategic combination with CBOT Holdings. On each of October 16, 2006 and May 10, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid by CME Holdings to the stockholders of CBOT Holdings in the merger was fair to CME Holdings. Thereafter, at the request of the CME Holdings board of directors, in connection with the board of directors’ review of the amended terms of the transaction, on June 14, 2007, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the CME Holdings board of directors that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the consideration to be paid in the merger was fair to CME Holdings.

The full text of Lehman Brothers’ written opinion, dated June 14, 2007, is attached as Annex B to this document. Stockholders are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. Lehman Brothers’ opinion is not intended to be and does not constitute a recommendation to any stockholder as to how that stockholder should vote or act with respect to the proposed merger or any other matters described in this document. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the CME Holdings board of directors in connection with its consideration of the merger. Lehman Brothers was not requested to opine as to, and Lehman Brothers’ opinion does not address, CME Holdings’ underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

•	the amended merger agreement and the specific terms of the merger, including the special dividend, the ERP payment, the guarantee and the post-closing tender offer;

•

publicly available information concerning CME Holdings and CBOT Holdings that Lehman Brothers believed to be relevant to its analysis, including certain periodic reports filed by CME Holdings and CBOT Holdings, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

•

financial and operating information with respect to the business, operations and prospects of CBOT Holdings furnished to Lehman Brothers by CBOT Holdings and CME Holdings, including (i) financial projections of CBOT Holdings prepared by the management of CBOT Holdings and (ii) financial projections of CBOT Holdings prepared by the management of the CME Holdings;

•

financial and operating information with respect to the businesses, operations and prospects of CME Holdings furnished to Lehman Brothers by CME Holdings, including (i) financial projections of CME Holdings prepared by the management of CME Holdings and (ii) the amounts and timing of certain cost savings and revenue synergies expected by the management of CME Holdings to result from the proposed transaction;

•

trading histories of CME Holdings common stock and of CBOT Holdings common stock from October 18, 2005 to June 13, 2007 and a comparison of each of their trading histories with those of other companies that Lehman Brothers deemed relevant;

•	the relative contributions of CME Holdings, on the one hand, and CBOT Holdings, on the other hand, to the current and future financial performance of CME Group on a pro forma basis;

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

•

the potential pro forma financial impact of the proposed transaction on the future financial performance of CME Holdings, including the expected synergies, the special dividend, the ERP payment, the guarantee and the post-closing tender offer;

•

a comparison of the historical financial results and present financial condition of CME Holdings and CBOT Holdings with each other and with those of other companies that Lehman Brothers deemed relevant; and

•	published estimates by independent equity research analysts with respect to the future financial performance of CME Holdings and CBOT Holdings.

In addition, Lehman Brothers had discussions with the managements of CME Holdings and CBOT Holdings concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of CME Holdings that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CME Holdings and CBOT Holdings prepared by the management of CME Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CME Holdings as to their respective future financial performance and that they would perform substantially in accordance with such projections. With respect to the operating synergies and strategic benefits expected by the management of CME Holdings to result from a combination of the businesses of CME Holdings and CBOT Holdings, upon advice of CME Holdings, Lehman Brothers assumed that such estimated operating synergies and strategic benefits will be achieved substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct or obtain any evaluations or appraisals of the assets or liabilities of CME Holdings or CBOT Holdings, nor did it conduct a physical inspection of the properties and facilities of CME Holdings and CBOT Holdings. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 14, 2007.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The CME Holdings board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with CME Holdings and the exchange industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the CME Holdings board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial and operating data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including:

•	Australian Stock Exchange;
•	Bolsas y Mercados Españoles;
•	Bursa Malaysia;
•	CME Holdings;
•	Deutsche Börse Group;
•	Hong Kong Exchanges & Clearing;
•	IntercontinentalExchange;
•	London Stock Exchange;
•	The Nasdaq Stock Market, Inc.;
•	NYMEX Holdings, Inc.;

•	NYSE Euronext, Inc.;
•	Singapore Exchange Limited; and
•	TSX Group.

As part of its comparable company analysis, Lehman Brothers calculated and analyzed CBOT Holdings’ and each comparable company’s ratio of current stock price to its projected earnings per share, commonly referred to as a “price earnings ratio.” Lehman Brothers also calculated and analyzed various financial multiples, including CBOT Holdings’ and each comparable company’s enterprise value to certain historical financial criteria such as revenue and earnings before interest, taxes, depreciation and amortization, or “EBITDA.” The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, and subtracting its cash and cash equivalents. For the comparable companies, these calculations were performed, and based on publicly available financial data (including Wall Street consensus estimates per the Institutional Broker Estimate System, or “IBES,” database) and closing prices, as of June 13, 2007, the last trading date prior to the delivery of Lehman Brothers’ opinion. For the CBOT Holdings implied share price, the calculations were based on financial projections prepared by CME Holdings’ management.

The following table sets forth the results of this analysis.

Comparable Companies at June 13, 2007 Closing Prices
	Range	Median
Ratio of Price to:
Calendar Year 2007 Estimated Earnings	19.7x – 49.7x	27.2x
Calendar Year 2008 Estimated Earnings	17.3x – 36.0x	24.1x

Ratio of Firm Value to:
Calendar Year 2007 Estimated Revenue	6.7x – 18.7x	12.8x
Calendar Year 2008 Estimated Revenue	6.1x – 17.2x	11.6x

Ratio of Firm Value to:
Calendar Year 2007 Estimated EBITDA	11.0x – 26.9x	17.7x
Calendar Year 2008 Estimated EBITDA	9.5x – 24.5x	15.7x

Lehman Brothers selected the comparable companies above because their businesses and operating profiles are reasonably similar to those of CBOT Holdings. However, because of the inherent differences between the business, operations and prospects of CBOT Holdings and the businesses, operations and prospects of the selected comparable companies, no comparable company is exactly the same as CBOT Holdings. Therefore, Lehman Brothers believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of CBOT Holdings and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between CME Holdings and CBOT Holdings and the companies included in the comparable company analysis. Lehman Brothers’ qualitative judgments resulted in the selection of a set of firms that most closely matched the financial and operating characteristics of CBOT Holdings used in determining the appropriate reference range for the implied share price of CBOT Holdings; namely, CME Holdings, Deutsche Börse, IntercontinentalExchange, NYSE Euronext, and NYMEX Holdings. The reference range for the implied share price of CBOT Holdings was calculated by Lehman Brothers solely by reference to these three companies.

Based on this analysis, Lehman Brothers derived a reference range for the implied share price of CBOT Holdings of approximately $169.75 to $196.00 per share.

Comparable Transaction Analysis

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and financial multiples paid in nineteen acquisitions or strategic mergers of companies that Lehman Brothers, based on its experience with merger and acquisition transactions, deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in the transactions to CBOT Holdings in the size, mix, margins and other characteristics of their businesses. Lehman Brothers referenced the following transactions:

•	Nasdaq Stock Market Inc. / OMX AB;

•	Eurex / International Securities Exchange;

•	State Street Corporation / Currenex;

•	IntercontinentalExchange / New York Board of Trade;

•	NYSE Group, Inc. / Euronext N.V.;

•	ICAP PLC / EBS;

•	Australian Stock Exchange / SFE;

•	The Nasdaq Stock Market, Inc. / INET ECN;

•	New York Stock Exchange, Inc. / Archipelago;
•	OMHEX AB / Copenhagen Stock Exchange;
•	Thomas H. Lee / Refco;
•	The Nasdaq Stock Market, Inc. / Brut, LLC;
•	Clearnet / The London Clearing House;
•	Bank of New York / Pershing;
•	ICAP PLC / BrokerTec;
•	Instinet Corp / Island ECN;
•	Deutsche Börse / Clearstream;
•	Euronext / Liffe; and
•	IntercontinentalExchange / International Petroleum Exchange.

Lehman Brothers selected an equity value per share multiple range of 37.5x to 48.0x the estimated earnings per share, or “EPS,” for the last 12 months ended June 30, 2007, referred to as “LTM,” which is based on average price earnings ratio multiples, consideration type and judgmental impact of cycle timing. However, no company or transaction utilized in the precedent transaction analyses is identical to CBOT Holdings or the combination. In determining the appropriate reference range for equity value per share, Lehman Brothers applied qualitative judgments to select a set of transactions that most closely matched the characteristics of the acquisition of CBOT Holdings; namely, Nasdaq Stock Market Inc. / OMX AB, Eurex / International Securities Exchange, State Street Corporation / Currenex, IntercontinentalExchange / New York Board of Trade, NYSE Group, Inc. / Euronext N.V., ICAP PLC / EBS, Australian Stock Exchange / SFE, New York Stock Exchange, Inc. / Archipelago, and Euronext / Liffe. Following the selection of the above transactions, Lehman Brothers calculated the mean and median LTM Net Income and applied a rounding adjustment to arrive at the appropriate reference range. Based on the range of equity value per share multiples and using the financial projections of CBOT Holdings prepared by CME Holdings’ management, the implied share prices of CBOT Holdings on June 13, 2007 were $153.50 to $196.50 per share.

CBOT Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of CBOT Holdings common stock on a standalone basis, Lehman Brothers also prepared a ten-year discounted cash flow analysis, or “DCF,” for CBOT Holdings, calculated as of July 1, 2007, of after-tax unlevered free cash flows for fiscal years 2007 through 2016 based upon estimated financial data for CBOT Holdings prepared by CME Holdings’ management.

Based upon projected financial results for CBOT Holdings prepared by CME Holdings’ management, Lehman Brothers estimated a range of terminal values by applying perpetuity growth rates of 3.5% to 4.5% to 2017 estimated unlevered free cash flow. The perpetuity growth rate change was selected by Lehman Brothers based on historical and expected growth rates for the U.S. economy. Lehman Brothers discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%. The discount rates utilized in this analysis were chosen by Lehman Brothers based on an analysis of the weighted average cost of capital of CBOT Holdings. In recognition of the fact that CBOT Holdings had been trading as a public company for less than two years at the time the analysis was performed, and therefore had a relatively limited set of market data available for determining its market volatility, Lehman Brothers also considered the market volatility of an appropriate set of comparable public companies to provide a broader measure of expected future market volatility used in determining the weighted average cost of capital of CBOT Holdings. In selecting a set of comparable public companies for this purpose, Lehman Brothers, based on its experience with companies in the exchange industry, reviewed and compared specific financial, operating and market data relating to CBOT Holdings with selected companies that Lehman Brothers deemed comparable to CBOT Holdings, including.

•	CME Holdings;

•	NYSE Euronext, Inc.;

•	Deutsche Börse Group;

•	IntercontinentalExchange;

•	London Stock Exchange; and

•	The Nasdaq Stock Market, Inc.

Lehman Brothers calculated per share equity values by first determining a range of enterprise values of CBOT Holdings by adding the present values of the after-tax unlevered free cash flows and perpetuity growth rates and discount rate scenario, and then subtracting from the enterprise values the net debt (which is total debt minus cash) and non-operating assets of CBOT Holdings, and dividing those amounts by the number of fully diluted shares of CBOT Holdings.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings yielded an implied valuation range of CBOT Holdings common stock on a standalone basis of $130.00 to $150.00 per share.

In addition, Lehman Brothers performed a discounted cash flow analysis to calculate an implied valuation range of the unlevered, after-tax free cash flows that CBOT Holdings, including the potential expense and revenue synergies, resulting from the transaction. After taking into account the synergies estimated by CME Holdings’ management, Lehman applied a range of perpetuity growth rates of 3.5% to 4.5% and discounted the unlevered free cash flow and the estimated terminal value to a present value at a range of discount rates from 10.5% to 11.5%.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of CBOT Holdings, including 50% – 100% of synergies, yielded an implied valuation range of CBOT Holdings common stock of $167.75 to $225.50 per share.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of CME Holdings and CBOT Holdings based on historical financial information for the twelve months ended December 31, 2006 and CME Holdings management estimates for 2007 and 2008 revenues, EBITDA, operating income and net income of CME Holdings and CBOT Holdings.

Based on this analysis, Lehman Brothers derived a range for CBOT Holdings’ contribution of approximately 31% to 38%. By comparison CBOT Holdings Class A stockholders will receive 35% pro forma ownership of the combined entity on a fully diluted basis.

Pro Forma Analysis

In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma earnings effect of the merger from the perspective of CME Holdings stockholders. The pro forma earnings effect analysis was performed in order to assess the impact of the merger on earnings per share from the perspective of CME Holdings stockholders. For the purposes of this analysis, Lehman Brothers assumed (i) a $201.50 per share price for CBOT Holdings common stock acquired pursuant to the merger (the closing market price per share on June 13, 2007), (ii) a $551.25 per share price for CME Holdings common stock (the closing market price per share on June 13, 2007), (iii) a transaction structure with equity consideration in the amount of 0.3500 CME Holdings shares for each CBOT Holdings share held, a $9.14 per share conditional special cash dividend to all CBOT Holdings common stockholders, the ERP payment, the guarantee, and a $3.5 billion post-closing tender offer, (iv) financial forecasts for each company prepared by the management of CME Holdings, (v) cost savings, revenue enhancements and continuation of CME Holdings’ clearing arrangement with CBOT Holdings, as expected by CME Holdings’ management and (vi) a closing date for the merger of June 30, 2007. Lehman Brothers estimated that, based on the assumptions described above, the pro forma impact of the transaction would be accretive to earnings per share of CME Holdings on a GAAP basis in calendar year 2008. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Returns Analysis

In order to evaluate the estimated return on an investment in CBOT Holdings from the perspective of CME Holdings stockholders, Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings. For the purposes of this analysis, Lehman Brothers assumed a transaction value of $10.5 billion based on a $208.35 ($201.50 plus the maximum assumed cost of the ERP payment and the guarantee) total maximum per share cost for CBOT Holdings common stock acquired pursuant to the merger plus net debt of CBOT Holdings to arrive at the initial investment value. Lehman Brothers calculated the internal rate of return on an investment in CBOT Holdings, including expense synergies, based on (i) applying a range of terminal EBITDA multiples of 16.0x – 20.0x to the estimated 2017 EBITDA and (ii) applying a range of perpetuity growth rates of 2% – 6% to the estimated 2017 unlevered free cash flow.

The following table sets forth the results of this analysis.

	Range	Return on Investment
Terminal EBITDA Multiple	16.0x – 20.0x	16.4% – 18.8%
Perpetuity Growth Rate	2.0% – 6.0%	9.2% – 11.7%

General

In connection with the review of the merger by CME Holdings’ board of directors, Lehman Brothers performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lehman Brothers considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Lehman Brothers believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Lehman Brothers may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lehman Brothers’ view of the actual value of CME Holdings or CBOT Holdings.

In performing its analyses, Lehman Brothers made numerous assumptions with respect to industry risks associated with reserves, industry performance, general business and economic conditions and other matters, many of which are beyond the control of CME Holdings or CBOT Holdings. Any estimates contained in Lehman Brothers’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Lehman Brothers’ analysis of the fairness from a financial point of view to CME Holdings stockholders of the merger and were prepared in connection with the opinion by Lehman Brothers delivered orally on June 14, 2007 (subsequently confirmed in writing), to CME Holdings’ board of directors. The analyses do not purport to be appraisals or to reflect the prices at which CME Holdings common stock or CBOT Holdings common stock might trade following announcement of the merger or the prices at which CME Group common stock might trade following consummation of the merger.

The terms of the merger were determined through arm’s length negotiations between CME Holdings and CBOT Holdings and were unanimously approved by CME Holdings’ and CBOT Holdings’ boards of directors. Lehman Brothers did not recommend any specific exchange ratio or form of consideration to CME Holdings or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger.

Lehman Brothers’ opinion was one of the many factors taken into consideration by CME Holdings’ board of directors in making its unanimous determination to approve the merger agreement. Lehman Brothers’ analyses summarized above should not be viewed as determinative of the opinion of CME Holdings’ board of directors with respect to the value of CME Holdings or CBOT Holdings or of whether CME Holdings’ board of directors would have been willing to agree to a different exchange ratio or form of consideration.

As compensation for its services in connection with the merger, CME Holdings paid Lehman Brothers $3 million upon the delivery of Lehman Brothers’ initial opinion. Compensation of an additional $13 million will be payable on completion of the merger. In addition, CME Holdings has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by CME Holdings and the rendering of the Lehman Brothers’ opinion. CME Holdings has requested and we are providing a commitment for the funds necessary to finance the proposed transaction, and Lehman Brothers will receive customary fees in connection therewith.

Lehman Brothers and certain of its affiliates hold memberships at both CME and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of CME Holdings and CBOT Holdings. Lehman Brothers and its affiliates hold (i) 16 memberships in CBOT, consisting of Class B trading rights and privileges (and in some cases CBOE exercise right privileges) and CBOT Holdings Class A common stock, representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 17 memberships in CME and the associated shares of CME Holdings Class B common stock and CME Holdings Class A common stock, representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its business, Lehman Brothers actively trades in the securities of CME Holdings and CBOT Holdings for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

As described above, Lehman Brothers’ opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Lehman Brothers in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Lehman Brothers attached as Annex B to this document.

Opinion of William Blair, Financial Advisor to CME Holdings

William Blair acted as financial advisor to CME Holdings in connection with the merger. As part of its engagement, CME Holdings requested that William Blair render an opinion as to whether the merger consideration to be paid by CME Holdings was fair, from a financial point of view, to CME Holdings. On each of October 16, 2006 and May 10, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings. On June 14, 2007, William Blair delivered its oral opinion to the board of directors of CME Holdings and subsequently confirmed in writing that, as of such date and based upon and subject to the assumptions and qualifications stated in its opinion, the merger consideration was fair, from a financial point of view, to CME Holdings, after giving effect to the special dividend to be paid to CBOT stockholders, and the ERP payment and the guarantee, which William Blair assumed, based on discussions with CME Holdings management, has a cost of $333 million.

The full text of William Blair’s written opinion, dated June 14, 2007, is attached as Annex C to this document and incorporated into this document by reference. We urge holders of CME Holdings shares to read the entire opinion carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion relates only to the fairness, from a financial point of view, to CME Holdings of the consideration to be paid by CME Holdings in the merger, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the amended merger agreement or the merger. William Blair did not address the merits of the underlying decision by CME Holdings to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

William Blair provided the opinion described above for the information and assistance of the board of directors of CME Holdings in connection with its consideration of the merger. The terms of the amended merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between CME Holdings and CBOT Holdings, and were unanimously approved by the board of directors of CME Holdings. William Blair provided financial advice to CME Holdings during such negotiations. However, William Blair did not recommend any specific exchange ratio or other form of consideration to CME Holdings or that any specific exchange ratio or other form of consideration constituted the only appropriate consideration for the proposed merger.

In connection with its opinion, William Blair, among other things:

•	reviewed the merger agreement dated October 17, 2006 as amended as of December 20, 2006, May 11, 2007, and June 14, 2007;

•	reviewed certain audited historical financial statements of CME Holdings and CBOT Holdings for the three fiscal years ended December 31, 2006, as filed with the SEC;

•	reviewed certain unaudited financial statements of CME Holdings and CBOT Holdings for the three months ended March 31, 2007 as filed with the SEC;

•

reviewed certain internal business, operating and financial information and forecasts of CME Holdings for fiscal years 2007 through 2010 and CBOT Holdings for fiscal years 2007 through 2016 prepared by the senior management of CME Holdings, or the “Forecasts;”

•

reviewed information regarding the strategic, financial and operational benefits anticipated from the merger and the prospects of CME Holdings (with and without the merger) prepared by the senior management of CME Holdings;

•

reviewed information regarding the amount and timing of cost savings and related expenses and synergies which the senior management of CME Holdings expects will result from the merger, or the “Expected Synergies”;

•

reviewed the pro forma impact of the merger on the earnings per share of CME Holdings (before and after taking into consideration each of the following: the Expected Synergies, adjustments for third-party clearing activities, and a proposed post-closing stock repurchase of $3.5 billion of CME Holdings Class A common stock at a fixed price of $560.00 per share) based on certain pro forma financial information prepared by the senior management of CME Holdings;

•

reviewed the financial impact of a special dividend to be paid to CBOT stockholders, and the ERP payment and the guarantee, which William Blair assumed, based on discussions with CME Holdings management, has a cost of $333 million;

•	reviewed information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	reviewed the financial position and operating results of CBOT Holdings compared with those of certain other publicly traded companies William Blair deemed relevant;

•	reviewed current and historical market prices and trading volumes of the common stock of CME Holdings and CBOT Holdings; and

•	performed such other financial analyses and considered such other information as William Blair deemed appropriate for the purposes of its opinion.

William Blair also held discussions with members of the senior management of CME Holdings and CBOT Holdings to discuss the foregoing, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Forecasts provided by the senior management of CME Holdings. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of CME Holdings or CBOT Holdings. William Blair was advised by the senior management of CME Holdings that the Forecasts and Expected Synergies examined by William Blair were reasonably prepared on bases reflecting the best estimates then available and judgments of the senior management of CME Holdings. In that regard, William Blair assumed, with the consent of CME Holdings’ board of directors, that (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby, (ii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CME Holdings, and (iii) all material assets and liabilities (contingent or otherwise) of CME Holdings and CBOT Holdings were as set forth in each company’s respective financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Forecasts, Expected Synergies, pro forma adjustments, or the estimates and judgments on which they were based. William Blair was not provided with, nor did it otherwise review, any forecasts of CME Holdings for periods after 2010 or CBOT Holdings for periods after fiscal year 2016.

William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for CME Holdings or the effect of other transactions in which CME Holdings might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, June 13, 2007. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal, accounting and tax matters on advice of advisors to CME Holdings, and assumed that the executed merger agreement would substantially conform to, and the merger would be consummated on, the terms described in the merger agreement reviewed by it, without any amendment or waiver of any material terms or conditions.

William Blair did not express any opinion as to the price at which the common stock of CME Holdings will trade at any future time or as to the effect of the announcement of the merger on the trading price of the common stock of CME Holdings. William Blair noted that the trading price may be affected by a number of factors, including but not limited to:

•	dispositions of the common stock of CME Group by stockholders within a short period of time after the effective date of the merger;

•	changes in prevailing interest rates and other factors which generally influence the price of securities;

•	adverse changes in the capital markets from the date on which the opinion was delivered;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of CME Holdings or CBOT Holdings or in their respective target markets;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the merger on the terms and conditions that are acceptable to all parties at interest.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with CME Holdings’ board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

Contribution Analysis. William Blair performed an analysis comparing the relative contributions of CME Holdings and CBOT Holdings to the combined pro forma company’s LTM and projected 2007 and 2008 revenue, EBITDA, earnings before interest and taxes, or “EBIT,” and net income. The LTM data for both CME Holdings and CBOT Holdings were based on publicly available information as of March 31, 2007. Fiscal year 2007 and 2008 projections for CME Holdings and CBOT Holdings were based on the Forecasts provided by CME Holdings. These relative contribution percentages for CBOT Holdings ranged from 30% to 38% and were compared to the relative split of the post-transaction common stock shares of CBOT Holdings of 35%, or 36% after giving effect to the special dividend to be paid to CBOT stockholders and the ERP payment, as if paid in CME Holdings stock. Such analysis was prepared without regard to synergies and purchase accounting adjustments.

Discounted Cash Flow Analysis. William Blair utilized the Forecasts and Expected Synergies to perform a discounted cash flow analysis of CBOT Holdings’ projected future cash flows for the period commencing on July 1, 2007 and ending December 31, 2016. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for CBOT Holdings. In this analysis, William Blair assumed that CBOT Holdings’ free cash flows would grow in perpetuity beyond 2016 at an annual growth rate ranging from 3.0% to 5.0% reflecting historical and forecasted growth rates for US economic activity. William Blair further assumed an annual discount rate ranging from 10.50% to 12.50%. William Blair determined the appropriate discount range based upon an analysis of the weighted average cost of capital of CBOT Holdings.

William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. An equity value was determined by adding back the estimated amount of net cash at July 1, 2007 based on the Forecasts and the estimated value of CBOT Holdings’ building as provided to William Blair by CME Holdings’ management. The implied range of equity values for CBOT Holdings implied by the discounted cash flow analysis ranged from approximately $7.9 billion to $13.4 billion, as compared to the implied equity value for CBOT Holdings of approximately $10.2 billion based on the exchange ratio.

Earnings Accretion/Dilution Analysis. William Blair analyzed certain pro forma effects resulting from the merger, including the potential impact of the merger on projected 2008 and 2009 GAAP and cash earnings per share of CME Group following the merger. All analyses assumed a June 30, 2007 closing. William Blair utilized CBOT Holdings’ and CME Holdings’ earnings for 2008 and 2009 according to the Forecasts provided by CME Holdings. William Blair’s analysis included assumptions regarding, among other matters, various structural considerations, the special dividend to be paid to CBOT stockholders and the ERP payment, the estimated allocation of purchase price to amortizable intangible assets, pro forma adjustments for third-party clearing activities, the possible $3.5 billion stock repurchase at a fixed price of $560.00 per share after the closing of the merger, and Expected Synergies based on discussions with CME Holdings’ management. The analysis indicated that GAAP and cash earnings per share would generally be dilutive in 2008 and 2009 assuming no synergies and no stock buyback. Furthermore, the analysis indicated that GAAP and cash earnings per share would generally be accretive in 2008 and 2009 assuming synergies and a stock repurchase.

Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to CBOT Holdings to corresponding financial information, ratios and public market multiples for publicly traded companies with market capitalizations in excess of $1 billion, with operations in the exchange industry and with similar business characteristics. The companies selected by William Blair were:

•	CME Holdings;

•	Deutsche Börse A.G.;

•	Hong Kong Exchanges & Clearing;

•	IntercontinentalExchange;

•	International Securities Exchange;

•	London Stock Exchange;

•	The Nasdaq Stock Market, Inc.;

•	NYSE Euronext, Inc.; and

•	TSX Group.

Among the information William Blair considered were EBITDA, EBIT, and EPS. William Blair considered the enterprise value as a multiple of EBITDA and EBIT for each company for the last twelve months for which results were publicly available and for the respective calendar year EBITDA and EBIT estimates for 2007 and 2008, and the share price as a multiple of EPS for each company for the LTM and for the respective calendar year EPS estimates for 2007 and 2008. The operating results and the corresponding derived multiples for CBOT Holdings and each of the selected companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of May 10, 2007 and consensus Wall Street analysts’ EPS estimates for calendar years 2007 and 2008 where appropriate. William Blair noted that it did not have access to internal forecasts for any of the selected public companies, except CME Holdings. The implied enterprise value of the transaction is based on the equity value implied by the purchase price plus the total debt, less any excess cash and cash equivalents assumed to be included in the merger.

William Blair then compared the implied transaction multiples for CBOT Holdings to the range of trading multiples for the selected companies. Information regarding the range of multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table:

	Selected Public Company Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	12.6x	20.1x	38.3x	24.8x-28.8x
Enterprise Value/2007E EBITDA	11.0x	19.8x	26.4x	19.9x-22.8x
Enterprise Value/2008E EBITDA	9.5x	13.1x	20.5x	17.2x-19.6x

Enterprise Value/LTM EBIT	13.5x	23.5x	40.8x	28.3x-33.7x
Enterprise Value/2007E EBIT	12.5x	17.1x	26.6x	22.0x-25.6x
Enterprise Value/2008E EBIT	10.5x	13.1x	22.9x	18.8x-21.8x

Equity Value/LTM Net Income	23.7x	29.4x	59.9x	44.8x-53.2x
Equity Value/2007E Net Income	19.7x	28.8x	43.4x	33.9x-39.1x
Equity Value/2008E Net Income	17.8x	23.8x	30.7x	28.7x-32.9x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected public companies.

Although William Blair compared the trading multiples of the selected companies to CBOT Holdings at the date of its opinion, none of the selected companies is identical to CBOT Holdings. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis. William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2001 and focused primarily on the exchange industry and having similar business characteristics. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The 13 transactions examined were (target/acquiror):

•	International Securities Exchange/Deutsche Börse AG;

•	New York Board of Trade/IntercontinentalExchange;

•	Euronext N.V./NYSE Group, Inc.;

•	EBS Group Limited/ICAP plc;

•	London Stock Exchange/The Nasdaq Stock Market, Inc.;

•	SFE Corp. Ltd./Australian Stock Exchange;

•	INET/The Nasdaq Stock Market, Inc.;

•	Archipelago Holdings, Inc./New York Stock Exchange;

•	PCX Holdings Inc./Archipelago Holdings, Inc.;

•	London Clearing House/Clearnet SA;

•	Island ECN/Instinet Group Incorporated;

•	Clearstream International/Deutsche Börse AG; and

•	LIFFE/Euronext N.V.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of EBITDA and EBIT of the target and the equity value as a multiple of net income of the target for the latest twelve months prior to the announcement of these transactions. William Blair compared the resulting range of transaction multiples of EBITDA, EBIT and net income for the selected transactions to the implied transaction multiples for CBOT Holdings. Information regarding the range of multiples from William Blair’s analysis of selected transactions is set forth in the following table:

	Selected Transaction Valuation Multiples			Range for CBOT Holdings at 0.3500 Exchange Ratio
	Min	Median	Max
Enterprise Value/LTM EBITDA	3.5x	15.0x	28.4x	24.8x-28.8x
Enterprise Value/LTM EBIT	8.6x	21.7x	66.9x	28.3x-33.7x
Equity Value/LTM Net Income	11.7x	37.2x	109.6x	44.8x-53.2x

William Blair noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of CBOT Holdings, none of these transactions or associated companies is identical to the merger or CBOT Holdings. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of CBOT Holdings versus the values of the companies in the selected transactions.

General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid by CME Holdings. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole and in consideration of the process undertaken by CME Holdings. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CBOT Holdings or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with CME Holdings, having provided certain investment banking services to CME Holdings and its board of directors from time to time, including having acted as co-manager for CME Holdings’ $191 million initial public offering of common stock in December 2002, as co-manager on an $85 million follow-on common stock offering in June 2003, as co-manager on a $138 million follow-on common stock offering in November 2003 (for which William Blair received remuneration of approximately $0.4 million, $0.2 million and $0.5 million, respectively) and as a financial advisor to CME Holdings in connection with, and having participated in certain of the negotiations leading to, the amended merger agreement. Furthermore, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade common shares and other securities of CME Holdings or CBOT Holdings for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities. In addition, William Blair provides research coverage for both CME Holdings and CBOT Holdings.

CME Holdings hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated September 11, 2006, William Blair was paid $750,000 upon the delivery of its opinion, dated October 17, 2006, as to the fairness, from a financial point of view, of the merger consideration to be paid by CME Holdings. William Blair did not receive an additional fee in connection with its opinions dated May 11, 2007 and June 14, 2007. Furthermore, under the terms of the September 11, 2006, letter agreement, William Blair will be entitled to receive an additional fee of $1,250,000 upon consummation of the merger. In addition, CME Holdings has agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

As described above, William Blair’s opinion to CME Holdings’ board of directors was one of many factors taken into consideration by CME Holdings’ board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Annex C to this document.

Opinion of JPMorgan, Financial Advisor to CBOT Holdings

Pursuant to an engagement letter dated October 9, 2006, as amended on May 10, 2007, CBOT Holdings retained JPMorgan as its financial advisor in connection with the proposed merger.

At the meeting of the board of directors of CBOT Holdings on June 14, 2007, JPMorgan rendered its oral opinion, subsequently confirmed in writing, to the board of directors that, as of such date and based upon and subject to the factors, limitations and assumptions set forth in its opinion, the consideration (which includes the special dividend) to be received by holders of shares of unrestricted CBOT Holdings Class A common stock in the proposed merger of CBOT Holdings with and into CME Holdings, was fair, from a financial point of view to such holders.

The full text of the written opinion of JPMorgan, dated June 14, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and review undertaken in connection with rendering its opinion, is included as Annex D to this document and is incorporated herein by reference. Holders of CBOT Holdings Class A common stock are urged to read the opinion in its entirety.

JPMorgan’s opinion is addressed to CBOT Holdings’ board of directors, is directed only to the consideration in the proposed merger (which includes the special dividend) and does not constitute a recommendation to any stockholder of CBOT Holdings as to how such stockholder should vote with respect to the proposed merger or any other matter. The summary of the opinion of JPMorgan set forth in this document is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•

reviewed the merger agreement, dated as of October 17, 2006, amendments to the merger agreement, dated as of December 20, 2006 and May 11, 2007 and a draft of an amendment to the merger agreement, dated as of June 13, 2007 (collectively, the “proposed merger agreement”);

•	reviewed certain publicly available business and financial information concerning CBOT Holdings and CME Holdings and the industries in which they operate;

•

compared the financial and operating performance of CBOT Holdings and CME Holdings with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of CBOT Holdings Class A common stock and CME Holdings Class A common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of CBOT Holdings relating to its business;

•	reviewed certain limited financial forecasts provided by CME Holdings for itself for 2007 and 2008, as well as certain information with respect to CME Holdings’ outlook beyond 2008;

•	reviewed certain analyses and forecasts prepared by CBOT Holdings relating to CME Holdings’ business;

•

reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the proposed merger prepared by CBOT Holdings and CME Holdings, respectively, or the “Synergies;” and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the managements of CBOT Holdings and CME Holdings with respect to certain aspects of the proposed merger, and the past and current business operations of CBOT Holdings and CME Holdings, the financial condition and future prospects and operations of CBOT Holdings and CME Holdings, the effects of the proposed merger on the financial condition and future prospects of CBOT Holdings and CME Holdings, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by CBOT Holdings and CME Holdings or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of CBOT Holdings or CME Holdings under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on analyses and forecasts provided to it, including the Synergies, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of CBOT Holdings and CME Holdings to which such analyses or forecasts related. While JPMorgan did meet with the management of CBOT Holdings to review and discuss the analyses and forecasts provided by management, JPMorgan’s assumption as to the reasonableness of such analyses and forecasts was based on contractual provisions in its engagement letter with CBOT Holdings, pursuant to which JPMorgan was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. Pursuant to this authority, JPMorgan expressed no view as to such analyses or forecasts, including the Synergies, or the assumptions on which they were based. CBOT Holdings’ board of directors reviewed the forecasts and other financial information with JPMorgan and CBOT Holdings’ management and was aware that JPMorgan, in rendering its opinion, had relied upon and assumed the accuracy and completeness of the forecasts and other financial information provided by the parties. JPMorgan also assumed that the proposed merger would qualify as a tax-free reorganization for United States federal income tax purposes and that the other transactions contemplated by the proposed merger agreement would be consummated as described therein. JPMorgan indicated that it was not a legal, regulatory or tax expert and indicated that it has relied on the assessments made by advisors to CBOT Holdings with respect to such issues. JPMorgan indicated that it had relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further indicated that it had assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on CBOT Holdings or CME Holdings, or on the contemplated benefits of the proposed merger.

JPMorgan’s opinion states that it is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. It should be understood that subsequent developments may affect JPMorgan’s opinion. The JPMorgan opinion states that according to CBOT Holdings’ public disclosures certain holders of CBOT Holdings Class A common stock have rights, exercisable under certain circumstances (and subject to certain conditions), referred to as the “Exercise Right,” to become members of CBOE. The opinion states, in addition, that according to CBOT Holdings’ public disclosures ownership of CBOT Holdings Class A common stock may entitle trading firms that are registered as members of CBOT to benefit from reduced transaction fees, referred to as the “Fee Reduction Right.” Furthermore, the JPMorgan opinion states that according to the amended and restated certificate of incorporation of CBOT that was proposed to form part of the proposed merger agreement, each holder of an Exercise Right will be entitled to receive a payment from CBOT in exchange for the Exercise Right, and CBOT made certain undertakings with respect to certain enumerated litigation, which are referred to together as the “ERP Right.” The JPMorgan opinion does not take into consideration the existence of the Exercise Right, the Fee Reduction Right, the ERP Right or any other right arising out of or relating to membership in CBOT and their treatment in connection with the proposed merger and is limited to the fairness, from a financial point of view, of the merger consideration (which includes the special dividend) to be received by the holders of CBOT Holdings Class A common stock in the proposed merger by virtue solely of their ownership of such CBOT Holdings Class A common stock. JPMorgan has expressed no opinion as to the fairness of the proposed merger to, or any consideration of, the holders of any other class of securities, creditors or constituencies of CBOT Holdings or as to the underlying decision by CBOT Holdings to engage in the proposed merger. JPMorgan expressed no opinion as to the price at which CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade at any future time.

JPMorgan’s opinion notes that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of CBOT Holdings or any other alternative transaction.

Summary of Certain Financial Analyses Conducted by JPMorgan

In connection with rendering its opinion to the board of directors, JPMorgan performed the following financial and comparative analyses:

•	relative contribution analysis; and

•	value creation analysis.

In the value creation analysis JPMorgan determined the implied value of Class A common stock for both CBOT Holdings and CME Holdings based on two alternate cases for each company: a “Base Case” and a “Base Plus Case.” The CBOT Holdings Base Case and Base Plus Case projections were prepared by CBOT Holdings’ management and the CME Holdings Base Case and Base Plus Case were prepared by CME Holdings’ management.

The summary set forth below does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions thereof, or focusing on information in tabular format, without considering all of its analyses and the narrative description of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. The order of analyses described does not represent the relative importance or weight given to those analyses by JPMorgan. In arriving at its fairness determination, JPMorgan considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, JPMorgan arrived at its opinion based on the results of all the analyses undertaken by it and assessed as a whole. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 13, 2007 and is not necessarily indicative of current market conditions.

JPMorgan’s opinion and financial analyses were only one of the many factors considered by CBOT Holdings in its evaluation of the proposed merger and should not be viewed as determinative of the views of CBOT Holdings’ board of directors or management with respect to the proposed merger or the merger consideration.

Relative contribution analysis: JPMorgan reviewed the relative contribution of CBOT Holdings and CME Holdings to the forecasted EBITDA and net income of CME Group (excluding synergies and integration costs) for the calendar years ending December 31, 2007 and 2008. Calendar year 2007 and 2008 forecasted EBITDA and net income were based on the Public Research Case, the Base Case, and the Base Plus Case. The relative contribution analysis did not take into effect the impact of any synergies as a result of the proposed merger.

The relative contribution percentages based on EBITDA and net income were used to determine the implied pro forma ownership percentages of CME Group for the common stockholders of CME Holdings and CBOT Holdings. The following table presents the results of the relative contribution analysis:

	Percentage Implied Pro Forma Ownership of CME Group
Reference Metric	CBOT Holdings Class A Stockholders	CME Holdings Stockholders
EBITDA 2007E
Public Research Case	34%	66%
Base Case	34%	66%
Base Plus Case	34%	66%
EBITDA 2008E
Public Research Case	34%	66%
Base Case	32%	68%
Base Plus Case	34%	66%
Net Income 2007E
Public Research Case	33%	67%
Base Case	32%	68%
Base Plus Case	33%	67%
Net Income 2008E
Public Research Case	31%	69%
Base Case	30%	70%
Base Plus Case	32%	68%

JPMorgan noted that the equity contribution implied by the merger exchange ratio of 0.3500 implies pro forma ownership of approximately 65.7% for CME Holdings stockholders and approximately 34.3% for CBOT Holdings Class A stockholders.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to the transaction. The results were calculated as if the merger closed on June 30, 2007 and were based on the CBOT Holdings Base Case and Base Plus Case for both

CBOT Holdings and CME Holdings. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock by comparing (i) the estimated discounted cash flow valuation of CBOT Holdings Class A common stock with (ii) the estimated value of the pro forma CME Holdings Class A common stock calculated by adding (a) the estimated discounted cash flow valuation for CBOT Holdings Class A common stock, (b) the estimated discounted cash flow valuation for CME Holdings Class A common stock and (c) the estimated discounted cash flow valuation for the estimated synergies (less estimated integration costs) and subtracting (x) the cost of the special dividend and (y) the cost of the ERP payment, assuming that each holder of an Exercise Right elects to receive the ERP payment, multiplied by a factor of 34.3%, representing CBOT Holdings Class A stockholders’ pro forma ownership of CME Holdings. The full amount of the special dividend received by CBOT Class A shareholders was added to this amount. Based on the assumptions set forth above, this analysis implied value creation for CBOT Holdings Class A common stock of $32.80 per share for the Base Case and $31.41 per share for the Base Plus Case.

Miscellaneous

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

JPMorgan was selected by CBOT Holdings as one of its financial advisors based on JPMorgan’s qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions and its familiarity with CBOT Holdings. CBOT Holdings has agreed to pay JPMorgan a fee for its services as financial advisor, a substantial portion of which is contingent upon the consummation of the merger. The total fee will be calculated as a percentage of the total consideration paid in connection with the merger (which includes the special dividend). Upon delivery of the opinion by JPMorgan, JPMorgan became entitled to a portion of the fee in the amount of $2 million. If the proposed merger is consummated, JPMorgan will receive the balance of the fee which, based on the value of the consideration to be paid in connection with the merger as of June 13, 2007, would be approximately $30 million. In addition, CBOT Holdings has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement, including liabilities under federal securities laws.

In the past, JPMorgan and its affiliates have provided investment banking and other services to CBOT Holdings and CME Holdings, including acting as lead managing underwriter and bookrunner of CBOT Holdings’ initial public offering in October 2005. In addition, JPMorgan and its affiliates hold (i) 15 memberships in CBOT, consisting of Class B membership interests in CBOT (which include trading rights and privileges, associated shares of CBOT Holdings Class A common stock and, in some cases, CBOE exercise rights) and CBOT Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of the CBOT Holdings Class A common stock and (ii) 29 memberships in CME and the associated shares of Class B common stock and CME Holdings Class A common stock holdings representing less than 0.5% of the outstanding shares of CME Holdings Class A common stock. In addition, in the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of CBOT Holdings or CME Holdings for its own account or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

Opinion of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee

Lazard acted as the CBOT Holdings special transaction committee’s investment banker in connection with the merger. The special transaction committee selected Lazard based on Lazard’s qualifications, expertise and reputation. In connection with Lazard’s engagement, the special transaction committee requested that Lazard evaluate the fairness, from a financial point of view, to CBOT Holdings Class A stockholders other than those who have exercise right privileges at CBOE or have exercised such exercise right privileges at CBOE, whom we refer to as “covered stockholders,” of the exchange ratio. In the early morning of June 14, 2007, at a meeting of the special transaction committee held to evaluate the merger, Lazard rendered to the special transaction committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 14, 2007, the date of the amendment to the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the covered stockholders.

The full text of the written opinion of Lazard dated June 14, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lazard in connection with the opinion, is attached to this document as Annex E and is incorporated in this document by reference. CBOT Holdings Class A stockholders are urged to, and should, read this opinion carefully and in its entirety.

In connection with its opinion, Lazard:

•

reviewed the financial terms and conditions of the original merger agreement, dated October 17, 2006 (as amended on December 20, 2006 and May 11, 2007), a draft of the third amendment to the merger agreement, dated June 13, 2007, and certain related documents;

•	analyzed certain historical publicly available business and financial information relating to CBOT Holdings and CME Holdings;

•

reviewed certain limited financial forecasts and other data provided to Lazard by CME Holdings relating to its businesses and certain limited financial forecasts and other data provided to Lazard by CBOT Holdings relating to its businesses and CME Holdings, and certain information provided to Lazard by the management of CBOT Holdings and the management of CME Holdings relating to estimates of synergies and other estimated benefits of the merger;

•	held discussions with members of the senior management of CBOT Holdings and CME Holdings with respect to the businesses and prospects of CBOT Holdings and CME Holdings;

•	reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of CBOT Holdings and CME Holdings;

•	reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of CBOT Holdings and CME Holdings;

•	reviewed the historical stock prices and trading volumes of CBOT Holdings Class A common stock and CME Holdings Class A common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

In performing its review, Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of CBOT Holdings or CME Holdings, or concerning the solvency or fair value of CBOT Holdings or CME Holdings. CBOT Holdings provided Lazard with (i) financial forecasts for CBOT Holdings for 2007 and 2008 and (ii) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME Holdings provided limited financial forecasts for CME Holdings for 2007 and 2008. Lazard was informed that no other forecasts were available for CBOT Holdings or CME Holdings. Based in part on CME Holdings’ guidance, CBOT Holdings provided supplemental financial forecasts for CME Holdings for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the merger), Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of CBOT Holdings and CME Holdings as to the future financial performance of CBOT Holdings and CME Holdings, respectively, and with the special transaction committee’s permission, Lazard relied on such forecasts and projections and assumed that they would be realized in the amounts and at the times contemplated thereby. Lazard’s assumption as to the reasonableness of such forecasts and projections was based on contractual provisions in its engagement letter with the special transaction committee, pursuant to which Lazard was entitled to rely upon the accuracy and completeness of all information furnished to it by CBOT Holdings. The special transaction committee reviewed such forecasts and projections with Lazard and, in good faith, permitted Lazard to rely upon such forecasts and projections and assume that such forecasts and projections were accurate, complete and reasonably prepared. Based on information provided to it by CBOT Holdings and CME Holdings, Lazard assumed, for the pro forma combined entity consisting of the combined businesses of CBOT Holdings and CME Holdings, anticipated cost synergies of $154 million, 50% of which would be realized in 2007 and 100% of which would be realized in 2008 (with a 4% per annum growth rate thereafter), and anticipated revenue synergies of $44 million in 2008, $73 million in 2009, $96 million in 2010 and a 10.5% growth rate in 2011 (with a 4% per annum growth rate thereafter). In addition, with the special transaction committee’s permission, in analyzing the exchange ratio, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. In rendering its opinion, Lazard assumed no responsibility for and expressed no view or opinion as to any such forecasts or projections or the assumptions on which they were based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard expressed no opinion as to the price at which shares of CBOT Holdings Class A common stock or CME Holdings Class A common stock would trade either prior or subsequent to the announcement of the merger.

Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters. In rendering its opinion, Lazard was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. Lazard did not express any opinion as to any proposed transaction other than as contemplated by the amended merger agreement, nor did Lazard express any opinion as to the relative merits of or consideration offered in any such other proposed transaction as compared to the merger.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement and the draft third amendment thereto, including, among other things, that the merger would be treated as a tax-free reorganization pursuant to the Code without waiver of any material terms or conditions by CBOT Holdings, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on CBOT Holdings, CBOT or CME Holdings or the benefits expected to be realized from the consummation of the merger. Lazard also assumed that the executed third amendment to the merger agreement would conform in all material respects to the draft third amendment to the merger agreement reviewed by it. Lazard further assumed that the special dividend will be paid upon the effectiveness of the merger, and that the ERP payment will be paid to all holders of exercise right privileges immediately following the effectiveness of the merger.

Because Lazard’s opinion was limited only to the exchange ratio to the covered stockholders pursuant to the amended merger agreement, Lazard performed no investigation or analysis of (x) the effect of the transaction contemplated by the amended merger agreement on holders of the Class B membership interests in the CBOT in their capacities as holders of certain rights or (y) the value, and effect on the exchange ratio, of any consideration to be received by CBOT Holdings stockholders other than the covered stockholders in connection with the transaction contemplated by the amended merger agreement. Accordingly, Lazard expressed no opinion on such matters.

In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CBOT Holdings and CME Holdings. No company, transaction or business used in Lazard’s analyses as a comparison is identical to CBOT Holdings or CME Holdings or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, transactions or businesses being analyzed.

The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Lazard’s analyses and estimates are inherently subject to substantial uncertainty.

Lazard’s opinion and financial analyses were not the only factors considered by the special transaction committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special transaction committee or management with respect to the merger or the exchange ratio.

The following is a summary of the material financial analyses underlying Lazard’s opinion dated June 14, 2007, delivered to the special transaction committee in connection with the merger. In preparing its opinion to the special transaction committee, Lazard performed a variety of financial and comparative analyses, including those described below. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

The summary data set forth below do not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by it in connection with its opinion. Lazard did not present to the special transaction committee summary data in the form set forth below, but, rather, Lazard reviewed and discussed individually with the special transaction committee each of the analyses described below.

Summary of Analyses Performed

In the course of performing its review and rendering its opinion, Lazard performed various financial and valuation analyses with respect to each of CBOT Holdings, CME Holdings and the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings. The analyses and resulting indicative value ranges calculated by Lazard are detailed below. Lazard’s analyses rely in part on base case, base plus case and IBES estimates of the future performance of CBOT Holdings and CME Holdings. CBOT Holdings’ management provided Lazard with base case and base plus case projections for CBOT Holdings for 2007 and 2008, and guidance with respect to average daily volume, rate per contract, market data, building and service revenue, and expenses for 2009 through 2011. With respect to CME Holdings, Lazard used base case and base plus case projections provided by CME Holdings’ management for 2007 and 2008, and base case and base plus case projections provided by CBOT Holdings’ management for 2009 through 2011 relying on guidance provided by CME Holdings’ management.

Transaction Multiple Analysis. Lazard calculated an implied transaction value per share of CBOT Holdings Class A common stock (without giving effect to the special dividend) of $192.94 based on the merger exchange ratio of 0.3500 and the price of CME Holdings Class A common stock on June 13, 2007 . The implied value per share represented a discount to the price per share of CBOT Holdings Class A common stock on June 13, 2007 of 4.2%.

Summary Valuation of CBOT Holdings. The table below sets forth summary data with respect to the implied equity value per share of CBOT Holdings Class A common stock derived from the comparable companies analysis, precedent transactions analysis and discounted cash flow analysis performed by Lazard. The market price per share of CBOT Holdings Class A common stock as of June 13, 2007 was $201.50. The standalone valuation analyses of CBOT Holdings do not reflect the reduction of cash due to the payment of the special dividend. The pro forma analyses were calculated as the exchange ratio of 0.3500 times the implied ranges of the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings (which reflect the payment of the special dividend and the ERP payment) plus the special dividend.

Implied CBOT Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$161 – $186
Pro Forma Comparable Public Companies	193 – 221

Base
Standalone Comparable Public Companies	$163 – $188
Pro Forma Comparable Public Companies	202 – 232
Standalone Precedent Transactions	148 – 208
Standalone Discounted Cash Flow	133 – 169
Pro Forma Discounted Cash Flow	157 – 201

Base Plus
Standalone Comparable Public Companies	$201 – $233
Pro Forma Comparable Public Companies	236 – 271
Standalone Precedent Transactions	169 – 255
Standalone Discounted Cash Flow	160 – 204
Pro Forma Discounted Cash Flow	180 – 231

Summary Valuation of CME Holdings. The table below sets forth summary data with respect to the implied equity value per share of CME Holdings Class A common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of CME Holdings Class A common stock as of June 13, 2007 was $551.25. The standalone valuation analyses of CME Holdings do not reflect the reduction of cash due to the payment of the special dividend or the ERP payment. The pro forma analyses were calculated to reflect payment of the special dividend and the ERP payment.

Implied CME Holdings Share Price Range
IBES
Standalone Comparable Public Companies	$519 – $599
Pro Forma Comparable Public Companies	524 – 606

Base
Standalone Comparable Public Companies	$557 – $643
Pro Forma Comparable Public Companies	551 – 636
Standalone Discounted Cash Flow	436 – 554
Pro Forma Discounted Cash Flow	424 – 549

Base Plus
Standalone Comparable Public Companies	$646 – $746
Pro Forma Comparable Public Companies	647 – 747
Standalone Discounted Cash Flow	496 – 632
Pro Forma Discounted Cash Flow	489 – 634

Comparable Public Companies. Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to CBOT Holdings and CME Holdings. In performing these analyses, Lazard reviewed and analyzed certain financial data, valuation multiples and market trading data relating to the selected public companies and compared this information to corresponding information for CBOT Holdings and CME Holdings.

The selected public companies were: in North America: NYSE Euronext (with data pro forma for the NYSE Group, Inc.’s acquisition of Euronext N.V.); NYMEX Holdings, Inc.; The Nasdaq Stock Market, Inc.; IntercontinentalExchange, Inc.; TSX Group, Inc.; International Securities Exchange Holdings, Inc.; and Montreal Exchange, Inc., in Europe: Deutsche Börse AG; London Stock Exchange Group plc; and Bolsas & Mercados Españoles; and in the rest of the world: Hong Kong Exchanges & Clearing Limited; Singapore Exchange Limited; and Australian Stock Exchange.

Using publicly available research estimates and IBES estimates, Lazard calculated for each of the above companies:

•	its ratio of enterprise value to EBITDA for 2007 and 2008;

•	its price earnings ratio for 2007, 2008 and 2009;

•	its price earnings ratio for 2008 divided by its long-term earnings per share growth rate; and

•	its long-term earnings per share growth rate.

The results of these calculations are set forth in the following tables:

	By Region
	North America				Europe				Rest of World
	Mean		Median		Mean		Median		Mean		Median
Enterprise Value as a Multiple of EBITDA:
2007E	20.7	x	22.0	x	12.3	x	12.5	x	23.2	x	24.3	x
2008E	15.1	x	17.7	x	11.4	x	11.6	x	20.5	x	21.3	x

Price as a Multiple of Earnings:
2007E	35.2	x	37.1	x	21.1	x	21.0	x	29.1	x	28.9	x
2008E	26.2	x	27.1	x	18.7	x	18.7	x	27.8	x	27.5	x
2009E	24.0	x	23.6	x	17.2	x	17.1	x	25.5	x	24.5	x

PEG 2008E	1.7	x	1.7	x	1.0	x	1.0	x	2.0	x	1.6	x

Long-Term Growth Rate	17%		18%		23%		23%		21%		15%

	All Companies
	High		Mean		Median		Low
Enterprise Value as a Multiple of EBITDA:
2007E	27.9	x	19.3	x	21.3	x	10.0	x
2008E	22.2	x	15.5	x	17.7	x	8.0	x

Price as a Multiple of Earnings:
2007E	49.7	x	30.5	x	28.9	x	19.7	x
2008E	36.0	x	24.8	x	24.1	x	17.3	x
2009E	30.3	x	22.7	x	21.9	x	16.3	x

PEG 2008E	3.5	x	1.6	x	1.5	x	0.6	x

Long-Term Growth Rate	38%		19%		17%		9%

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $161-$186 per share based on IBES estimates, $163-$188 per share based on base case estimates and $201-$233 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CBOT Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $193-$221 per share based on IBES estimates, $202-$232 per share based on base case estimates and $236-$271 per share based on base plus case estimates.

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CME Holdings’ share price of $519-$599 per share based on IBES estimates, $557-$643 per share based on base case estimates and $646-$746 per share based on base plus case estimates. Lazard also calculated the implied median reference range for CME Holdings’ share price at the merger exchange ratio of 0.3500 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CME Holdings’ share price of $524-$606 per share based on IBES estimates, $551-$636 per share based on base case estimates and $647-$747 per share based on base plus case estimates.

Precedent Transactions. Lazard reviewed and analyzed publicly available financial information for merger and acquisition transactions involving financial exchanges, including completed, pending and failed transactions. The transactions are set forth below:

Announcement Date	Target	Acquiror
Derivatives Exchanges
5/25/2007	OMX	NASDAQ
4/30/2007	International Securities Exchange Holdings, Inc.	Deutsche Börse AG
9/14/2006	The New York Board of Trade	IntercontinentalExchange, Inc.
7/27/2006	U.S. Futures Exchange LLC (Eurex U.S.)	Man Group plc
3/24/2006	SFE Corporation Ltd	Australian Stock Exchange Ltd
10/29/2001	Liffe Holdings plc	Euronext N.V.
5/1/2001	International Petroleum Exchange	IntercontinentalExchange, Inc.

Stock Exchanges (Completed or Pending)
5/22/2006	Euronext N.V.	NYSE Group, Inc.
4/20/2005	Archipelago Holdings, Inc.	NYSE Group, Inc.
12/1/2004	Copenhagen Stock Exchange A/S	OMX AB
5/20/2003	HEX Oyj	OM AB
12/20/2001	Bolsa de Valores de Lisboa	Euronext N.V.
11/29/1997	Stockholms Fondbors AB	OM Gruppen AB

Stock Exchanges (Failed Transactions)
12/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
5/19/2006	Euronext N.V.	Deutsche Börse AG
4/12/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
3/9/2006	London Stock Exchange Group plc	The Nasdaq Stock Market, Inc.
8/15/2005	London Stock Exchange Group plc	Macquarie Bank Ltd
12/13/2004	London Stock Exchange Group plc	Deutsche Börse AG
8/29/2000	London Stock Exchange Group plc	OM Gruppen AB

Using publicly available information, and IBES estimates, Lazard calculated for each of the above transactions:

•	the ratio of enterprise value to the latest twelve months’ revenue, EBITDA and EBIT;

•	the price earnings ratio for the latest twelve months, one year forward and two years forward; and

•	the ratio of enterprise value to EBITDA for one year forward and two years forward.

The results of these calculations are set forth in the following tables:

Mean Summary
	Derivatives Exchanges	Stock Exchanges
Enterprise Value/ LTM Revenue	8.0x	5.4x

LTM EBITDA	17.6x	12.1x
FY 1 EBITDA	19.9x	15.6x
FY 2 EBITDA	17.6x	13.5x
LTM EBIT	24.4x	15.2x

Price/Earnings
LTM	31.3x	22.4x
FY 1	35.9x	23.9x
FY 2	29.3x	20.6x

All Transactions
	High	Mean	Median	Low
Enterprise Value/ LTM Revenue	14.6x	6.6x	6.5x	1.8x

LTM EBITDA	24.6x	14.9x	14.4x	4.6x
FY 1 EBITDA	21.7x	17.0x	16.9x	12.2x
FY 2 EBITDA	19.2x	14.9x	15.3x	10.7x
LTM EBIT	34.7x	19.2x	20.9x	5.9x

Price/Earnings

LTM	47.6x	26.1x	26.8x	11.6x
FY 1	51.3x	29.2x	25.5x	19.4x
FY 2	35.1x	24.4x	23.9x	16.8x

On the basis of certain of the foregoing information, Lazard calculated a median reference range for CBOT Holdings’ share price of $148-$208 per share based on base case estimates and $169-$255 per share based on base plus case estimates.

Discounted Cash Flow Analysis. Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for each of CBOT Holdings, CME Holdings and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x. Implied share prices for CBOT Holdings were calculated as the exchange ratio of 0.3500 times the implied ranges of the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings (which reflect the payment of the special dividend and the ERP payment) plus the special dividend. Implied share prices for CME Holdings and for the pro forma entity consisting of the combined businesses of CBOT Holdings and CME Holdings were calculated to reflect payment of the special dividend and the ERP payment.

Based on this analysis, Lazard calculated for CBOT Holdings a share price of $133-$169 per share based on base case estimates and $160-$204 per share based on base plus case estimates. Based on this analysis, Lazard calculated for CME Holdings a share price of $436-$554 per share based on base case estimates and $496-$632 per share based on base plus case estimates. Based on this analysis, Lazard calculated for the pro forma combined company a share price of $424-$549 based on base case estimates and $489-$634 based on base plus case estimates.

Lazard also calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for CBOT Holdings and the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the merger exchange ratio of 0.3500 and the implied share prices for the pro forma combined company. Using base case estimates, the potential increase in value of CBOT Holdings Class A common stock is 17.5% to 20.1%. Using base plus case estimates, the potential increase in value of CBOT Holdings Class A common stock is 12.3% to 14.5%.

Exchange Ratio Analysis. Based on the comparable public companies analyses, precedent transaction analyses and discounted cash flow analyses described above, Lazard calculated a range of implied exchange ratios. The “market valuation” exchange ratios reflect the implied value per share of CBOT Holdings (less the value of the special dividend) divided by CME Holdings’ price per share on June 13, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings (less the value of the special dividend) divided by the implied value per share of CME Holdings. The exchange ratio of 0.3655 reflects CBOT Holdings’ price per share on June 13, 2007 divided by CME Holdings’ price per share on June 13, 2007. The merger exchange ratio is 0.3500. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.2755x – 0.3208x
Base
Comparable Public Companies	0.2783x – 0.3241x
Precedent Transactions	0.2525x – 0.3607x
Discounted Cash Flow	0.2245x – 0.2903x
Base Plus
Comparable Public Companies	0.3486x – 0.4052x
Precedent Transactions	0.2906x – 0.4454x
Discounted Cash Flow	0.2728x – 0.3530x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.2534x – 0.3410x
Base
Comparable Public Companies	0.2385x – 0.3208x
Discounted Cash Flow	0.2234x – 0.3673x
Base Plus
Comparable Public Companies	0.2577x – 0.3460x
Discounted Cash Flow	0.2378x – 0.3924x

Accretion / Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and CME Holdings’ estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007, 2008 and 2009 based on IBES, base case estimates and base plus case estimates assuming a June 30, 2007 closing date. Lazard performed this pro forma analysis both assuming no tender offer following closing and the completion of CME Holdings’ proposed cash tender offer for 6,250,000 shares of CME Holdings Class A common stock at a fixed price of $560 per share following closing. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	Run Rate Synergies 2008	2009
Without Tender Offer
To CME	(0.5)% to 0.5%	(1.7)% to 1.2%	(0.1)% to 3.0%	(0.5)% to 0.9%
To CBOT	2.7% to 4.8%	11.7% to 18.0%	13.3% to 20.0%	13.3% to 19.2%
With Tender Offer
To CME	(2.3)% to (1.6)%	(1.4)% to 2.1%	0.4% to 3.6%	1.7% to 4.5%
To CBOT	1.5% to 3.8%	11.1% to 18.4%	13.3% to 20.6%	17.6% to 21.8%

Cash EPS

Range of Cash EPS Accretion/(Dilution)
	2007	2008	Run-Rate Synergies 2008	2009
Without Tender Offer
To CME	2.3% to 3.5%	2.0% to 5.2%	3.6% to 7.0%	2.7% to 4.2%
To CBOT	4.4% to 6.5%	15.5% to 22.7%	17.1% to 24.6%	16.5% to 23.2%
With Tender Offer
To CME	0.8 to 1.5%	2.8% to 5.6%	4.6% to 7.2%	5.3% to 7.5%
To CBOT	3.4% to 5.6%	16.4% to 23.7%	18.6% to 25.8%	21.2% to 26.3%

General. Lazard is acting as investment banker to the special transaction committee in connection with the merger and a fee of $3.75 million was earned upon rendering its opinion as of October 17, 2006, a fee of $3.75 million was earned upon rendering its opinion as of May 11, 2007, and an additional fee of $2.25 million will be payable to it upon consummation of the merger, plus up to an additional $0.5 million at the discretion of the special transaction committee based on the magnitude and complexity of the work performed relative to the parties’ expectations when Lazard was engaged. Lazard has in the past provided services to another committee of the Board of Directors of CBOT Holdings for which it has received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of CBOT Holdings and CME Holdings for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard’s engagement and opinion are for the benefit of the special transaction committee, and Lazard’s opinion was rendered to the special transaction committee in connection with its consideration of the merger. Lazard’s opinion does not address the underlying decision by CBOT Holdings to engage in the merger or the relative merits of the merger as compared to any other transaction or business strategy that may be available to CBOT Holdings. Further, Lazard’s opinion does not constitute a recommendation to any of the covered stockholders as to how such holder should act with respect to any matter relating to the merger, nor whether such holder should tender any shares of CME Holdings Class A common stock in the tender offer after completion of the merger. Lazard performed no investigation or analysis of the effect of the merger on the members of CBOT in their capacities as holders of certain trading rights and other privileges on CBOT and CBOE. Accordingly, Lazard expressed no opinion on such matters.

Lazard has agreed to permit the non-ER members committee to rely on the fairness opinion delivered by Lazard to the special transaction committee solely for purposes of the non-ER members committee’s evaluation of the exchange ratio. Lazard was not retained to represent or advise, and did not represent or advise, the special transaction committee or the non-ER members committee as to the rights or interests of any person with respect to (i) the potentially differing interests of CBOT Holdings Class A stockholders who have exercise rights at CBOE or have exercised such exercise rights at CBOE and those stockholders who do not have such exercise rights and have not exercised such exercise rights or (ii) the potentially differing interests of CBOT Holdings Class A stockholders who have other rights relating to membership on CBOT and those stockholders who do not have such rights.

Update to General Statement Regarding Certain Analyses of the ICE Proposal

The analyses of JPMorgan and Lazard set forth below that were presented to the CBOT Holdings board of directors and the CBOT Holdings special transaction committee, respectively, were based only on certain limited information provided to JPMorgan and Lazard by CBOT Holdings and ICE described below, as is customary with analyses of this type and nature, and are not related to other material factors considered by the CBOT Holdings board in arriving at the determination that the revised ICE proposal was not a “Superior Proposal” (within the meaning of the amended merger agreement), and separately considered by the CBOT Holdings special transaction committee in its evaluation of the revised ICE proposal. JPMorgan’s analyses were only part of the information considered by the CBOT Holdings board of directors in its evaluation of the revised ICE proposal, and Lazard’s analyses were only part of the information considered by the CBOT Holdings special transaction committee in its evaluation of the revised ICE proposal. For a description of the material factors considered by the CBOT Holdings board in determining that the ICE proposal was not a “Superior Proposal,” see “—Conclusions Regarding the ICE Proposal” in the joint proxy statement/prospectus.

Update to Analyses of JPMorgan, Financial Advisor to CBOT Holdings, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings board of directors’ review of the ICE proposal, at the meeting of the board of directors of CBOT Holdings on June 13, 2007, JPMorgan presented certain analyses to the CBOT Holdings board of directors regarding the ICE proposal. These analyses were prepared solely for the information of the board of directors of CBOT Holdings as of June 13, 2007, were not reviewed or approved by JPMorgan’s internal opinion committee and do not represent, or in any way constitute, an opinion or appraisal of JPMorgan with respect to the ICE proposal. JPMorgan did not express any opinion with respect to the ICE proposal, nor did JPMorgan express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transaction or business strategy that may be available to CBOT Holdings, including the merger. In addition, the analyses were based on data as of June 12, 2007 and do not permit comparison of the data set forth below with that set forth with respect to the merger in “—Opinion of JPMorgan, Financial Advisor to CBOT Holdings.” JPMorgan’s analyses were only part of the information considered by the board of directors of CBOT Holdings in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the board of directors with respect to the ICE proposal.

In performing its analysis, JPMorgan used certain information provided to it by CBOT Holdings and ICE, including financial forecasts for ICE for 2007 and 2008 as provided by ICE and financial forecasts for ICE for 2009 and beyond as provided by CBOT Holdings following conversations with ICE’s management. We refer to the financial forecasts provided by ICE and CBOT Holdings as the Base Case. JPMorgan was informed that the Base Case were the only financial forecasts available for ICE. Therefore, for certain of JPMorgan’s analyses of the ICE proposal, the Base Case projections for ICE were compared with both the Base Case and Base Plus Case projections for CBOT Holdings. The synergies estimates used by JPMorgan in connection with its analysis were provided by the management of CBOT Holdings based on management’s diligence and discussions with ICE’s management.

The following sets forth certain material financial analyses performed by JPMorgan with respect to the ICE proposal and presented to the board of directors of CBOT Holdings at its June 13, 2007 meeting. Such analyses includes information presented in tabular format which must be read together with the text accompanying such tables in order to be fully understood. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by JPMorgan with respect to any of the analyses performed by it.

Accretion/dilution of earnings impact analysis: JPMorgan analyzed the pro forma impact of a merger on estimated earnings per share for CBOT Holdings for the calendar year ending December 31, 2008. JPMorgan analyzed a range of offer values from approximately $212 to approximately $238 per CBOT share. The pro forma results were calculated as if the merger closed on December 31, 2006. Estimates for CBOT Holdings were based on the Base Case and Base Plus Case while all of the estimates for ICE were based on the Base Case. Calendar year 2008 accretion/(dilution) results assumed a $2.5 billion cash election and were pro forma for run-rate synergies, some of which were expected to be realized in 2009.

The GAAP accretion/(dilution) analysis on ICE’s earnings per share for the calendar year ending December 31, 2008 resulted in a range from 5.7% dilution to 1.2% accretion in the Base Case and a range from 4.9% accretion to 12.6% accretion in the Base Plus Case. The cash accretion/(dilution) analysis on ICE’s earnings per share for the same period resulted in a range from 0.0% dilution to 7.3% accretion in the Base Case and 10.6% accretion to 18.7% accretion in the Base Plus Case. In each case, the analysis excluded the impact of one-time restructuring charges.

Value creation analysis: JPMorgan estimated the potential impact on the value of CBOT Holdings Class A stockholders’ holdings of Class A common stock due to a transaction. The results were calculated as if the merger closed on June 30, 2007 and were based on the Base Case for both CBOT Holdings and ICE. JPMorgan calculated the potential increase/(decrease) in the equity value per share of CBOT Holdings Class A common stock using the Base Case by comparing (i) the estimated discounted cash flow valuation of CBOT Holdings Class A common stock with (ii) the estimated value of the pro forma ICE common stock calculated by adding (a) the estimated discounted cash flow valuation for CBOT Holdings Class A common stock, (b) the estimated discounted cash flow valuation for ICE’s common stock and (c) the estimated discounted cash flow valuation for the estimated synergies (less estimated integration costs) and subtracting (x) the cost of the break-up fee which would be paid by ICE pursuant to the terms of the proposed merger agreement and (y) the cost of the proposed payment by ICE with respect to the exercise rights, multiplied by a factor of approximately 52%, representing CBOT Holdings Class A stockholders’ pro forma ownership of the combined entity. Based on the assumptions set forth above, this analysis implied value creation per share of CBOT Holdings Class A common stock of $26.16 in a transaction with ICE.

Update to Analyses of Lazard, Financial Advisor to the CBOT Holdings Special Transaction Committee, with Respect to the ICE Proposal

General

In connection with the CBOT Holdings special transaction committee’s review of the ICE proposal, Lazard presented certain analyses to the special transaction committee regarding the ICE proposal. These analyses were prepared solely for the information of the CBOT Holdings special transaction committee as of June 13, 2007 and do not represent, or in any way constitute, an opinion or appraisal by Lazard with respect to the ICE proposal. Lazard did not express any opinion with respect to the ICE proposal, nor did Lazard express any opinion as to the relative merits of or consideration offered in the ICE proposal as compared to any other transactions or business strategy that may be available to CBOT Holdings, including the merger. Lazard’s analyses were only part of the information considered by the special transaction committee in its evaluation of the ICE proposal and should not be viewed as determinative of the views of the special transaction committee or management with respect to the ICE proposal.

In performing its analyses, Lazard used certain information provided to it by CBOT Holdings and ICE, including limited financial forecasts for ICE for 2007 and 2008 as provided by ICE. For 2009 through 2011, CBOT Holdings prepared base case projections for ICE following conversations with ICE’s management. Lazard was informed that no other forecasts, including base plus case projections, were available for ICE. Therefore, for certain of its analyses of the ICE proposal Lazard used base case projections for ICE alongside base plus case projections for CBOT Holdings. In addition, in analyzing the exchange ratio under the ICE proposal, Lazard used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. Based on information provided to it by CBOT Holdings and/or ICE, Lazard assumed, for the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE, cost synergies of $91 million in 2008 (with a 4% per annum growth rate thereafter), clearing synergies of $100 million in 2009 (with a 4% per annum growth rate thereafter) and revenue synergies of $60 million in 2008 (and applying growth rate assumptions to revenue synergies of 10.5% per annum from 2009 through 2011 and 4.0% per annum thereafter). Lazard further assumed that the payment by ICE of an aggregate amount of $333 million for the exercise right privileges as announced in the agreement between ICE and CBOE will be paid upon the consummation of the ICE proposal, and adjusted the cash of the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE to reflect such payment for the exercise right privileges.

The following sets forth certain material financial analyses performed by Lazard with respect to the ICE proposal, and includes information presented in tabular format. In order to fully understand these financial analyses, the information in tabular format must be read together with the text accompanying such tables. The information set forth below does not represent and should not be viewed by investors as constituting conclusions reached by Lazard with respect to any of the analyses performed by Lazard.

Analyses Performed

Lazard performed various financial and valuation analyses with respect to ICE and the pro forma entity consisting of the combined businesses of CBOT Holdings and ICE. The analyses and resulting indicative value ranges calculated by Lazard are described below. With respect to ICE, Lazard used base case projections provided by ICE’s management for 2007 and 2008, and base case projections provided by CBOT Holdings’ management for 2009 through 2011 following conversations with ICE’s management. Lazard also used certain IBES estimates in its analyses.

Transaction Multiple Analysis. Lazard calculated an implied transaction value of CBOT Holdings Class A common stock of $209.85 based on the ICE proposal exchange ratio of 1.4200 and the price of ICE common stock on June 13, 2007. The implied value per share represented a premium to the price per share of CBOT Holdings Class A common stock on June 13, 2007 of 4.1%.

Summary Valuation of ICE. The table below sets forth summary data with respect to the implied equity value per share of ICE common stock derived from the comparable companies analysis and discounted cash flow analysis performed by Lazard. The market price per share of ICE common stock as of June 13, 2007 was $147.78.

Implied ICE Share Price Range
IBES
Standalone Comparable Public Companies	$149 – $172
Pro Forma Comparable Public Companies	146 – 168
ICE Base Case
Standalone Comparable Public Companies	$147 – $170
Pro Forma Comparable Public Companies (CBOT Holdings Base Case)	145 – 168
Pro Forma Comparable Public Companies (CBOT Holdings Base Plus Case)	159 – 184
Standalone Discounted Cash Flow	114 – 149
Pro Forma Discounted Cash Flow (CBOT Holdings Base Case)	109 – 143
Pro Forma Discounted Cash Flow (CBOT Holdings Base Plus Case)	119 – 156

Pro Forma Price Earning Multiples Analysis. Lazard calculated the implied median reference range for CBOT Holdings’ share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for CBOT Holdings’ share price of $207-$239 per share based on IBES estimates for both ICE and CBOT Holdings, $206-$239 per share based on base case estimates for both ICE and CBOT Holdings and $226-$262 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Lazard also calculated the implied median reference range for ICE’s share price at the ICE proposal exchange ratio of 1.4200 if the stock of the pro forma combined entity were to trade at a range of 2008E and 2009E price earnings multiples. Based on this analysis and using GAAP earnings per share for the pro forma combined entity, Lazard calculated an implied median reference range for ICE’s share price of $146-$168 per share based on IBES estimates for both ICE and CBOT Holdings, $145-$168 per share based on base case estimates for both ICE and CBOT Holdings and $159-$184 per share based on base case estimates for ICE and base plus case estimates for CBOT Holdings.

Discounted Cash Flow Analysis. For the discounted cash flow analyses presented in the table above, Lazard calculated the net present value of projected free cash flows for 2007-2011 and added to this amount the present value of the terminal value in 2011. In each case, present values were calculated using weighted average costs of capital ranging from 11.0% to 14.0% for ICE and the pro forma combined company. Lazard calculated the terminal values using a range of terminal year EBITDA exit multiples of 12x to 14x.

Lazard calculated the potential increase in the equity value per share of CBOT Holdings Class A common stock based on the discounted cash flow analyses for the pro forma combined company. Lazard divided the implied share prices for CBOT Holdings Class A common stock by the product of the ICE proposal exchange ratio of 1.4200 and the implied share prices for the pro forma combined company. Using base case estimates for both ICE and CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 16.4% to 20.7%. Using base case estimates for ICE and base plus case estimates for CBOT Holdings, Lazard calculated the potential increase in value of CBOT Holdings Class A common stock as 5.6% to 9.1%.

Exchange Ratio Analysis. Lazard calculated a range of implied exchange ratios based on certain valuation analyses that it conducted with respect to ICE and the pro forma combined company. The “market valuation”

exchange ratios reflect the implied value per share of CBOT Holdings divided by ICE’s price per share on June 13, 2007. The “relative valuation” exchange ratios reflect the implied value per share of CBOT Holdings divided by the implied value per share of ICE. The exchange ratio of 1.3635 reflects CBOT Holdings’ price per share on June 13, 2007 divided by ICE’s price per share on June 13, 2007. The ICE proposal exchange ratio is 1.4200. The results of these calculations are set forth in the following tables:

Market Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	1.0896x – 1.2587x
Base
Comparable Public Companies	1.1000x – 1.2708x
Precedent Transactions	1.0038x – 1.4072x
Discounted Cash Flow	0.8994x – 1.1447x
Base Plus
Comparable Public Companies	1.3621x – 1.5734x
Precedent Transactions	1.1460x – 1.7232x
Discounted Cash Flow	1.0794x – 1.3786x

Relative Valuation Exchange Ratios

Range of Implied Exchange Ratio
IBES
Comparable Public Companies	0.9335x – 1.2472x
Base
Comparable Public Companies	0.9542x – 1.2744x
Discounted Cash Flow	0.8910x – 1.4780x
Base (ICE)/Base Plus (CBOT)
Comparable Public Companies	1.1815x – 1.5779x
Discounted Cash Flow	1.0693x – 1.7800x

Accretion/Dilution Analysis. Lazard analyzed the potential pro forma effect of the merger on each of CBOT Holdings’ and ICE’s estimated GAAP earnings per share and cash earnings per share (eliminating the potential estimated impact of amortization of intangible assets) for 2007 and 2008 based on IBES estimates for both ICE and CBOT Holdings, base case estimates for both ICE and CBOT Holdings and base case estimates for ICE and base plus case estimates for CBOT Holdings, assuming a September 30, 2007 closing date. Lazard performed this pro forma analysis both assuming that CBOT Holdings Class A stockholders elect to receive all stock consideration and that CBOT Holdings Class A stockholders elect to receive stock consideration and $2.5 billion of cash consideration. The results of these analyses are set forth in the following tables:

GAAP EPS

Range of GAAP EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(5.2)% to (3.5)%	(6.6)% to 3.6%	1.6% to 11.8%	(6.1)% to 4.7%
To CBOT	(3.0)% to (1.7)%	2.2% to 14.5%	10.3% to 24.6%	14.9% to 32.7%
Stock & Cash
To ICE	(7.8)% to (5.9)%	(7.3)% to 4.3%	2.0% to 13.5%	(3.6)% to 8.4%
To CBOT	(3.5)% to (2.3)%	2.9% to 13.7%	12.0% to 25.0%	18.9% to 36.3%

Cash EPS

Range of Cash EPS Accretion/(Dilution)
	2007	2008	2008 (Run-Rate Synergies)	2009 (Run-Rate Synergies)
All Stock
To ICE	(2.0)% to (0.4)%	(1.4)% to 8.7%	6.7% to 16.9%	(2.2)% to 8.7%
To CBOT	(2.1)% to (0.7)%	7.9% to 21.6%	16.0% to 31.7%	19.8% to 38.8%
Stock & Cash
To ICE	(4.4)% to (2.6)%	(1.3)% to 10.1%	7.9% to 19.3%	0.9% to 12.9%
To CBOT	(2.6)% to (1.3)%	9.3% to 21.7%	18.4% to 33.0%	24.5% to 43.3%

Update Regarding Interests of CBOT Holdings Executive Officers and Directors in the Merger

On June 13, 2007, CME Holdings and Bernard W. Dan, President and Chief Executive Officer of CBOT Holdings, entered into a letter agreement providing for Mr. Dan’s services as a special advisor to CME Group for one year following the closing of the merger, as discussed on page 136 of the joint proxy statement/prospectus. Mr. Dan will be paid $1.0 million for such service and will be reimbursed for up to $20,000 in professional fees incurred in connection with the letter agreement. The letter agreement provides that Mr. Dan will not assist or provide services to competitors of CME Group during the one-year term of the letter agreement.

Update to Legal Proceedings Regarding the Merger

Based on the revisions to the merger providing for the special dividend and granting appraisal rights to holders of shares of CBOT Holdings Class A common stock who do not vote in favor of the adoption of the amended merger agreement and perfect their appraisal rights under Delaware law as described in this supplement, CME Holdings and LAMPERS have reached a memorandum of understanding for settlement of the stockholder litigation in Delaware challenging the transaction, subject to final approval by the court. The plaintiff, LAMPERS, has agreed to drop its opposition to the merger, as its legal and financial advisors have determined that the proposed transaction is fair and in the best interests of CBOT Holdings stockholders. CME Holdings, on behalf of all defendants, has agreed to pay the fees and expenses of plaintiff’s counsel approved by the court, in an amount not to exceed $7.4 million. Neither CBOT Holdings nor its directors were a party to the memorandum of understanding.

Appraisal Rights

Holders of CBOT Holdings Class A common stock who dissent and do not approve the merger are entitled to certain appraisal rights in connection with the merger, as described below and in Annex I hereto. Such holders who perfect their appraisal rights and strictly follow certain procedures in the manner prescribed by Section 262 of the Delaware General Corporation Law, or “DGCL,” will be entitled to receive payment of the fair value of their shares, valued as of the effective time of the merger (which will be after payment of the special dividend), in cash from CME Group, as the surviving corporation in the merger.

SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS ANNEX I TO THIS SUPPLEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX I. ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of CBOT Holdings Class A common stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of CBOT Holdings Class A common stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If a CBOT Holdings Class A stockholder has a beneficial interest in shares of CBOT Holdings Class A common stock that are held of record in the name of another person, such as a broker or nominee, and such CBOT Holdings Class A stockholder desires to perfect whatever appraisal rights such beneficial CBOT Holdings Class A stockholder may have, such beneficial CBOT Holdings Class A stockholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below. Beneficial CBOT Holdings Class A stockholders with shares held in a brokerage account or in other nominee form that wish to exercise appraisal rights should promptly consult their broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

When the merger becomes effective, CBOT Holdings Class A stockholders who strictly comply with the procedures prescribed in Section 262 of the DGCL will be entitled to a judicial appraisal of the fair value of their shares as of the effective time of the merger (which will be after payment of the special dividend), exclusive of any element of value arising from the accomplishment or expectation of the merger, in cash from CME Group, as the surviving corporation in the merger. We advise any CBOT Holdings Class A stockholder considering demanding appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of CBOT Holdings Class A common stock as to which CBOT Holdings Class A appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective date of the merger.

While CBOT Holdings Class A stockholders electing to exercise their appraisal rights under Section 262 of the DGCL are not required to vote against the approval of the merger, a vote in favor of approval of the merger will result in a waiver of the holder’s right to appraisal rights. CBOT Holdings Class A stockholders electing to demand the appraisal of such stockholder’s shares shall deliver to CBOT Holdings, before the taking of the vote on the merger at the special meeting of CBOT Holding Class A stockholders on July 9, 2007, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs CBOT Holdings of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger shall not constitute such a demand. Please see the discussion below under the heading “Written Demand” for additional information regarding written demand requirements.

Within ten (10) days after the effective time of the merger, CME Group, as the surviving corporation, must provide notice of the date of effectiveness of the merger to all CBOT Holdings Class A stockholders who have not voted for approval of the merger agreement and who have otherwise complied with the requirements of Section 262 of the DGCL.

A CBOT Holdings Class A stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Telephone: (312) 435-3500

Attn: Secretary

Within 120 days after the effective date of the merger, any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL will be entitled, upon written request, to receive from CME Group, as the surviving corporation, a statement of the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received by CBOT Holdings, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten (10) days after the Dissenting Stockholder’s written request has been received by CME Group, as the surviving corporation, or within ten (10) days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, either CME Group, as the surviving corporation, or any Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of CBOT Holdings Class A common stock of all Dissenting Stockholders. If a petition for an appraisal is timely filed, then after a hearing on the petition, the Delaware Court of Chancery will determine which of the CBOT Holdings Class A stockholders are entitled to appraisal rights and then will appraise the shares of CBOT Holdings Class A common stock owned by those stockholders by determining the fair value of the shares as of the effective time of the merger (which will be after payment of the special dividend), exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. If no petition for appraisal is filed with the Delaware Court of Chancery by CME Group, as the surviving corporation, or any Dissenting Stockholder within 120 days after the effective time of the merger, then the Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive merger consideration paid in the merger on the same basis as other CBOT Holdings Class A stockholders. Inasmuch as CME Group, as the surviving corporation, has no obligation to file a petition, any CBOT Holdings Class A stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any CBOT Holdings Class A stockholder, however, without the approval of the Delaware Court of Chancery, which may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A Dissenting Stockholder who has timely demanded appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote the CBOT Holdings Class A common stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the CBOT Holdings Class A common stock, except for dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger, including the special dividend.

At any time within sixty (60) days after the effective time of the merger, any Dissenting Stockholder will have the right to withdraw the stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which CBOT Holdings Class A common stock is converted in the merger. After this sixty (60) day period, a Dissenting Stockholder that has strictly complied with the procedures prescribed in Section 262 of the DGCL may withdraw his or her demand for appraisal only with the written consent of CME Group and the approval of the Delaware Court of Chancery.

Written Demands

To be valid, written demands for appraisal must be made by record holders of shares. Beneficial owners who do not hold shares of record may not directly make appraisal demands. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares.

The written demand for appraisal must reasonably inform CBOT Holdings of the identity of the stockholder of record making the demand and indicate that the stockholder intends to demand appraisal of the stockholder’s shares. A demand for appraisal should be executed by or for the CBOT Holdings Class A stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If CBOT Holdings Class A common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If CBOT Holdings Class A common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A record owner who holds CBOT Holdings Class A common stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the CBOT Holdings Class A common stock held for all or less than all beneficial owners of the CBOT Holdings Class A stock for which the holder is the record owner. In that case, the written demand must state the number of shares of CBOT Holdings Class A common stock covered by the demand. Where the number of shares of CBOT Holdings Class A common stock is not expressly stated, the demand will be presumed to cover all shares of CBOT Holdings Class A common stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should promptly consult the record owner to determine the appropriate procedures for making a written demand for appraisal rights and should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

CBOT Holdings Class A stockholders considering whether to seek appraisal should bear in mind that the fair value of their CBOT Holdings Class A common stock determined under Section 262 of the DGCL could be more than, the same as or less than the value of the right to receive merger consideration in the merger. Also, CBOT Holdings and CME Holdings reserve the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the CBOT Holdings Class A common stock is less than the value of the merger consideration to be issued in the merger.

The process of dissenting and exercising appraisal rights requires strict compliance with technical prerequisites. CBOT Holdings Class A stockholders wishing to dissent and to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.

Any stockholder who fails to strictly comply with the requirements of Section 262 of the DGCL, attached as Annex I to this supplement will forfeit his, her or its rights to exercise appraisal rights and will receive merger consideration on the same basis as all other stockholders.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO DISSENT AND TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL CONTROL.

CME Holdings stockholders do not have appraisal rights in connection with the merger. In addition, CBOT members do not have appraisal rights with respect to their Series B memberships in connection with the merger.

THE AMENDMENT TO THE MERGER AGREEMENT

The following is a summary of the material provisions of the third amendment. This summary is qualified in its entirety by reference to the third amendment, a copy of which is attached as Annex A to this supplement and is incorporated into this document by reference. You should read the third amendment along with the amended merger agreement, a copy of which is attached as Annex A to the joint proxy statement/prospectus, in their entireties, as they are the legal documents governing the merger.

The Special Dividend

CBOT Holdings will declare a one-time, special cash dividend to holders of record on the applicable record date of CBOT Holdings Class A common stock in the amount of $9.14 per share of CBOT Holdings Class A common stock. CBOT Holdings will declare the special dividend prior to the special meeting of CBOT Holdings stockholders on July 9, 2007, with a record date to be set by the CBOT Holdings board of directors (or a committee thereof) prior to the closing of the merger.

The special dividend will only become payable upon, and the payment of the special dividend will be conditioned upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and will be paid immediately prior to the effective time of the merger.

CME Holdings and CBOT Holdings agree that the relevant record date holders of CBOT Holdings Class A common stock will be entitled to receive the special dividend in addition to any merger consideration that such relevant record date holders are entitled to receive for each share of CBOT Holdings Class A common stock pursuant to the amended merger agreement.

The special dividend is in addition to the quarterly cash dividend of $0.29 per outstanding share of CBOT Holdings Class A common stock that CBOT Holdings may pay to holders of record on the applicable record date in each of the three month periods ending September 30, 2007 and December 31, 2007, except that CBOT Holdings may not set a record date or pay the quarterly cash dividend in any such three month period in which the completion of the merger occurs or is expected to occur.

Exercise Rights

Contingent upon the effectiveness of the merger:

•

Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an exercise right privilege is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty five (45) day period immediately following the effective time of the merger, referred to as the “offer period,” to sell any such exercise right privilege to CBOT for the ERP payment of $250,000, referred to as a “purchase offer.” In order to exercise the purchase offer, such holder must deliver to CBOT prior to the expiration of the offer period (i) the exercise right privilege and (ii) a duly executed assignment agreement in the form attached to the amended and restated certificate of incorporation of CBOT. CBOT will make payment to a holder who makes the required delivery of the exercise right privilege and the assignment agreement within thirty (30) days after the expiration of the offer period.

•

With respect to the CBOE litigation, in the event of a final, non-appealable resolution of all claims of the class members set forth in the complaint on file with the court setting forth the claims in the CBOE litigation as of the time of the final resolution that is binding on all class members, which may include, without limitation (i) a judgment of the court resolving the CBOE litigation, (ii) a settlement resolving the CBOE litigation confirmed by an order of the court and (iii) if the CBOE litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the class members set forth in the complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the exercise right privileges purchased by CBOT pursuant to this paragraph from being used by a member of the class to participate in a final resolution, referred to, in each case, as a “final resolution,” pursuant to which the members of the class as certified by the court in the CBOE litigation receive a recovery of cash, marketable securities or other property or rights with respect to each exercise right privilege held by a class member and/or retain or are declared to have property or rights with respect to each exercise right privilege held by a class member, collectively referred to as a “per ERP recovery,” with an aggregate fair market value less than the ERP payment, CBOT will pay to each such class member with respect to each such exercise right privilege held by such class member an amount equal to the difference between the ERP payment and the fair market value of the per ERP recovery so received or retained, as applicable, by such class member with respect to such exercise right privilege held by such class member, referred to as a “balance payment.”

•

In order for a class member to receive a balance payment with respect to an exercise right privilege, such class member must provide evidence satisfactory to CBOT that such class member received the per ERP recovery pursuant to the settlement or judgment with respect to such exercise right privilege. CBOT will make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the fair market value of the per ERP recovery is determined in accordance with the terms of the amended and restated certificate of incorporation of CBOT.

•

In the event of the entry of a final resolution pursuant to which the class members do not receive or retain, as applicable, any per ERP recovery, referred to as a “zero judgment,” CBOT will pay to each person who provides evidence reasonably satisfactory to CBOT that such person meets the requirements of a class member, referred to as a “non-recovery class member,” the ERP payment for each exercise right privilege held by such non-recovery class member. CBOT will make payment to a non-recovery class member within thirty (30) days after the date such person’s status as a non-recovery class member is determined in accordance with the amended and restated certificate of incorporation of CBOT.

•

If a final resolution results in recovery in anything other than cash, including, for example, a settlement that includes the continuation of trading privileges for exerciser members at the CBOE, an independent investment banking firm selected by the CBOT directors, as defined in the amended merger agreement, and approved by the full CBOT board of directors will determine the value of the payment received.

In no event will CBOT pay any amount in excess of $250,000 for any single exercise right privilege.

The amended and restated certificate of incorporation of CBOT was amended to remove the $15 million cap on out-of-pocket costs (including attorneys’ fees) with respect to CBOT’s obligations to prosecute the CBOE litigation and defend against any other proceedings brought to challenge the exercise rights and to take reasonable steps to secure for the exerciser members the right to receive any dividends or other distributions to be made by the CBOE to its members.

A copy of the Amended and Restated Certificate of Incorporation of CBOT is attached to this supplement as Annex H.

CBOT Directors

The CME Group certificate of incorporation and by-laws were revised to extend by two years the period of time during which the CBOT directors, who will be the CME Group directors who formerly were CBOT Holdings directors or their successors chosen by such former CBOT Holdings directors, are designated to serve on the CME Group board of directors. The CBOT directors will be designated for nomination or election to the CME Group board of directors until the CME Group annual meeting of stockholders in 2012 and will serve until the end of their elected term.

The vice chairman of CME Group and two (2) CBOT directors designated by the vice chairman of CME Group will continue to serve as members of the executive committee of the board of directors of CME Group until the 2010 annual meeting of stockholders. The chairman of the board of directors of CBOT Holdings will continue to serve as vice chairman of the board of directors of CME Group until the 2010 annual meeting of stockholders.

A copy of the CME Group Certificate of Incorporation and By-Laws are attached to this supplement as Annexes F and G, respectively.

CBOT Rule Changes

The amended and restated certificate of incorporation of CBOT was revised to extend the period of time the CBOT directors can veto changes to the CBOT rules that would materially impair the business of CBOT or the business opportunities of CBOT members from two years to the period of time ending with the CME Group annual meeting of stockholders in 2012.

A copy of the Amended and Restated Certificate of Incorporation of CBOT is attached to this supplement as Annex H.

Appraisal Rights

Shares of CBOT Holdings Class a common stock which are issued and outstanding immediately prior to the effective time and held by a holder who has not voted such shares in favor of the merger and who has demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law will not be converted into the right to receive the merger consideration, unless such holder fails to perfect, withdraws or loses the right to appraisal.

If, after the effective time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares of CBOT Holdings will be treated as if they had been converted as of the effective time into the right to receive the merger consideration. CBOT Holdings will give CME Holdings reasonably prompt notice of any demands received by CBOT Holdings for appraisal of shares of CBOT Holdings Class A Common Stock, and CME Holdings will have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of CME Holdings or if ordered to do so by a court of competent jurisdiction, CBOT Holdings will not make any payment with respect to, or offer to settle or settle, any such demands.

ANY CBOT HOLDINGS CLASS A STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX I CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

A VOTE IN FAVOR OF THE MERGER BY A CBOT HOLDINGS CLASS A STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY FOR THE SPECIAL MEETING OF CBOT HOLDINGS CLASS A STOCKHOLDERS ON JULY 9, 2007 VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS.

Tax Free Reorganization

If, in the opinion of either counsel to CME Holdings or counsel to CBOT Holdings, it is highly likely that the merger could fail to qualify as a tax free reorganization described in Section 368 of the Code due to the exercise of appraisal rights or otherwise, then the parties will negotiate in good faith to restructure the merger in order that it shall otherwise qualify as a transaction that is in whole or in part tax-free under the Code, including as a Section 351 exchange under the Code; provided, that in no way shall such restructuring result in any change in the exchange ratio, the merger consideration or in the economics or other material terms of the transactions contemplated by the amended merger agreement to CME Holdings or its stockholders, or CBOT Holdings, CBOT or their respective stockholders and members.

UPDATE TO REGULATORY APPROVALS

United States Antitrust

On June 11, 2007, the Antitrust Division of the U.S. Department of Justice closed its investigation into the proposed merger of CBOT Holdings with CME Holdings without conditions. The Antitrust Division determined that the evidence did not indicate that either the merger or the clearing agreement between CME Holdings and CBOT Holdings was likely to reduce competition substantially.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPECIAL DIVIDEND AND THE EXERCISE RIGHT PRIVILEGE PAYMENT

Special Dividend

Although the tax treatment of the special dividend is unclear, CBOT Holdings and CME Holdings intend to report the special dividend as a distribution with respect to CBOT Holdings Class A common stock for U.S. federal income tax purposes. It is possible, however, the IRS may take a contrary position, and to the extent the IRS were to prevail, the amount paid as the special dividend would be treated as additional cash received in connection with the merger, and not treated as a distribution for U.S. federal income tax purposes.

If the special dividend is treated as a distribution with respect to CBOT Holdings common stock, the gross amount paid to holders of CBOT Holdings common stock will be characterized as dividend income to the extent that the CBOT Holdings special dividend does not exceed CBOT Holding’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). In the event that the amount of the special dividend exceeds CBOT Holding’s current and accumulated earnings and profits, the excess should be treated as non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common stock, calculated on a share-by-share basis, and thereafter as gain from the sale or exchange of CBOT Holdings common stock. This gain would be capital gain provided that such stockholder holds the CBOT Holdings common stock as a capital asset as of the time of the CBOT Holdings special dividend. The determination of CBOT Holdings’ earnings and profits entails complex factual and legal analysis which will not be completed until after the effective time of the merger.

Treatment of U.S. Holders of CBOT Holdings Class A common stock

Dividend income will be includible in the gross income of a holder of CBOT Holdings common stock on the day received. Under current law this income will generally be taxed to non-corporate stockholders at the rates applicable to long-term capital gains (currently a 15% maximum U.S. federal rate), provided that a minimum holding period (generally, ownership of the stock for more than 60 days during the 121-day period surrounding the ex-dividend date) and other requirements are satisfied. Corporate U.S. holders may be entitled to a dividends-received deduction with respect to distributions treated as dividend income for U.S. federal income tax purposes, subject to limitations and conditions. U.S. holders should consult their tax advisors regarding their ability to satisfy the minimum holding period and other requirements for favorable tax treatment of dividend income and the potential application of the “extraordinary dividend” provisions of the Code.

If the special dividend were treated as cash received in connection with the merger, the gross amount paid to holders of CBOT Holdings common stock will generally cause any U.S. holder to recognize capital gain (but not loss) on the exchange equal to the lesser of (i) the excess, if any, of the sum of (a) the amount of cash received pursuant to the special dividend (b) the amount of cash received pursuant to the tender offer (if the cash received in the tender offer is treated as consideration received in the merger, see “Material U.S. Federal Tax Income Consequences of the Merger—Tax Consequences of the Merger for CBOT Holdings Stockholders” in the joint proxy statement/prospectus), and (c) the fair market value of CME Holdings Class A common stock received in the merger and not surrendered in the tender offer (if cash received in the tender offer is treated as consideration received in the merger), over such U.S. holder’s tax basis in the shares of CBOT Holdings Class A common stock surrendered by the U.S. holder in the merger, or (ii) the sum of the amount of cash received pursuant to the special dividend and the amount of cash received pursuant to the tender offer (if cash received in the tender offer is treated as consideration received in the merger). U.S. holders should consult their tax advisors regarding the treatment of the special dividend as merger consideration.

Treatment of non-U.S. holders of CBOT Holdings Class A common stock

Dividend income generally will be subject to withholding at a 30% rate if such dividend income is not effectively connected with a U.S. trade or business of the non-U.S. holder. The 30% rate may be reduced under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. holder resides or is organized. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding.

Income of non-U.S. holders that is treated as effectively connected with a U.S. trade or business (and attributable to a U.S. permanent establishment or fixed base in the case of non-U.S. holders subject to an applicable income tax treaty) is subject to U.S. federal income tax at the graduated rates applicable to U.S. holders. Such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. Corporate non-U.S. holders may also be subject to a branch profits tax on such effectively connected income at a rate of 30% or such lower rate as an applicable income tax treaty may provide. In general, a non-U.S. holder must furnish an IRS Form W-8BEN or IRS Form W-8ECI, as applicable, in order to prove its eligibility for any of the foregoing reduced rates.

Distributions in excess of CBOT Holding’s current and accumulated earnings and profits will be treated as non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common stock, calculated on a share-by-share basis, and thereafter as gain from the sale or exchange of CBOT Holdings common stock. This gain would be capital gain provided that such stockholder holds the CBOT Holdings common stock as a capital asset as of the time of the CBOT Holdings special dividend. Any such capital gain will generally not be subject to U.S. federal income tax, subject to the exceptions discussed below in the treatment of the special dividend as cash received in connection with the merger.

If the special dividend were treated as cash received in connection with the merger, the gross amount paid to holders of CBOT Holdings common stock will generally not be subject to U.S. federal income tax by a non-U.S. holder unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if certain income tax treaties apply, is attributable to a permanent establishment), (ii) CBOT Holdings is a “U.S. real property holding corporation” at any time within the shorter of the five-year period ending on the date on which the proposed transaction is consummated or such non-U.S. holder’s holding period, or (iii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met. In the case of (i)-(iii), a non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder.

The rules relating to non-U.S. holders are complex and dependent on the specific factual circumstances particular to each non-U.S. holder. Consequently, each non-U.S. holder should consult its tax advisor as to the U.S. federal income tax consequences relevant to such non-U.S. holder.

Exercise Right Privilege Payments

Forty-Five Day Offer to Purchase

If a permitted exercise right privilege holder (a holder of record as of May 29, 2007 on the official books and records of CBOT of (I) a Series B-1 Membership in respect of which an exercise right privilege is issuable but has not been issued or (II) both (a) an exercise right privilege and (b) a Series B-1 Membership) accepts the offer to purchase during the forty-five day period immediately following the effective time of the merger, such holder will recognize gain or loss on the difference between the $250,000 received and the holder’s tax basis in the exercise right privilege exchanged. Any gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the holder’s holding period for the exercise right privilege exchanged is more than one year ending on the date of the exchange.

Receipt of Put Right Associated with the Guarantee

Although the tax treatment for an exercise right privilege holder is uncertain, such holder may recognize ordinary income at the closing of the merger based on the fair market value of the deemed “put right” associated with the guarantee received for U.S. federal income tax purposes.

The requirement in the amended and restated CBOT charter that CBOT will guarantee each class member in the CBOE litigation that receives a recovery (e.g. cash, marketable securities, retention of property rights with respect to an exercise right privilege, or other property), the fair market value of which is less than $250,000, an amount equal to the difference between $250,000 and the fair market value of the recovery received (or if no recovery is received the difference between $250,000 and zero) will be treated by CBOT as a put right granted to each exercise right privilege holder for U.S. federal income tax purposes. The receipt of the “put right” by an exercise right privilege holder may result in ordinary income based on the valuation of the put option. An exercise right privilege holder who recognizes such income will be treated as if the exercise right privilege holder paid an equivalent amount as a premium in exchange for the put option.

If the exercise right privilege holder receives a payment pursuant to the right described in the preceding paragraph, gain or loss will be recognized taking into account, as added basis in the exercise right privilege, the amount of ordinary income recognized in connection with the receipt of such right. Any gain or loss should be treated as a capital gain or loss and generally will be long-term capital gain or loss if the exercise right privilege holder held the exercise right privilege for more than one year at the time the payment is received.

If CBOT is no longer obligated to make a payment pursuant to the above right (i.e. the deemed “put right” lapses because the recovery in the CBOE litigation exceeds $250,000 or the exercise right privilege holder is not a class member as certified by the court in the CBOE litigation) the exercise right privilege holder will realize a capital loss in the amount of the basis attributable to the income recognized on the receipt of the “put right.”

Treatment of non-U.S. holders of an Exercise Right Privilege

A non-U.S. exercise right privilege holder generally will not be subject to U.S. federal income tax on any cash received by accepting the forty-five day offer to purchase, any imputed ordinary income upon receipt of the “put right,” or any cash settlement received in the exercise of a put right, unless (i) such income or gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if certain income tax treaties apply, is attributable to a permanent establishment) or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met. In the case of (i) and (ii), a non-U.S. holder will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder.

The rules relating to non-U.S. holders are complex and dependent on the specific factual circumstances particular to each non-U.S. holder. Consequently, each non-U.S. holder should consult its tax advisor as to the U.S. federal income tax consequences relevant to such non-U.S. holder.

Holders of CBOT Holdings Class A common stock and holders of exercise right privileges should consult with their own tax advisors as to the tax consequences of the special dividend and the ERP payment in their particular circumstances.

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR CME GROUP

The unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by the Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined income statements for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In the combination, CME Holdings and CBOT Holdings will combine their businesses under the name CME Group. Upon the completion of the merger, for each share of CBOT Holdings Class A common stock owned, CBOT Holdings Class A stockholders will receive 0.3500 shares of CME Holdings Class A common stock. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the tender offer after completion of the merger, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt related to the tender offer, the ERP payment or the guarantee.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change on the closing date of the merger. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, intangible assets and in-process research and development of CBOT Holdings as of the closing date of the merger, as well as merger-related transaction costs.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings from synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2007

(amounts in thousands)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,139,793	$187,869		$(231,208)	(A	)(B)	$1,096,454
Collateral from securities lending	2,112,451	—					2,112,451
Marketable securities	219,282	362,366		(362,366)		(B)	219,282
Accounts receivable, net of allowance	162,081	79,280		(18,796)		(C)	222,565
Other current assets	41,884	18,470					60,354
Cash performance bonds and security deposits	926,575	—					926,575

Total current assets	4,602,066	647,985		(612,370)			4,637,681
Property, net of accumulated depreciation	165,506	215,794		24,698		(D)	405,998
Intangible assets, net of amortization	10,133	—		8,666,750		(E)	8,676,883
Goodwill	11,565	—		4,221,698		(F)	4,233,263
Other	97,249	21,618		(35,311)		(G)	83,556

Total Assets	$4,886,519	$885,397		$12,265,465			$18,037,381

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$30,955	$20,26	$				$51,211
Payable under securities lending agreements	2,112,451	—					2,112,451
Other current liabilities	151,706	84,719		(18,796)		(C)	229,329
				11,700		(H)
Cash performance bonds and security deposits	926,575	—					926,575

Total current liabilities	3,221,687	104,975		(7,096)			3,319,566
Deferred income taxes	—	97		3,414,889		(G)	3,414,986
Other liabilities	39,040	17,110					56,150

Total Liabilities	3,260,727	122,182		3,407,793			6,790,702

Shareholders’ equity	1,625,792	763,215		8,857,672		(I)	11,246,679

Total liabilities and shareholders’ equity	$4,886,519	$885,397		$12,265,465			$18,037,381

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2006

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$866,089	$481,247	$				$1,347,336
Processing services	90,148	—		(75,409)	(J	)	14,739
Quotation data fees	80,836	98,608					179,444
Access fees	20,154	—					20,154
Communication fees	8,588	6,904					15,492
Building	—	23,139					23,139
Other	24,132	11,193					35,325

Total Revenues	1,089,947	621,091		(75,409)			1,635,629

Expenses
Compensation and benefits	202,966	77,119					280,085
Clearing services	—	75,409		(75,409)	(J	)	—
Communications	31,580	24,648					56,228
Technology support services	31,226	24,700					55,926
Professional fees and outside services	34,290	26,559					60,849
Depreciation and amortization	72,783	54,798		(36)	(D	)	194,775
				67,230	(E	)
Occupancy	29,614	—					29,614
Building	—	24,461					24,461
Licensing and other fee agreements	25,733	7,281					33,014
Marketing, advertising and public relations	16,740	11,735					28,475
Other	24,160	18,344					42,504

Total Expenses	469,092	345,054		(8,215)			805,931

Operating Income	620,855	276,037		(67,194)			829,698

Non-Operating Income and Expense
Investment income	55,792	19,107					74,899
Securities lending interest income	94,028	—					94,028
Securities lending interest expense	(92,103)	—					(92,103)
Interest expense	—	(1,513)					(1,513)
Equity in losses of unconsolidated subsidiaries	(6,915)	(1,710)					(8,625)

Total Non-Operating	50,802	15,884					66,686

Income before Income Taxes	671,657	291,921		(67,194)			896,384
Income tax provision	(264,309)	(119,679)		26,710	(K	)	(357,278)

Net income before nonrecurring charges directly attributable to the transaction	$407,348	$172,242		$(40,484)			$539,106

Earnings Per Common Share:
Basic	$11.74	$3.26					$10.14
Diluted	11.60	3.26					10.05

Weighted Average Number of Common Shares:
Basic	34,696	52,792		(34,315)	(L	)	53,173
Diluted	35,124	52,861		(34,360)	(L	)	53,625

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

CME GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2007

(amounts in thousands, except per share data)

	CME Holdings Historical	CBOT Holdings Historical	Pro Forma Adjustments		Note 3		CME Group Combined Pro Forma
Revenues
Clearing and transaction fees	$258,241	$151,653	$				$409,894
Processing services	34,759	—		(21,796)	(J	)	12,963
Quotation data fees	25,016	25,082					50,098
Access fees	5,461	—					5,461
Communication fees	2,016	1,637					3,653
Building	—	5,915					5,915
Other	6,838	3,450					10,288

Total Revenues	332,331	187,737		(21,796)			498,272

Expenses
Compensation and benefits	56,400	20,469					76,869
Clearing services	—	21,796		(21,796)	(J	)	—
Communications	9,079	5,679					14,758
Technology support services	8,892	6,093					14,985
Professional fees and outside services	9,172	16,654					25,826
Depreciation and amortization	19,989	11,520		(9)	(D	)	47,783
				16,283	(E	)
Occupancy	8,827	—					8,827
Building	—	6,420					6,420
Licensing and other fee agreements	7,035	2,119					9,154
Marketing, advertising and public relations	5,983	2,991					8,974
Other	6,347	4,477					10,824

Total Expenses	131,724	98,218		(5,522)			224,420

Operating Income	200,607	89,519		(16,274)			273,852

Non-Operating Income and Expense
Investment income	17,305	6,376					23,681
Securities lending interest income	32,890	—					32,890
Securities lending interest expense	(32,425)	—					(32,425)
Interest expense	—	(216)					(216)
Equity in losses of unconsolidated subsidiaries	(3,020)	(697)					(3,717)

Total Non-Operating	14,750	5,463					20,213

Income before Income Taxes	215,357	94,982		(16,274)			294,065
Income tax provision	(85,329)	(39,591)		6,469	(K	)	(118,451)

Net income before nonrecurring charges directly attributable to the transaction	$130,028	$55,391		$(9,805)			$175,614

Earnings Per Common Share:
Basic	$3.73	$1.05					$3.29
Diluted	3.69	1.05					3.27

Weighted Average Number of Common Shares:
Basic	34,851	52,798		(34,319)	(L	)	53,330
Diluted	35,229	52,900		(34,385)	(L	)	53,744

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION FOR CME GROUP

1. Basis of Pro Forma Presentation

The preceding unaudited pro forma condensed combined financial information is derived from the historical financial statements of CME Holdings and CBOT Holdings. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, with CME Holdings treated as the acquirer. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the merger occurred on March 31, 2007. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 and the three months ended March 31, 2007 are presented as if the merger occurred on January 1, 2006.

In accordance with SFAS No. 141, Business Combinations, the purchase price has been allocated to tangible and identifiable intangible assets acquired and liabilities assumed as well as in-process research and development based on a preliminary estimate of CBOT Holdings’ fair values as of the assumed closing date of March 31, 2007. The excess of the purchase price over the net assets acquired has been recorded as goodwill. Significant assumptions and estimates have been used in determining the preliminary purchase price and preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial information. The final determination of such assumptions and estimates cannot be made until the merger is completed.

Certain historical balances of CME Holdings and CBOT Holdings have been reclassified in the statements of income to conform to the pro forma combined presentation. Management expects that there could be additional reclassifications in both the balance sheet and statement of income following the merger. Additionally, management will continue to assess CBOT Holdings’ accounting policies for any additional adjustments that may be required to conform CBOT Holdings’ accounting policies to those of CME Holdings.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated financial position or consolidated results of operations of CME Group that would have been reported had the merger been completed as of the dates described above, and should not be taken as indicative of any future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed combined statements of income do not reflect any revenue or cost savings synergies that may be achieved with respect to the combined companies, or the impact of non-recurring items, including restructuring liabilities, directly related to the merger.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of CME Holdings and CBOT Holdings included in their respective Annual Reports on Form 10-K for the year ended December 31, 2006 and subsequent Quarterly Reports on Form 10-Q for the periods presented.

2. Purchase Price

On October 17, 2006, CME Holdings and CBOT Holdings entered into a definitive merger agreement, as amended on December 20, 2006, May 11, 2007 and June 14, 2007. The merger is expected to close in mid-2007, subject to a number of approvals, including the approval of CME Holdings stockholders and CBOT Holdings stockholders at the stockholder meetings and the CBOT membership approvals at the member meeting, as well as satisfaction of customary closing conditions.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the merger has not been completed. The actual purchase price will be based on the value of CME Holdings Class A common stock issued to CBOT Holdings’ Class A stockholders, the fair value of CBOT Holdings’ stock options and restricted stock awards that will be exchanged for CME Holdings’ stock options and restricted stock awards, and the actual transaction-related costs of CME Group. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of CBOT Holdings on the date the merger is complete, including the reduction in cash and marketable securities as a result of the special dividend. Any increases or decreases in the fair value of assets and liabilities will result in an adjustment to goodwill.

For purposes of the unaudited pro forma condensed combined financial information, CME Holdings has used CBOT Holdings’ assets and liabilities as of March 31, 2007 as the basis for developing fair value estimates. The final valuation of identifiable intangible assets may change significantly from the preliminary estimates, which could result in a material change in the amortization of intangible assets. The fair value of stock-based payments exchanged and the portion of value associated with unearned stock-based compensation could change based on stock-based payment activity through the merger date, which could materially change the valuation of stock-based payments and the unearned stock-based compensation charges recorded as of the merger date, as well as the associated future stock-based compensation expense. Additionally, changes in the balances of CBOT Holdings’ cash, marketable securities and other tangible assets and liabilities could be substantial from March 31, 2007 to the date of the merger.

The unaudited pro forma condensed combined financial information does not include all of the potential effects of restructuring certain activities of pre-merger CME Holdings’ or CBOT Holdings’ operations, nor does it include any borrowings that may be required to finance any related restructuring activities. These restructuring liabilities, once determined, may be material and may include additional costs for severance, costs of vacating facilities and costs to exit or terminate other duplicative activities. At the closing of the merger, liabilities related to restructuring CBOT Holdings’ operations would be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring CME Holdings’ operations would be recorded as expenses in CME Holdings’ statements of income in the period that the costs are incurred.

For purposes of the unaudited pro forma condensed combined financial information, the total preliminary purchase price is estimated at $10.2 billion and is comprised of (amounts in thousands, except per share data):

Acquisition of the outstanding common stock of CBOT Holdings(i):
In exchange for CME Holdings common stock (52,798 CBOT Holdings shares x 0.3500 x $518.82 per share)	$9,587,393
Estimated fair value of CBOT Holdings stock options and restricted stock awards exchanged(ii)	43,935
Merger-related transaction costs(iii)	111,000
CBOT Holdings special dividend (52,798 CBOT Holdings shares x $9.14 per share)	482,574

Total preliminary purchase price	$10,224,902

(i)	Pursuant to the amended merger agreement, each share of CBOT Holdings Class A common stock will be converted into the right to receive 0.3500 shares of CME Holdings Class A common stock. The share price of $518.82 used to calculate the value of CME Holdings Class A common stock issued in exchange for CBOT Holdings Class A common stock is based on the average closing price of CME Holdings Class A common stock for the five-day period beginning two days before and ending two days after May 11, 2007 (the prior amendment date).
(ii)

Under CBOT Holdings’ current equity incentive plan, 301,800 stock options and 41,667 restricted stock awards are outstanding at March 31, 2007. For purposes of preparing pro forma information, the fair value of estimated stock options and restricted stock awards exchanged was determined using a share price of $532.46, the closing price of CME Holdings Class A common stock on March 31, 2007. The final fair value will be calculated using the closing share price on the trading day prior to the merger’s closing date. The fair value of stock options was calculated using a Black-Scholes valuation model with the following assumptions: expected life of 4.3 to 4.9 years; risk-free interest rate of 4.5%; expected volatility of 30.0%; and a dividend yield of 0.7%. The fair value of restricted stock awards was estimated as $532.46 per share, the closing share price on March 31, 2007. The portion of the estimated fair value of unvested CBOT

Holdings stock options related to future service is allocated to unearned stock-based compensation and will be expensed within the first 12 months following the closing date of the merger, the remaining expected vesting period. This stock-based compensation expense, estimated at $6.9 million, is considered a non-recurring charge directly related to the merger, and as such, is not included in the unaudited pro forma condensed combined statements of income.

CME Group intends to retain all of the rights, terms and conditions of the plan under which stock options and restricted stock awards were originally granted by CBOT Holdings, including a provision to provide for accelerated vesting of all unvested restricted stock awards upon a change in control and unvested stock options at the earlier of involuntary termination or one year after the change in control. Until the impact of the restructuring on combined operations has been assessed, management cannot finalize its estimate of stock-based compensation expense that will be recorded during any vesting period occurring after the merger.
(iii)	Merger-related transaction costs include CME Holdings’ estimate of investment banking, legal and accounting fees and other external costs directly related to the merger, including fees paid for fairness opinions. Investment banking fees payable by CBOT Holdings to JPMorgan are variable in nature and are calculated as 0.3% of the total consideration.

The purchase price will be allocated to CBOT Holdings’ tangible and intangible assets acquired, liabilities assumed and in-process research and development based on their estimated fair values as of the merger date. The following is a summary of the preliminary purchase price allocation as reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2007 (amounts in thousands):

Net tangible assets:
Cash and cash equivalents	$187,869
Property, net	240,492
Other assets and liabilities, net	359,552

787,913
Identifiable intangible assets	8,666,750
Net deferred tax liability	(3,450,200)
Other accrued liabilities	(11,700)
In-process research and development	3,500
Unearned stock-based compensation	6,941
Goodwill	4,221,698

Total preliminary purchase price	$10,224,902

3. Pro Forma Adjustments

(A) To record the estimated effect of transaction costs. For purposes of preparing the pro forma condensed combined balance sheet as of March 31, 2007, all transactions costs have been treated as unpaid. As of March 31, 2007, merger-related transactions costs of $14.1 million and $16.5 million have been paid by CME Holdings and CBOT Holdings, respectively.

(B) To record the special dividend paid to CBOT Holdings stockholders prior to, but contingent upon, the satisfaction or waiver of all conditions set forth in the amended merger agreement and immediately prior to the effective time of the merger. Cash and marketable securities of CBOT Holdings in the amount of $120,208 and $362,366, respectively, were assumed to be liquidated in payment of the special dividend.

(C) To eliminate the effects of open invoices for clearing services provided by CME Holdings to CBOT Holdings.

(D) To adjust the book value of CBOT Holdings property to its preliminary estimated fair value.

(dollars in thousands)	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Estimated Useful Life	Annual Depreciation	Three Months Depreciation
Land	$34,234	$60,000	$25,766	n/a	$—	$—
Buildings	101,068	100,000	(1,068)	30 years	(36)	(9)
Other property	80,492	80,492	—	3 to 20 years	—	—

Total pro forma adjustments			$24,698		$(36)	$(9)

Depreciation expense has been calculated using a straight-line method over the estimated useful life.

(E) To record identifiable intangible assets at their preliminary estimated fair values. Fair values for trade name and open interest intangible assets have been estimated using an income approach. Fair values for all other intangible assets were estimated using a multi-period excess earnings method. Amortization expense has been calculated using a straight-line method over the estimated useful life.

(dollars in thousands)	Preliminary Fair Value	Estimated Useful Life (in years)	Annual Amortization	Three Months Amortization
Trade name	$281,000	Indefinite	$—	$—
Market data customer relationships(i)	291,000	30	9,700	2,425
Clearing firm relationships(i)	918,000	30	30,600	7,650
Trading products, excluding metals(ii)	7,050,500	Indefinite	—	—
Metals trading products(iii)	34,000	5	6,800	1,700
Dow Jones products	40,500	5	8,100	2,025
Open interest(iv)	2,100	0.5	2,100	—
Other	49,650	5	9,930	2,483

Total pro forma adjustments	$8,666,750		$67,230	$16,283

(i)	Based on information currently available, the fair values of market data customer relationships and clearing firm relationships, both of which are non-contractual, have been amortized using the straight-line method.
(ii)	An indefinite life was assumed for agricultural, financial, and other trading product families, excluding metals. These products have traded at CBOT for decades (and in some cases, for over 120 years) and authorizations by the CFTC to trade these products are perpetual. Moreover, a historical analysis of the trading volume data demonstrates that these volumes have increased annually for the past few decades and management does not anticipate a decline in volume or a discontinuation of these products.
(iii)	Due to the bifurcated liquidity of the metals products, there is considerable uncertainty regarding the estimated useful life of metals trading products at this time. As a result, the fair value of metals trading products has been amortized over an estimated useful life of 5 years. Further analysis and information available at the merger’s closing may result in a different estimated useful life.
(iv)	The fair value of open interest has been fully amortized in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 due to its estimated useful life of 0.5 years. No amortization expense is recognized in the subsequent three months ended March 31, 2007.

(F) To record the preliminary fair value of goodwill. Goodwill resulting from the merger is not amortized. It will be assessed for impairment at least annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

(G) To record net deferred tax liabilities related to tangible assets and liabilities and identifiable intangible assets and to reclassify historical net deferred tax assets (dollars in thousands):

Increase in value of property	$24,698
Fair value of identifiable intangible assets	8,666,750
Other accrued liabilities	(11,700)

$8,679,748
Statutory tax rate	39.75%

Net deferred tax liabilities resulting from allocation of purchase price	3,450,200
Reclass of CME Holdings historical non-current net deferred tax assets	(35,311)

Total pro forma adjustments	$3,414,889

(H) To record liabilities for severance-related costs, including the estimated reimbursement of excise taxes owed by terminated employees, due to change in control provisions of certain CBOT Holdings employment contracts.

(I) To record the following adjustments to shareholders’ equity (amounts in thousands):

New CME Holdings common stock issued in exchange for 52,798 shares of CBOT Holdings common stock	$9,587,393
Preliminary value of CBOT Holdings stock options and restricted stock awards exchanged in the merger	43,935
Preliminary fair value of in-process research and development	(3,500)
Unearned stock-based compensation related to unvested CBOT Holdings stock options	(6,941)
Elimination of CBOT Holdings historical shareholders’ equity	(763,215)

Total pro forma adjustments	$8,857,672

The estimated fair value of in-process research and development, which was calculated using a replacement cost approach, relates to incomplete research and development of trading products that has not reached feasibility and has no alternative future use. Expense related to in-process research and development has been charged directly to retained earnings. This expense is considered a one-time non-recurring charge and is not reflected in the unaudited pro forma condensed combined statements of income, although such costs will be expensed in CME Group’s consolidated financial statements as a non-tax deductible charge in the period in which the merger is completed.

(J) To eliminate the effect of clearing services provided by CME Holdings to CBOT Holdings.

(K) To record the federal and state income tax effects on the pro forma adjustments. Income tax effects have been calculated using CME Group’s anticipated statutory rate of 39.75%. The pro forma combined income tax expense does not reflect the amounts that would have resulted had CME Holdings and CBOT Holdings filed consolidated income tax returns during the periods presented.

(L) To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of CBOT Holdings Class A common stock for 0.3500 of a share of CME Holdings Class A common stock, as follows (shares in thousands):

		Year Ended December 31, 2006	Three Months Ended March 31, 2007
Basic Computation:
CBOT Holdings historical weighted average shares	[a]	52,792	52,798
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,477	18,479

Pro forma adjustment	[b] – [a]	(34,315)	(34,319)

Diluted Computation:
CBOT Holdings historical weighted average shares	[a]	52,861	52,900
Exchange ratio		0.3500	0.3500

CME Holdings new shares issued	[b]	18,501	18,515

Pro forma adjustment	[b] – [a]	(34,360)	(34,385)

4. Share Repurchase

Assuming that the parties complete the merger, CME Group intends to repurchase shares of its Class A common stock in a cash tender offer for up to $3.5 billion at a fixed price of $560.00 per share. CME Group intends to use available funds and to incur short-term debt to repurchase the shares. CME Holdings has obtained a commitment from its lenders for up to $3.0 billion of funding. In compliance with SEC requirements, the unaudited pro forma condensed combined financial information does not give effect to the anticipated repurchase of shares, the ERP payment or the guarantee, the use of available funds, or the incurrence of debt. There is no certainty as to the number of shares that will be tendered by shareholders under this repurchase program or the amount of debt that will be used to fund the repurchase. However, assuming that these anticipated transactions had taken place on January 1, 2006 and that the maximum number shares had been tendered, we believe that adjusting the unaudited pro forma condensed combined financial information would result in the following (amounts in thousands except per share data):

For the Periods Presented
Number of shares tendered	6,250
Cash paid for shares tendered	$3,500,000
Estimated incurrence of short-term debt	2,500,000
Liquidation of cash equivalents and marketable securities	1,000,000

	Year Ended	Three Months Ended
	December 31, 2006	March 31, 2007
Interest expense, pre-tax (1):
Short-term debt at 5.31%	$132,665	$33,166
Debt financing costs	3,709	927
Interest income lost, pre-tax (2)	50,789	12,997
Net income before nonrecurring charges directly attributable to the transaction	427,306	148,802
Earnings per common share:
Basic	$9.11	$3.16
Diluted	9.02	3.13
Weighted average number of common shares:
Basic	46,923	47,080
Diluted	47,375	47,494

(1)	Interest expense on short-term debt was calculated based on the 3-month London Interbank Offered Rate at June 11, 2007. This interest rate is reflective of the interest rate determined under the funding commitment obtained by CME Holdings from its lenders for purposes of completing the share repurchase.
(2)	Interest income lost does not reflect the impact of the special dividend to be paid by CBOT Holdings immediately prior to the effective time of the merger.

UPDATE TO COMPARATIVE RIGHTS OF STOCKHOLDERS OF CBOT HOLDINGS AND CME HOLDINGS PRIOR TO AND AFTER THE MERGER

This section updates the material differences between the rights of holders of CBOT Holdings common stock and holders of CME Holdings common stock prior to the merger, on the one hand, and the rights of holders of common stock of CME Group after the merger, on the other hand.

Upon the completion of the merger, the certificate of incorporation and bylaws of CME Group will be as set forth in the forms attached as Annexes F and G, respectively, to this supplement.

CBOT HOLDINGS	CME HOLDINGS	CME GROUP

Composition of Board of Directors

The certificate of incorporation of CBOT Holdings provides for a board of directors composed of 17 members. The holder of the sole share of CBOT Holdings Class B common stock has the right to elect six directors, who are referred to as the “subsidiary directors,” to the board of directors of CBOT Holdings. The remaining 11 directors are elected by the holders of CBOT Holdings Class A common stock. The holder of the sole share of Class B common stock is a subsidiary voting trust, which is obligated to vote to elect as subsidiary directors to the board of directors of CBOT Holdings the directors who have been elected to serve on the board of directors of CBOT by the Series B-1 and Series B-2 members of CBOT.	The certificate of incorporation of CME Holdings provides for a board of directors composed of 20 members. The holders of CME Holdings Class B-1, Class B-2 and Class B-3 common stock have the right to elect six Class B Directors to the board of directors of CME Holdings, of which three are elected by Class B-1 stockholders, two are elected by Class B-2 stockholders and one is elected by Class B-3 stockholders. The remaining 14 equity directors are elected by the holders of the CME Holdings Class A and Class B common stock, voting together as a class.

Same as CME Holdings prior to the merger, except that the size of the board of directors will be increased to include ten additional equity directors. Accordingly, the certificate of incorporation of CME Group provides for a board of directors composed of 30 members, including six Class B Directors elected by the Class B-1, Class B-2 and Class B-3 common stock as described for CME Holdings prior to the merger and 24 equity directors elected by the holders of the Class A and Class B common stock, voting together as a class.

Until the annual meeting of stockholders to be held in 2012, at least 14 equity directors are designated CME Directors (or their replacements) and at least ten equity directors are designated CBOT Directors (or their replacements).

UPDATE TO COMPARATIVE RIGHTS OF CBOT MEMBERS

PRIOR TO AND AFTER THE MERGER

Upon the completion of the merger, the certificate of incorporation of CBOT will be as set forth in the form attached as Annex H to this supplement.

BEFORE THE MERGER	AFTER THE MERGER

Rules and Regulations of CBOT

The rules and regulations are considered part of the bylaws of CBOT, and therefore Series B-1 and B-2 members of CBOT have the power to adopt, amend and repeal the rules and regulations of CBOT (except as otherwise provided in the rules and regulations).

Series B-1 and B-2 members will no longer have the power to adopt, amend or repeal the rules and regulations of CBOT.

During the period ending at the annual meeting of shareholders of CME Group to be held in 2012, CBOT will provide the CBOT directors with advance notice, referred to as a “rule change notice,” of any proposed change to the CBOT rules, referred to as a “proposed rule change.” If a majority of the CBOT directors provide written notice to CBOT, referred to as an “initial rejection notice,” within five (5) business days after delivery of the rule change notice, referred to as the “initial rejection notice period,” that they have determined in their sole discretion that any such proposed rule change will materially impair the business of CBOT or materially impair the business opportunities of the holders of the Class B memberships, such proposed rule change will be submitted to a committee of the CBOT board of directors, referred to as the “rule change committee,” comprised of three CBOT directors designated by the vice chairman of CBOT and two CME directors designated by the chairman of CBOT for approval. Approval shall require the affirmative vote of a majority of the full rule change committee. CBOT shall not effect any proposed rule change unless and until either (a) the initial rejection notice period terminates without the CBOT directors providing an initial rejection notice with respect to such proposed rule change or (b) the rule change committee approves such proposed rule change.

Obligation to Preserve Exercise Right After the Merger

Not applicable.

Unless otherwise agreed to by the Series B-1 and Series B-2 members voting together as a single class, CBOT shall use commercially reasonable efforts to preserve the exercise right for the benefit of the Series B-1 members and their lessees, including:

•      defending any actions, suits or proceedings brought to challenge all or any portion of the exercise right and, in the event of an adverse
ruling or determination, pursuing reasonable
grounds for appeal;

•      taking reasonable steps, including instituting
actions, suits and proceedings and pursuing
reasonable grounds for appeal, to secure for
the Series B-1 members and their lessees that
have exercised the exercise right the right to
receive any dividends or other distributions
to be made by CBOE to its members; and

•      complying with CBOT’s obligations under
agreements with CBOE regarding the
exercise right, including making available to
CBOE the information specified in any such
agreements or any surveillance plans with
CBOE; provided, that CBOT shall not be
required to contribute to any settlement or
satisfy the obligation of any third party.

Exercise Right Privileges

Not applicable.

Each holder of record as of May 29, 2007 on the official books and records of CBOT of (1) a CBOT Series B-1 membership in respect of which an exercise right privilege is issuable but has not been issued or (2) both (a) one or more exercise right privileges and (b) a CBOT Series B-1 membership will have the right, exercisable during the forty five (45) day period immediately following the effective time of the merger, referred to as the “offer period,” to sell any such exercise right privilege to CBOT for the ERP payment of $250,000, referred to as a “purchase offer.” In order to exercise the purchase offer, such holder must deliver to CBOT prior to the expiration of the offer period (i) the exercise right privilege and (ii) a duly executed assignment agreement in the form attached to the amended and restated certificate of incorporation of CBOT. CBOT will make payment to a holder who makes the required delivery of the exercise right privilege and the assignment agreement within thirty (30) days after the expiration of the offer period.

In the event of a final, non-appealable resolution of all claims of the class members set forth in the complaint on file with the court setting forth the claims in the CBOE litigation as of the time of the final resolution that is binding on all class members, which may include, without limitation (i) a judgment of the court resolving the CBOE litigation, (ii) a settlement resolving the CBOE litigation confirmed by an order of the court and (iii) if the CBOE litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the class members set forth in the complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the exercise right privileges purchased by CBOT pursuant to this paragraph from being used by a member of the class to participate in a final resolution, referred to, in each case, as a “final resolution,” pursuant to which the members of the class as certified by the court in the CBOE litigation receive a recovery of cash, marketable securities or other property or rights with respect to each exercise right privilege held by a class member and/or retain or are declared to have property or rights with respect to each exercise right privilege held by a class member, collectively referred to as a “per ERP recovery,” with an aggregate fair market value less than the ERP payment, CBOT will pay to each such class member with respect to each such exercise right privilege held by such class member an amount equal to the difference between the ERP payment and the fair market value of the per ERP recovery so received or retained, as applicable, by such class member with respect to such exercise right privilege held by such class member, referred to as a “balance payment.” In order for a class member to receive a balance payment with respect to an exercise right privilege, such class member must provide evidence reasonably satisfactory to CBOT that such class member received the per ERP recovery pursuant to the final resolution with respect to such exercise right privilege. CBOT will make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the fair market value of the per ERP recovery is determined in accordance with the terms of the amended and restated certificate of incorporation of CBOT.

In the event of the entry of a final resolution pursuant to which the class members do not receive or retain, as applicable, any per ERP recovery, referred to as a “zero judgment,” CBOT will pay to each person who provides evidence reasonably satisfactory to CBOT that such person meets the requirements of a class member, referred to as a “non-recovery class member,” the ERP payment for each exercise right privilege held by such non-recovery class member. CBOT will make payment to a non-recovery class member within thirty (30) days after the date such person’s status as a non-recovery class member is determined in accordance with the amended and restated certificate of incorporation of CBOT. In no event will CBOT pay any amount in excess of the ERP payment for any single exercise right privilege.

If final resolution in the CBOE litigation results in recovery in anything other than cash, including, for example, a settlement that includes the continuation of trading privileges for exerciser members at the CBOE, an independent investment banking firm selected by the CBOT directors, as defined in the amended merger agreement, and approved by the full CBOT board of directors will determine the value of the payment received.

The CBOT board of directors will be authorized to adopt, change or waive any CBOT rule or regulation as it deems necessary or advisable to enable CBOT to acquire or dispose of exercise right privileges in order to satisfy its obligations under this section on exercise right privileges. Nothing in this section on exercise right privileges shall be interpreted to permit CBOT to impose fees, costs or expenses on CBOT Class B members in order to acquire exercise right privileges.

Annex A

AMENDMENT NO. 3

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3, dated as of June 14, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 17, 2006 and amended as of December 20, 2006 and May 11, 2007 (the “Agreement”), is by and among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and Board of Trade of the City of Chicago, Inc., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”).

RECITALS

WHEREAS, CME Holdings, CBOT Holdings and CBOT desire to amend and supplement certain terms of the Agreement as described in this Amendment;

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the Amendment is consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination; and

WHEREAS, all capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended to add the following definitions:

“‘Conditional Dividend Record Date’ has the meaning set forth in Section 6.19.”

“‘Conditional Special Dividend’ has the meaning set forth in Section 6.19.”

“‘Dissenting CBOT Holdings Shares’ has the meaning set forth in Section 1.12.”

“‘Relevant Record Holders’ has the meaning set forth in Section 6.19.”

2. Amendment to Section 1.9(a). Section 1.9(a) of the Agreement is hereby amended to add the phrase “and other than Dissenting CBOT Holdings Shares” within the parenthetical after the word “subsidiaries”.

3. Amendment to Section 1.12. Section 1.12 of the Agreement is hereby amended and restated as follows:

“The Parties agree that appraisal rights shall be available to holders of shares of CBOT Holdings Class A Common Stock in connection with the Merger in accordance with Section 262 of the DGCL (regardless of whether Section 262(b) of the DGCL is applicable). Notwithstanding Section 1.9, shares of CBOT Holdings Class A Common Stock which are issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted such shares of CBOT Holdings Class A Common Stock in favor of the Merger and who has demanded appraisal for such shares of CBOT Holdings Class A Common Stock in accordance with Section 262 of the DGCL (the “Dissenting CBOT Holdings Shares”) shall not be converted into the right to receive the Merger Consideration and the holder thereof shall be entitled to appraisal rights, unless such holder fails to perfect, withdraws or loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such Dissenting CBOT Holdings Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. CBOT Holdings shall give CME Holdings reasonably prompt notice of any written demands received by CBOT Holdings for appraisal of shares of CBOT Holdings Class A Common Stock, and CME Holdings shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of CME Holdings or if ordered to do so by a court of competent jurisdiction, CBOT Holdings shall not make any payment with respect to, or offer to settle or settle, any such demands.”

4. Amendment to Section 3.23. Section 3.23 of the Agreement is hereby amended by deleting the phrase “May 11, 2007” and replacing it with the phrase “June 14, 2007”.

5. Amendment to Section 4.21. Section 4.21 of the Agreement is hereby amended by deleting the phrase “May 11, 2007” and replacing it with the phrase “June 14, 2007”.

6. Amendment to Section 5.1(b). Section 5.1(b)(i) of the Agreement is hereby amended by deleting the comma after the phrase “25%” and adding the following phrase in its place:

“; and provided, further, that (A) CBOT Holdings shall be permitted to declare and pay the Conditional Special Dividend as required pursuant to Section 6.19, and (B) CBOT shall be permitted to declare and pay to CBOT Holdings a dividend in an amount up to the amount of the Conditional Special Dividend in connection with the payment by CBOT Holdings of the Conditional Special Dividend,”

7. Amendment to Article VI. Article VI of the Agreement is hereby amended to add a new Section 6.19 as follows:

“Section 6.19. Conditional Special Dividend. CBOT Holdings agrees to declare, and CBOT Holdings shall declare, at such time as determined by the CBOT Holdings Board of Directors (or a committee thereof), but in all events before the CBOT Holdings Stockholders Meeting, a one-time, special cash dividend to holders of record (collectively, the “Relevant Record Holders”) of CBOT Holdings Class A Common Stock in the amount of $9.14 per share of CBOT Holdings Class A Common Stock (the “Conditional Special Dividend”) held by Relevant Record Holders on the record date for such Conditional Special Dividend that is established by the CBOT Holdings Board of Directors (or a committee thereof) in accordance with applicable law and the rules of the New York Stock Exchange (which record date shall be before the Effective Time) (the “Conditional Dividend Record Date”); provided, that the Conditional Special Dividend shall only become payable, and such payment shall be conditioned, upon the satisfaction or waiver of all conditions set forth in Article VII and immediately prior to the occurrence of the Effective Time. CME Holdings and CBOT Holdings agree that, immediately prior to the Effective Time, (a) CBOT Holdings shall cause to be deposited with its transfer agent an amount sufficient to pay the Conditional Special Dividend in full and shall take all steps necessary to cause the transfer agent to pay the Conditional Special Dividend and (b) each Relevant Record Holder shall be entitled to receive the Conditional Special Dividend in respect of each share of CBOT Holdings Class A Common Stock held by each such holder on the Conditional Dividend Record Date, in addition to any Merger Consideration that such Relevant Record Holder shall be entitled to receive in respect of each such share of CBOT Holdings Class A Common Stock under this Agreement. For the sake of clarity, nothing in this Section 6.19 and no action taken pursuant to this Section 6.19, shall give rise to any adjustment to the Exchange Ratio.”

8. Amendment to Section 9.8. Section 9.8 of the Agreement is hereby amended to add the following sentence at the end of such Section:

“If, in the opinion of either counsel to CME Holdings or counsel to CBOT Holdings, it is highly likely that the Merger could fail to qualify as a tax free reorganization described in Section 368 of the Code due to the exercise of appraisal rights or otherwise, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that it shall otherwise qualify as a transaction that is in whole or in part tax-free under the Code, including as a Section 351 exchange under the Code; provided, that in no way shall such restructuring result in any change in the Exchange Ratio, the Merger Consideration or in the economics or other material terms of the transactions contemplated by this Agreement to CME Holdings or its stockholders, or CBOT Holdings, CBOT or their respective stockholders and members.”

9. Amendment of Certificate of Incorporation of CME Group. The form of Certificate of Incorporation of the Surviving Corporation attached to the Agreement as Exhibit A is hereby replaced in its entirety with the form of Certificate of Incorporation attached hereto as Exhibit A.

10. Amendment of By-Laws of CME Group. The form of By-Laws of the Surviving Corporation attached to the Agreement as Exhibit B is hereby replaced in its entirety with the form of By-Laws attached hereto as Exhibit B.

11. Amendment of Certificate of Incorporation of CBOT. The form of Amended and Restated Certificate of Incorporation of CBOT attached to the Agreement as Exhibit C is hereby replaced in its entirety with the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit C.

12. Interpretation. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Sections 1 through 11 of this Amendment. The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

13. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “herewith”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and any reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended by this Amendment.

14. Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.

15. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to its rules of conflicts of law.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

Annex B

OPINION OF LEHMAN BROTHERS INC.

June 14, 2007

Board of Directors

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, IL 60606

Members of the Board:

We understand that Chicago Mercantile Exchange Holdings Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with CBOT Holdings, Inc. (“CBOT”) pursuant to which (i) CBOT shall be merged with and into the Company with the Company surviving the merger, (ii) upon effectiveness of the merger, each issued and outstanding share of Class A common stock of CBOT (the “CBOT Common Stock”), other than the CBOT Common Stock held by the Company or CBOT or any of their respective wholly owned subsidiaries, will be converted into the right to receive 0.3500 shares (the “Exchange Ratio”) of Class A common stock of the Company (“Company Common Stock”), together with certain rights attached thereto, and subject to adjustment as set forth in the Agreement (as defined below) and (iii) CBOT will declare a conditional extraordinary cash dividend of $9.14 per share CBOT Common Stock payable immediately prior to the effective time of the Proposed Transaction (the “Conditional Extraordinary Dividend”). We further understand that contingent upon the effectiveness of the Proposed Transaction, each holder of record as of May 29, 2007 of (i) a Series B-1 Membership of CBOT in respect of which an Exercise Right Privilege (“ERP”) is issuable but has not been issued or (ii) both (a) an ERP and (b) a Series B-1 Membership of CBOT, will have the right, exercisable during the 45-day period immediately following the effective time of the Proposed Transaction, to sell such ERP to the combined company for an amount in cash equal to $250,000. In addition, in the event that upon a final judgment or settlement of the ongoing ERP litigation, eligible ERP holders do not receive or retain at least $250,000 of value, the combined company will pay to such holders an amount equal to $250,000 less the value received or retained (this obligation, together with the right described in the immediately preceding sentence is referred to as the “ERP Offer”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of October 17, 2006 and as amended as of December 20, 2006, May 11, 2007 and June 14, 2007, among the Company, CBOT and Board of Trade of the City of Chicago, Inc. (the “Agreement”). In addition, we understand that following the effective time of the merger, the Company will effect a cash tender offer pursuant to which the Company will increase its funded debt by up to $3.0 billion and repurchase up to 6.25 million shares of its outstanding common stock by means of a fixed price tender at $560.00 per share (the “Share Buyback”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid by the Company in the Proposed Transaction, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction, the ERP Offer or the Share Buyback.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, including ERP Purchase Offer and the Share Buyback, (2) publicly available information concerning the Company and CBOT that we believe to be relevant to our analysis, including the Annual Reports on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007 for each of the Company and CBOT, (3) financial and operating information with respect to the businesses, operations and prospects of CBOT furnished to us by CBOT and the Company, including

(i) financial projections of CBOT prepared by the management of CBOT (the “CBOT Projections”) and (ii) financial projections of CBOT prepared by the management of the Company (the “Company’s CBOT Projections”), (4) financial and operating information with respect to the businesses, operations and prospects of the Company furnished to us by the Company, including (i) financial projections of the Company prepared by the management of the Company (the “Company Projections”) and (ii) the amounts and timing of certain cost savings synergies and revenue synergies expected by the management of the Company to result from the Proposed Transaction (the “Expected Synergies”), (5) the trading history of the Company’s and CBOT’s common stock from October 18, 2005 to June 13, 2007 and a comparison of these trading histories with each other and with those of other companies that we deemed relevant, (6) the relative contributions of the Company, on the one hand, and CBOT, on the other hand, to the current and future financial performance of the combined company on a pro forma basis, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the potential pro forma financial impact of the Proposed Transaction on the future financial performance of the Company, including the Expected Synergies, the ERP Purchase Offer and the Share Buyback, (9) the potential financial impact of the Company’s loss of its Common Clearing Link arrangement with CBOT, (10) a comparison of the historical financial results and present financial condition of the Company and CBOT with each other and with those of other companies that we deemed relevant, (11) published estimates by independent equity research analysts with respect to the future financial performance of the Company and CBOT, and (12) the most recent offer to acquire CBOT received by CBOT from IntercontinentalExchange. In addition, we have had discussions with the management of the Company and CBOT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and CBOT that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company’s CBOT Projections, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of CBOT and that the Company’s CBOT Projections are a reasonable basis upon which to evaluate the future financial performance of CBOT, and we have primarily relied on the Company’s CBOT Projections in performing our analysis. With respect to the Company Projections, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. With respect to the Expected Synergies estimated by the management of the Company to result from the Proposed Transaction, we have assumed that the timing and amount of such Expected Synergies are reasonable and that they will be realized substantially in accordance with such estimates. In addition, in arriving at our opinion and based upon advice of the Company, we have assumed a cost of approximately $333 million to the combined company in connection with the ERP Offer. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or CBOT Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio, after giving effect to the Conditional Extraordinary Dividend and the ERP Offer, to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion or in connection with our engagement. We also have performed various investment banking services for the Company in the past, and expect to provide such services in the future, and have received, and expect to receive, customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and CBOT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Lehman Brothers and certain of its affiliates hold memberships at both the Company and CBOT, certain of which memberships require Lehman Brothers and certain of its affiliates to hold equity interests in each of the Company and CBOT. In addition, the Company has requested and we are providing a commitment for the funds necessary to finance the Proposed Transaction and we will receive customary fees in connection therewith.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ LEHMAN BROTHERS
LEHMAN BROTHERS

Annex C

OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.

June 14, 2007

To the Board of Directors

Chicago Mercantile Exchange Holdings, Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Chicago Mercantile Exchange Holdings Inc. (the “Company”) of the proposed Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated October 17, 2006, as amended as of December 20, 2006, May 11, 2007, and June 14, 2007 (the “Merger Agreement”) by and among the Company, CBOT Holdings, Inc. (“CBOT”) and Board of Trade of the City of Chicago, Inc., after giving effect to, among other things, the Conditional Extraordinary Dividend (as defined in the Merger Agreement) and payments made with respect to certain exercise right privileges. Pursuant to the terms of, and subject to, the conditions set forth in the Merger Agreement, CBOT will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Class A common stock of CBOT shall be converted into the right to receive 0.3500 shares of Class A Common Stock of the Company, the “Merger Consideration”).

We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including with respect to: (i) an initial public offering in December 2002; (ii) a follow-on equity offering in June 2003; and (iii) a follow-on equity offering in November 2003. We have also provided certain investment banking services to CBOT from time to time.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement ; (b) certain audited historical financial statements of the Company and of CBOT for the three years ended December 31, 2006 as filed with the SEC; (c) certain unaudited financial statements of the Company and of CBOT for the three months ended March 31, 2007 as filed with the SEC; (d) certain internal business, operating and financial information and forecasts of the Company and CBOT (the “Forecasts”), prepared by the senior management of the Company; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Company (with and without the Merger) prepared by the senior management of the Company (including pro forma adjustments related to the Company’s third-party clearing activities); (f) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company expect will result from the Merger (the “Expected Synergies”); (g) the pro forma impact of the Merger on the earnings per share of the Company (before and after taking into consideration any Expected Synergies, adjustments for third-party clearing activities, a proposed post-closing stock repurchase, and intangible amortization created as a result of the Merger, all of which are based on certain pro forma financial information prepared by the senior management of the Company); (h) the financial impact of the Conditional Extraordinary Dividend and possible payments to be made with respect to exercise right privileges under certain circumstances (which the Company has asked us to assume has a cost of $333 million) (the “Assumed ERP Payments”), all of which information was provided by the senior management of the Company; (i) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (j) the financial position and operating results of CBOT compared with those of certain other publicly traded companies we deemed relevant; (k) current and historical market prices and trading volumes of the common stock of the Company and CBOT; and (l) certain other publicly available information on the Company and CBOT. We have also held discussions with members of the senior management of the Company and CBOT to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information provided or publicly available to us or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or CBOT. We have been advised by the senior management of the Company that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that: (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; (iii) all pro forma adjustments related to third-party clearing activities have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company, and (iv) all material assets and liabilities (contingent or otherwise) of CBOT are as set forth in CBOT’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or CBOT for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. In addition, we provide equity research coverage of the Company and CBOT. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the common stock of the Company and CBOT will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or CBOT. Such trading price may be affected by a number of factors, including but not limited to: (i) dispositions of the common stock of the Company by stockholders within a short period of time after the effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of CBOT or in their respective target markets; (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger

Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger. We express no opinion as to the fairness of the Merger Consideration to CBOT or its stockholders and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be summarized, described, disclosed or furnished to any party or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company, after giving effect to, among other things, the Conditional Extraordinary Dividend and the Assumed ERP Payments.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

Annex D

OPINION OF J.P. MORGAN SECURITIES INC.

June 14, 2007

The Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of unrestricted Class A Common Stock, par value of $0.001 per share (the “Class A Company Common Stock”), of CBOT Holdings, Inc., a Delaware corporation (the “Company”) of the consideration to be received by such holders of Class A Company Common Stock in the proposed merger (the “Merger”) of the Company with and into Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the “Merger Partner”) as described in the following sentence. Pursuant to the Agreement and Plan of Merger dated as of October 17, 2006, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of December 20, 2006, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated as of May 11, 2007 and a draft dated June 13, 2007 of a certain Amendment No. 3 to the Agreement and Plan of Merger (as so proposed to be amended, the “Agreement”), among the Company, the Board of Trade of the City of Chicago, Inc., a Delaware nonstock corporation (the “Company Subsidiary”) and the Merger Partner, each holder of Class A Company Common Stock on the Conditional Dividend Record Date (as defined in the Agreement) will be entitled to receive a cash dividend of $9.14 per share of Class A Company Common Stock and the Company will merge with and into the Merger Partner, and each outstanding share of Class A Company Common Stock, other than shares of Class A Company Common Stock owned by the Merger Partner or the Company or their respective wholly-owned subsidiaries, will be converted into the right to receive consideration equal to .3500 shares of the Merger Partner’s Class A Common Stock, par value $0.01 per share (the “Merger Partner Class A Common Stock”) (together with the associated rights to acquire Merger Partner Class A Common Stock pursuant to that certain Rights Agreement between the Merger Partner and Mellon Investor Services, dated as of November 30, 2001) (the consideration described in this sentence, including the cash dividend, e is referred to as the “Merger Consideration”).

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Company Common Stock and the Merger Partner Class A Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain updated internal financial analyses and forecasts prepared by the management of the Company relating to its business; (v) reviewed certain updated limited financial forecasts provided by the Merger Partner for itself for 2007 and 2008, as well as certain information with respect to the Merger Partner’s outlook beyond 2008; (vi) reviewed certain internal analyses and forecasts prepared by the Company relating to the Merger Partner’s business; (vii) reviewed certain estimates as to the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger prepared by the Company and the Merger Partner, respectively (the “Synergies”); and (viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Merger Partner, the financial condition and future prospects and operations of the Company and the Merger Partner, the effects of the Merger on the financial condition and future prospects of the Company and the Merger Partner, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Merger Partner or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Merger Partner to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion. According to the Company’s public disclosures certain holders of Class A Company Common Stock have rights, exercisable under certain circumstances (and subject to certain conditions) (the “Exercise Right”), to become members of the Chicago Board of Options Exchange, Incorporated. In addition, according to the Company’s public disclosures, ownership of Class A Company Common Stock may entitle trading firms that are registered as members of the Company Subsidiary to benefit from reduced transaction fees (the “Fee Reduction Right”). Furthermore, according to the amended and restated certificate of incorporation of the Company Subsidiary that is proposed to form part of the Agreement, each holder of an Exercise Right will be entitled to receive a payment from the Company Subsidiary in exchange for the Exercise Right, and the Company Subsidiary made certain undertakings with respect to certain enumerated litigation (together, the “ERP Right”). Our opinion does not take into consideration the existence of the Exercise Right, the Fee Reduction Right, the ERP Right or any other right arising out of or relating to membership in the Company Subsidiary and their treatment in connection with the Merger and is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger by virtue solely of their ownership of such Class A Company Common Stock. We express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Class A Company Common Stock or the Merger Partner Class A Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, we and our affiliates have provided investment banking and other services to the Company and the Merger Partner, including our acting as lead managing underwriter and bookrunner of the

Company’s initial public offering in October 2005. In addition, we and our affiliates hold (i) 15 memberships in the Company Subsidiary, consisting of Class B membership interests in the Company Subsidiary (which include Class B common stock of the Company and associated trading rights and privileges) and Class A Company Common Stock holdings representing less than one-half of 1% of the outstanding shares of the Class A Company Common Stock, and (ii) 29 memberships in a subsidiary of the Merger Partner, consisting of Class B membership interests in the subsidiary (which include Class B common stock of the Merger Partner and associated trading rights and privileges) and Merger Partner Class A Common Stock holdings representing less than one-half of 1% of the outstanding shares of the Merger Partner Class A Common Stock. In addition, in the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be received by the holders of the Class A Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any prospectus and proxy or information statement mailed to shareholders of the Company and/or members of the Company Subsidiary but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.
J.P. MORGAN SECURITIES INC.

Annex E

OPINION OF LAZARD FRÈRES & CO. LLC

June 14, 2007

The Special Transaction Committee of the Board of Directors

CBOT Holdings, Inc.

141 West Jackson Boulevard

Chicago, Illinois 60604

Dear Members of the Special Transaction Committee of the Board of Directors:

You have informed us that CBOT Holdings, Inc. (the “Company”), Board of Trade of the City of Chicago, Inc. (the “CBOT”) and Chicago Mercantile Exchange Holdings Inc. (“CME”) propose to enter into an Amended Agreement and Plan of Merger (the “Agreement”) in connection with a possible merger of the Company into CME (the “Merger”). In furtherance thereof, you have informed us that the matters summarized below (each of which is further specified and detailed in the Agreement and other definitive documentation (the “Definitive Documentation”) to be executed as of the date hereof) will occur. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(1) Prior to or concurrently with the Effective Time, the Company will repurchase one share of Class B common stock, par value $0.001 per share (the “Class B Share”), from the holder thereof for $1.00 (the “Repurchase”);

(2) Prior to the special meeting of stockholders of the Company, the Company will declare a one-time, extraordinary cash dividend (the “Special Cash Dividend”) to holders of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), in an amount per share of Class A Common Stock equal to $9.14 and payable only upon or after the effectiveness of the Merger;

(3) At the Effective Time, the Company will be merged with and into CME and the separate corporate existence of the Company will cease;

(4) At the Effective Time, each share of Class A Common Stock will be converted into the right to receive .3500 shares (the “Exchange Ratio”) of CME’s Class A common stock, par value $0.01 per share (the “CME Class A Common Stock”) and the rights associated therewith pursuant to the Rights Agreement dated as of November 30, 2001 between CME and Computershare Investor Services LLC;

(5) As promptly as practicable after the Effective Time, CME will commence and consummate a tender offer for 6,250,000 shares of CME Class A Common Stock (or such lesser number of shares that are tendered in the tender offer), at a fixed cash price of $560.00 per share (the “Tender Offer”);

(6) Upon the effectiveness of the Merger, each holder of record as of May 29, 2007 of both (i) an Exercise Right Privilege (“ERP”), as defined in Rule 210(b) of the CBOT rules and regulations and (ii) a CBOT Class B-1 membership (each such holder of record, a “Qualified ERP Holder”) shall have the right, exercisable during the 30-day period immediately following the closing of the Merger, to sell such ERP to CME for an amount in cash (the “ERP Payment”) equal to $250,130.68; and

(7) With respect to the litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.) (the “Litigation”), in the event of the entry of a final order (not subject to appeal) setting forth a settlement, which has been agreed to by CME, or a final judgment (not subject to appeal), in which the class members entitled to recovery in the Litigation receive an amount valued at less than the ERP Payment with respect to each ERP held by such class members, CME will pay to each such class member in respect of each such ERP an amount equal to the difference between the ERP Payment and the value so received. In no event will CME pay any amount in excess of the ERP Payment for any ERP.

The transaction specified in the Definitive Documentation, including the matters summarized above in clauses (1)—(7), is referred to herein as the “Transaction”.

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of the Company other than stockholders of the Company who have ERPs at the Chicago Board Options Exchange (the “CBOE”) or have exercised such ERPs at the CBOE (such stockholders, the “Covered Stockholders”), as of the date hereof, of the Exchange Ratio pursuant to the Agreement. In connection with this opinion, we have:

(A) Reviewed the Definitive Documentation;

(B) Analyzed certain historical publicly available business and financial information relating to the Company and CME;

(C) Reviewed certain limited financial forecasts and other data provided to us by CME relating to its businesses and certain limited financial forecasts and other data provided to us by the Company relating to its businesses and CME, and certain information provided to us by the management of the Company and the management of CME relating to estimates of synergies and other estimated benefits of the Transaction;

(D) Held discussions with members of the senior management of the Company and CME with respect to the businesses and prospects of the Company and CME;

(E) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and CME;

(F) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and CME;

(G) Reviewed the historical stock prices and trading volumes of the Class A Common Stock and the CME Class A Common Stock; and

(H) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or CME, or concerning the solvency or fair value of the Company or CME. As you know, the Company provided (x) financial forecasts for the Company for 2007 and 2008 and (y) specific guidance for 2009, 2010 and 2011 on average daily volume, rate per contract, market data, building and services revenue and expenses, and CME provided limited financial forecasts for CME for 2007 and 2008. We were informed that no other forecasts were available for the Company or CME. Based in part on CME’s guidance, the Company provided supplemental financial forecasts for CME for 2009 through 2011. With respect to all the foregoing financial forecasts and projections (including projected synergies and other estimated benefits of the Transaction), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of the Company and CME as to the future financial performance of the Company and CME, respectively, and with your permission, we have relied on such forecasts and projections and assumed that they will be realized in the amounts and at the times contemplated thereby. In addition, with your permission, in analyzing the Exchange Ratio, we have used certain earnings estimates published by certain financial analysts and databases to supplement such forecasts and projections. We assume no responsibility for and express no view or opinion as to any such forecasts or projections or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the price at which any shares of capital stock of the Company or CME will trade either prior or subsequent to the announcement of the Transaction.

We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. In rendering our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Transaction. We do not express any opinion herein as to any proposed transaction other than as contemplated by the Agreement, nor do we express any opinion herein as to the relative merits of or consideration offered in any such other proposed transaction as compared to the Transaction.

In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Definitive Documentation, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, without waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Transaction will not have an adverse effect on the Company, the CBOT, CME or the benefits expected to be realized from consummation of the Transaction. We have also assumed that the executed Definitive Documentation will conform in all material respects to the draft Definitive Documentation reviewed by us. We have further assumed that the Special Cash Dividend will be paid upon the effectiveness of the Merger, and that ERP Payments will be paid to all Qualified ERP Holders immediately following the effectiveness of the Merger.

We understand that it is a condition to the Merger that the holders of the Class B Membership Interests in the CBOT (the “CBOT Members”) approve the Repurchase. We also understand that certain CBOT Members are currently entitled to certain rights, including, among other things, certain trading and other privileges on the CBOT and the CBOE, and may receive other consideration (including an ERP Payment) in connection with the Transaction as a result of such rights. Because our opinion is limited only to the Exchange Ratio to the Covered Stockholders pursuant to the Agreement, we have performed no investigation or analysis of (x) the effect of the Transaction on the CBOT Members in their capacities as holders of such rights or (y) the value, and effect on the Exchange Ratio, of any consideration to be received by stockholders of the Company other than the Covered Stockholders in connection with the Transaction. Accordingly, we express no opinion on such matters.

Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to the Special Transaction Committee of the Board of Directors in connection with the Transaction and a fee for our services will be earned upon rendering this opinion and an additional fee will be payable to us upon consummation of the Merger. We have in the past provided services to another committee of the Board of Directors of the Company for which we have received customary fees. In the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of the CBOT and CME for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Special Transaction Committee of the Board of Directors, and our opinion is rendered to the Special Transaction Committee of the Board of Directors in connection with its consideration of the Transaction. This opinion does not address the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any other transaction or business strategy that may be available to the Company. Further, this opinion does not constitute a recommendation to any of the Covered Stockholders as to how such holder should act with respect to any matter relating to the Transaction, nor whether such holder should tender shares of CME Class A Common Stock in the Tender Offer. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, other than disclosure to the Non-ER Members Committee in accordance with the terms of the letter to us from the Special Transaction Committee dated as of June 14, 2007.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Covered Stockholders.

Very truly yours,

/s/ LAZARD FRÈRES & CO. LLC
LAZARD FRÈRES & CO. LLC

Annex F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CME GROUP INC.

ARTICLE ONE: The name of the corporation is CME Group Inc.

ARTICLE TWO: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 1,010,003,138 shares, of which:

10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”);

1,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”); and

413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”).

The term “Class B Common Stock” shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. The term “Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

DIVISION A

PREFERRED STOCK

The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

(a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

(b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

(c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

(d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

(f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

* * * *

Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

SECTION 2. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 140,000.

SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined below) (the “Rights Declaration Date”) (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 4. VOTING RIGHTS.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(c)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 5. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 6. REACQUIRED SHARES.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 7. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph (c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

(c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 8. CONSOLIDATION, MERGER, ETC.

In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 9. NO REDEMPTION.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

SECTION 10. AMENDMENT.

The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

SECTION 11. FRACTIONAL SHARES.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

* * * *

DIVISION B

COMMON STOCK

SUBDIVISION 1: GENERAL PROVISIONS

The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

“Core Rights” shall mean:

(1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

(2) the trading floor access rights and privileges granted to members of the Exchange;

(3) the number of authorized and issued shares of any class of Class B Common Stock; or

(4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

“Exchange” shall mean Chicago Mercantile Exchange Inc., a subsidiary of the corporation.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

“CBOT” shall mean Board of Trade of the City of Chicago, Inc., a subsidiary of the corporation.

A “Transfer” (and the related term “Transferred”) shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class B Common Stock.

SECTION 2. GENERAL.

Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

SECTION 3. DIVIDENDS.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

SECTION 4. VOTING RIGHTS.

Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

SECTION 5. LIQUIDATION RIGHTS.

Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

SUBDIVISION 2: CLASS B COMMON STOCK

In addition to the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation as set forth in Subdivision 1 of this Division B, the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in this Subdivision 2 of this Division B.

SECTION 1. SPECIAL VOTING RIGHTS.

In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

(a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation’s board of directors (the “Class B-1 Directors”), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation’s board of directors (the “Class B-2 Directors”), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation’s board of directors (the “Class B-3 Director” and together with the Class B-1 Directors and Class B-2 Directors, the “Class B Directors”), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

(b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held.

Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

(c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group’s Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Class A Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a “beneficial owner” of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER RESTRICTIONS.

(a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

(i) No person may own a share of Class B-1 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of a CME Division membership (“CME Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

(ii) No person may own a share of Class B-2 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership (“IMM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

(iii) No person may own a share of Class B-3 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership (“IOM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

(iv) No person may own a share of Class B-4 Common Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership (“GEM Membership”) as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

(b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

(c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

(d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

(e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

(f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

“The shares of Common Stock represented by this certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

(g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed “liquid” if it meets any of the following tests on a quarterly basis:

(a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the open interest of such comparable product; or

(c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

ARTICLE FIVE:

(A) As of the time of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation (the “Effective Time”), the board of directors of the corporation shall consist of 30 members, including 24 directors that are not Class B Directors (the “Equity Directors”), three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2012 (the “2012 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors. During the period starting on the Effective Time and ending on the first business day prior to the 2012 Annual Meeting (i) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CME Nominating Representatives and (ii) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CBOT Nominating Representatives. For purposes of this certificate of incorporation, the terms “CME Director,” “CME Nominating Representatives,” “CBOT Director” and “CBOT Nominating Representatives” shall have the respective meanings set forth in the corporation’s bylaws as in effect at the Effective Time.

(B) The board of directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the Effective Time, the board of directors shall consist of the members appointed to the various classes as provided in Article X of the bylaws of the corporation. The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Effective Time.

(C) At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(D) A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the provisions of Article X of the bylaws of the corporation during the Transition Period (as such term is defined in the bylaws in effect as of the Effective Time) and Paragraph (A) of this Article Five, any vacancy on the board of directors of the corporation may be filled by a majority of the board of directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election.

(F) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

(G) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

(H) During the period starting on the Effective Time and ending on the first business day prior to the 2012 Annual Meeting, the corporation shall not amend, modify or repeal, by merger or otherwise, any provision contained in this Article Five or Article Fifteen unless such amendment, modification or repeal is approved by (i) a majority of the CME Directors, and (ii) a majority of the CBOT Directors.

ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

(D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(E) Provisions which permit the corporation to redeem or to exchange such rights; and

(F) The appointment of a rights agent with respect to such rights.

ARTICLE SEVEN:

(A) In furtherance of and not in limitation of the powers conferred by law, subject to the provisions of Article X of the bylaws of the corporation, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws; PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

(B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation’s capital stock or to any securities of the corporation convertible into such stock.

ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (G) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Certificate of Incorporation.

ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

ARTICLE FIFTEEN: The corporation shall, and shall cause each of the Exchange and CBOT and their respective successors and successors-in-interest to, (i) grant to each holder of a CME Membership and each holder of a Series B-1 membership in CBOT all trading rights and privileges for all new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interest; (ii) prohibit the Exchange and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on the Exchange’s open outcry exchange system or any electronic trading system maintained by the Exchange. The board of directors of the corporation shall, and shall cause the Exchange and CBOT to, enforce these requirements. Other members of CBOT shall have such trading rights and privileges for new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interests as determined by the board of directors of the corporation in its sole discretion.

Annex G

FOURTH AMENDED AND RESTATED BYLAWS

OF

CME GROUP INC.

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) At the annual meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. The business transacted at a special meeting of shareholders shall be limited to the purpose or purposes for which such meeting is called.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3 of these Bylaws.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.7 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation and the provisions of Article X, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Subject to the provisions of Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation). Subject to the provisions of Article X, nominations of persons for election as Equity Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.2(b).

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which notice of the meeting was made, or if earlier, the day on which such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the person (for purposes of the regulations under Sections 13 and 14 of the Exchange Act) and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the shareholder giving the notice (i) the name and address, as they appear in the Corporation’s records, of the shareholder proposing such nomination, (ii) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Exchange Act), (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Equity Director if elected.

No person shall be eligible for election as an Equity Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(b). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) Subject to the provisions of Article X, a vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) Subject to the provisions of Article X, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. Subject to the provisions of Article X, the Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. Subject to the provisions of Article X, the Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. Subject to the provisions of Article X, the Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. Subject to the provisions of Article X, the Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. Subject to the provisions of Article X, in making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”) or Board of Trade of the City of Chicago, Inc. (the “CBOT”), participants in a variety of pits or principal groups of commodities traded on the Exchange or the CBOT and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Exchange or the CBOT; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on either the Exchange or the CBOT, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on either the Exchange or the CBOT. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire;

provided, that if such term expiration occurs during the Transition Period, the Chief Executive Officer shall be nominated as a CME Director. Subject to the provisions of Article X, a majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. Subject to the provisions of Article X, the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the provisions of Article X, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law and subject to the provisions of Article X, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. Subject to the provisions of Article X, the Board of Directors shall elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the provisions of Article X, any number of offices may be held by the same person. Subject to the provisions of Article X, each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Subject to the provisions of Article X, the Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Subject to the provisions of Article X, a vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. Subject to the provisions of Article X, the Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the Chief Executive Officer or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE X

Transition Period Matters

Section 10.1 General. The provisions of this Article X are intended to reflect certain transitional matters set forth in that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended (the “Merger Agreement”), among the Corporation, CBOT Holdings, Inc., a Delaware corporation, and the CBOT.

Section 10.2 Directors.

(a) As of the Effective Time (as defined in the Merger Agreement), the Board of Directors of the Corporation shall consist of 30 members, including 24 Equity Directors, three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2012 (the “2012 Annual Meeting”), at least ten Equity Directors shall be CBOT Directors.

(b) At the Effective Time, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The terms of the initial Class I Directors shall expire at the first annual meeting of shareholders of the Corporation to be held after the Effective Time; the terms of the initial Class II Directors shall expire at the second annual meeting of shareholders of the Corporation to be held after the Effective Time; and the terms of the initial Class III Directors shall expire at the third annual meeting of shareholders of the Corporation to be held after the Effective Time. At the Effective Time, the Board of Directors shall initially consist of the following members appointed to the following classes (each of which, in the case of the CME Directors (as defined below) and the CBOT Directors (as defined below) shall have been designated as set forth in Section 1.7 of the Merger Agreement): (i) [CME Designee 1] (Class I), [CME Designee 2] (Class I), [CME Designee 3] (Class I), [CME Designee 4] (Class I), [CME Designee 5] (Class I), [CME Designee 6] (Class II), [CME Designee 7] (Class II), [CME Designee 8] (Class II), [CME Designee 9] (Class II), [CME Designee 10] (Class II), [CME Designee 11] (Class III), [CME Designee 12] (Class III), [CME Designee 13] (Class III) and [CME Designee 14] (Class III) (collectively, the “CME Directors,” which term shall also be deemed to refer to any replacement for a CME Director elected in accordance with the applicable provisions of this Article X); (ii) [CBOT Designee 1] (Class I), [CBOT Designee 2] (Class I), [CBOT Designee 3] (Class I), [CBOT Designee 4] (Class II), [CBOT Designee 5] (Class II), [CBOT Designee 6] (Class II), [CBOT Designee 7] (Class III), [CBOT Designee 8] (Class III), [CBOT Designee 9] (Class III) and [CBOT Designee 10] (Class III) (collectively, the “CBOT Directors,” which term shall also be deemed to refer to any replacement for a CBOT Director elected in accordance with the applicable provisions of this Article X); and (iii) [Class B Designee 1] (Class I), [Class B Designee 2] (Class I), [Class B Designee 3] (Class II), [Class B Designee 4] (Class II), [Class B Designee 5] (Class III) and [Class B Designee 6] (Class III). Notwithstanding any other provision hereof, during the period starting on the date of the adoption of these Bylaws and ending on the first business day prior to the 2012 Annual Meeting (the “Election Period”) (i) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CME Nominating Representatives (as defined below) and (ii) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation during the Election Period) that such replacement Director shall have been designated by the CBOT Nominating Representatives (as defined below). During the period starting on the date of the adoption of these Bylaws and ending on the first business day following 2012 Annual Meeting (the “Transition Period”), at least two CBOT Directors shall at all times be Non-Industry Directors. For purposes of these Bylaws, “Non-Industry Director” means any individual who (i) does not possess trading privileges on the Exchange or the CBOT, (ii) is not a salaried employee of the Corporation, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates on the Exchange or CBOT and (iv) who qualifies as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period.

(c) During the Transition Period, the Nominating Committee of the Board of Directors shall be composed of six Directors, consisting of (i) four CME Directors (the “CME Nominating Representatives”) designated from time to time during the Initial Transition Period (as defined below) by the Initial Transition Period Chairman (as defined below) and, following the Initial Transition Period, by a majority of the CME Directors, and (ii) two CBOT Directors (the “CBOT Nominating Representatives”) designated from time to time during the Initial Transition Period by the Initial Transition Period Vice Chairman (as defined below) and, following the Initial Transition Period, by a majority of the CBOT Directors. Each CME Nominating Representative and CBOT Nominating Representative serving on the Nominating Committee shall qualify as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period. During the Transition Period, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors as set forth in this Article X.

(d) Prior to each meeting of the shareholders during the Election Period at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee, and prior to each meeting of the shareholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee. At any meeting of the shareholders during the Election Period at which Directors are to be elected, the Nominating Committee shall nominate, or cause to be nominated, before the nominations are closed and the vote taken, the nominee(s) designated by the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing. At any meeting of the shareholders at which Directors are to be elected during the Election Period, neither the Board of Directors nor any committee thereof (excluding, for the avoidance of doubt, any Class B Nominating Committee) shall nominate (or cause there to be nominated) as a Director any person not designated as a nominee by either the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing.

(e) Notwithstanding Article Five E. or G. of the Corporation’s Certificate of Incorporation, during the Election Period, if any CME Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CME Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, and if any CBOT Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CBOT Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the Directors then remaining in office.

Section 10.3 Executive Committee. During the period (the “Initial Transition Period”) starting immediately after the Effective Time and ending at the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), the Executive Committee of the Board of Directors shall be composed of eight Directors, consisting of (i) the Initial Transition Period Chairman and four CME Directors designated from time to time by the Initial Transition Period Chairman and (ii) the Initial Transition Period Vice Chairman and two CBOT Directors designated from time to time by the Initial Transition Period Vice Chairman. During the Initial Transition Period, the Board of Directors and the Executive Committee shall cause the Initial Transition Period Chairman to be appointed as the Chairman of the Executive Committee and the Initial Transition Period Vice Chairman as the Vice Chairman of the Executive Committee. During the Initial Transition Period, if any CME Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Initial Transition Period Chairman, and if any CBOT Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Initial Transition Period Vice Chairman.

Section 10.4 Initial Transition Period Chairman. The Chairman of the Board of Directors of the Corporation immediately prior to the Effective Time shall hold the position of Chairman of the Board of the Directors immediately after the Effective Time until the 2010 Annual Meeting. During the Initial Transition Period, any vacancy in the position of Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Chairman) shall be filled by a majority vote of CME Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the Initial Transition Period, the Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CME Directors then in office. The individual serving as the Chairman of the Board of Directors at any time during the Initial Transition Period pursuant to this Section 10.4 is referred to as the “Initial Transition Period Chairman”.

Section 10.5 Initial Transition Period Vice Chairman. The Chairman of the Board of Directors of CBOT Holdings, Inc. immediately prior to the Effective Time shall hold the position of Vice Chairman of the Board of Directors immediately after the Effective Time until the 2010 Annual Meeting. During the Initial Transition Period, any vacancy in the position of Vice Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Vice Chairman) shall be filled by a majority vote of CBOT Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the Initial Transition Period, the Vice Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CBOT Directors then in office. The individual serving as the Vice Chairman of the Board of Directors at any time during the Initial Transition Period pursuant to this Section 10.5 is referred to as the “Initial Transition Period Vice Chairman”.

Section 10.6 Tender Offer. Until the consummation of the tender offer contemplated by Section 6.18 of the Merger Agreement (the “Tender Offer”), there shall be a committee of the board comprised of the CBOT Directors (the “Tender Offer Committee”). The Tender Offer Committee shall have no authority to take any action on behalf of the Corporation unless the Corporation shall not have (i) commenced the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 30 business days after the Effective Time or (ii) consummated the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement within 90 days after the Effective Time, in either of which events the sole authority of the Tender Offer Committee, exercisable by a majority vote of the members of such committee, shall be to cause the Corporation to commence and consummate the Tender Offer on the terms set forth in Section 6.18 of the Merger Agreement.

Section 10.7 Amendments. During the Transition Period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article II, Article III, Article V or Article X of these Bylaws.

Section 10.8 Actions of the Board. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise specifically provided in Section 10.2 of this Article X.

Annex H

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

(ORIGINALLY INCORPORATED IN THE STATE OF DELAWARE UNDER THE NAME DELAWARE CBOT, INC. ON MAY 12, 2000)

ARTICLE I

NAME

The name of the corporation is Board of Trade of the City of Chicago, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

CORPORATE PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE IV

MEMBERSHIP

A. General.

The Corporation shall have no authority to issue capital stock. The terms and conditions of membership in the Corporation shall be as provided in or pursuant to this Certificate of Incorporation, the Bylaws of the Corporation (the “Bylaws”) and the Rules and Regulations of the Corporation as in effect from time to time (the “Rules”).

B. Classes and Series of Membership.

Membership in the Corporation shall be divided into classes and series as set forth in this Article IV.

1. Class A Membership.

There shall be one Class A Membership in the Corporation (the “Class A Membership” and the holder thereof, the “Class A Member”), which Class A Membership shall be held by CME Group Inc., a Delaware corporation (“CME Group”). It shall be a term and condition of such Class A Membership that such membership may not be transferred to or held by any person or entity other than CME Group unless authorized by an amendment to this Section B(1) of Article IV. Except to the extent (if any) expressly provided herein or required by law, the Class A Member shall have the right to vote on any matter to be voted on by the members of the Corporation other than on those matters expressly reserved to the vote of the holders of Series B-1 Memberships and Series B-2 Memberships (each as defined in Section B(2) of this Article IV) and shall have the exclusive right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation, and no other member of or class or series of membership in the Corporation shall be entitled to vote on any matter except as set forth in Section D(2) or Section E of this Article IV or Article IX of this Certificate of Incorporation, or to receive any such dividend or other distribution.

2. Class B Membership.

(a) Class B Memberships in the Corporation (each a “Class B Membership” and the holder thereof, a “Class B Member”) shall represent the right to trade on and otherwise utilize the facilities of the Corporation in accordance with and to the extent permitted by this Certificate of Incorporation, the Bylaws and, to the extent not inconsistent with this Certificate of Incorporation, the Bylaws or the Rules. There shall be authorized three thousand six hundred eighty-one (3,681) Class B Memberships, which shall be divided into five (5) series (“Series”) as follows:

1,402 Series B-1 Memberships (each, a “Series B-1 Membership” and the holder thereof, a “Series B-1 Member”);

867 Series B-2 Memberships (each, a “Series B-2 Membership” and the holder thereof, a “Series B-2 Member”);

128 Series B-3 Memberships (each, a “Series B-3 Membership” and the holder thereof, a “Series B-3 Member”);

641 Series B-4 Memberships (each, a “Series B-4 Membership” and the holder thereof, a “Series B-4 Member”); and

643 Series B-5 Memberships (each, a “Series B-5 Membership” and the holder thereof, a “Series B-5 Member”);

(b) Notwithstanding Section B(2)(a) of this Article IV, the Corporation may issue additional authorized but unissued Series B-2 Memberships only in connection with the conversion of Series B-3 Memberships into Series B-2 Memberships pursuant to Section D(3) of this Article IV and no person may become or qualify as a Series B-2 Member at any time by acquiring a theretofore authorized but unissued Series B-2 Membership except as a result of such a conversion.

(c) Class B Memberships shall have no right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation. The respective rights and privileges of each Series of Class B Membership shall be as provided in or pursuant to this Certificate of Incorporation and the Bylaws.

C. Class B Voting Rights.

Except as otherwise expressly provided in this Certificate of Incorporation, the holders of Class B Memberships shall not be entitled to vote on any matter. On any matter on which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote together as a single class pursuant to this Certificate of Incorporation, each holder of Series B-1 Memberships shall be entitled to one (1) vote per such membership and each holder of Series B-2 Memberships shall be entitled to one-sixth (1/6) of one (1) vote per such membership.

D. Special Rights of Class B Membership.

The holders of each Series of Class B Membership shall have the trading rights and other rights and privileges, and shall be subject to the restrictions, terms and conditions, set forth below.

1. Series Trading Rights.

(a) Series B-1 Memberships. Each holder of a Series B-1 Membership who satisfies the qualifications for and requirements of Full Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a Full Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules. Each holder of a Series B-1 Membership shall also be entitled to all trading rights and privileges for all new products first made available after the filing of this Certificate of Incorporation traded on the open outcry exchange system of the Corporation or Chicago Mercantile Exchange Inc. (“CME Exchange”) or any electronic trading system maintained by the Corporation or CME Exchange or any of their respective successors or successors-in-interest, and the Board of Directors of the Corporation shall enforce this requirement.

(b) Series B-2 Memberships. Each holder of a Series B-2 Membership who satisfies the qualifications for and requirements of Associate Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, an Associate Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(c) Series B-3 Memberships.

(1) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a one-half Associate Membership as set forth in clause (2) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and subject to the restrictions, conditions and limitations on, a holder of a one-half Associate Membership as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(2) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a GIM Membership Interest in the Corporation as set forth in clause (1) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a GIM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(d) Series B-4 Memberships. Each holder of a Series B-4 Membership who satisfies the qualifications for and requirements of being a holder of an IDEM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of an IDEM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(e) Series B-5 Memberships. Each holder of a Series B-5 Membership who satisfies the qualifications for and requirements of being a holder of a COM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a COM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(f) In addition to the rights and privileges set forth above, except as otherwise provided in the Certificate of Incorporation, the Bylaws or the Rules, each holder of a Class B Membership of any Series shall be entitled to all trading rights and privileges with respect to those products that such holder is entitled to trade on the open outcry exchange system of the Corporation or any electronic trading system maintained by the Corporation or any of its successors or successors-in-interest.

2. Series B-1 Membership and B-2 Membership Voting Rights; Certain Covenants.

(a) In addition to any approval of the Board of Directors of the Corporation required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt (subject to the immediately following sentence, by merger or otherwise) any amendment of, or any modification or repeal of any provisions contained in, Section B(2), Section C, Section D, Section E or Section F of Article IV or the second sentence of Article IX of this Certificate of Incorporation or, during the Transition Period (as defined in the bylaws of CME Group) Article VI. Notwithstanding the foregoing, the holders of Series B-1 Memberships and Series B-2 Memberships shall not be entitled to a vote on any merger, consolidation or reorganization of the Corporation that results, by operation of law or otherwise, in an amendment, modification or repeal of this Certificate of Incorporation so long as the rights and privileges of the holders of Series B-1 Memberships and Series B-2 Memberships set forth in Section B(2), Section C, Section D, Section E and Section F of Article IV and the second sentence of Article IX and, during the Transition Period, Article VI of this Certificate of Incorporation are preserved in the Certificate of Incorporation or other governing document of the surviving corporation of such transaction.

(b) In addition to any approval of the Board of Directors of the Corporation required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast, except in the case of paragraph (4) below, by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt any amendment to this Certificate of Incorporation or the Bylaws or the Rules that, in the sole and absolute determination of the Board of Directors of the Corporation, adversely affects:

(1) the allocation of products that a holder of a specific Series of Class B Membership is permitted to trade on the exchange facilities of the Corporation (including both the open outcry trading system and the electronic trading system),

(2) the requirement that, except as provided in that certain Agreement, dated August 7, 2001, between the Corporation and the Chicago Board Options Exchange (the “CBOE”), as modified by that certain Letter Agreement, dated October 7, 2004, between the Corporation, CBOT Holdings, Inc. and the CBOE, in each case, as may be amended from time to time in accordance with their respective terms, holders of Class B Memberships who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of the Corporation’s products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B Membership for the same products, whether trading utilizing the open outcry trading system or the electronic trading system,

(3) the membership qualifications or eligibility requirements for holding any Series of Class B Membership or exercising any of the membership rights and privileges associated with such Series,

(4) the commitment to maintain open outcry markets set forth in Section E of Article IV of this Certificate of Incorporation, which must be approved by a majority of the voting power of the outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a class, or

(5) the ability of a Class B Member to engage in dual-trading, unless such amendment to the Bylaws or Rules is required, in the opinion of counsel, by applicable law or governmental rule or regulation.

For purposes of Section D(2)(b)(1) of Article IV, the allocation of products that the holders of any Series of Class B Membership are permitted to trade on the exchange facilities of the Corporation shall be deemed to be adversely affected only if a product is eliminated from the allocation of products the holders of a particular Series of Class B Memberships are permitted to trade.

(c) Following the date of filing of this Certificate of Incorporation, and unless otherwise agreed to by the Series B-1 Members and the Series B-2 Members voting together as a single class in accordance with Section C of this Article IV, the Corporation shall use commercially reasonable efforts to preserve the Exercise Right for the benefit of the Series B-1 Members and their delegates, including (i) defending any actions, suits or proceedings brought to challenge all or any portion of the Exercise Right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal, (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 Members and their delegates that have exercised the Exercise Right the right to receive any dividends or other distributions to be made by the CBOE to its members and (iii) complying with the Corporation’s obligations under agreements with the CBOE regarding the Exercise Right, including making available to the CBOE the information specified in any such agreements or any surveillance plans with the CBOE; provided that the Corporation shall not be required in connection with its obligations under the foregoing clauses (i) and (ii) of this Section D(2)(c) of this Article IV of this Certificate of Incorporation to contribute to any settlement or satisfy the obligation of any third party.

(d) On any matter on which holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote pursuant to paragraphs (a) and (b) of this Section D(2) of Article IV, such holders of Series B-1 Memberships and Series B-2 Memberships shall be the only members of the Corporation entitled to vote thereon. Holders of Series B-1 Memberships and Series B-2 Memberships shall have no other voting rights except as expressly set forth herein and shall not have the right to take action by written consent in lieu of a meeting and shall have no right to initiate any proposal, at or for any meeting of members. One-third of the total voting power of the Series B-1 Memberships and Series B-2 Memberships present in person or by proxy shall constitute a quorum at any meeting to take action on the matters as to which such holders are entitled to vote pursuant to paragraphs (a) and (b) of Section D(2) of this Article IV. Series B-3 Memberships, Series B-4 Memberships and Series B-5 Memberships shall have no right to vote on any matters or to initiate any proposals at or for any meeting of members. For purposes of any vote of the holders of Series B-1 Memberships and Series B-2 Memberships permitted by this Certificate of Incorporation, the Board of Directors of the Corporation shall be entitled to fix a record date, and only holders of record as of such record date shall be entitled to vote on the matter to be voted on.

(e) During the period ending at the annual meeting of shareholders of CME Group to be held in 2012, the Corporation will provide the CBOT Directors (as defined in the bylaws of CME Group) with advance notice (a “Rule Change Notice”) of any proposed change to the Rules (a “Proposed Rule Change”). If a majority of the CBOT Directors provide written notice to the Corporation (an “Initial Rejection Notice”) within five (5) business days after delivery of the Rule Change Notice (the “Initial Rejection Notice Period”) that they have determined in their sole discretion that any such Proposed Rule Change will materially impair the business of the Corporation or materially impair the business opportunities of the holders of the Class B Memberships, such Proposed Rule Change will be submitted to a committee of the Board of Directors of the Corporation (the “Rule Change Committee”) comprised of three CBOT Directors designated by the Vice Chairman of the Corporation and two CME Directors designated by the Chairman of the Corporation for approval. Approval shall require the affirmative vote of a majority of the full Rule Change Committee. The Corporation shall not effect any Proposed Rule Change unless and until either (a) the Initial Rejection Notice Period terminates without the CBOT Directors providing an Initial Rejection Notice with respect to such Proposed Rule Change or (b) the Rule Change Committee approves such Proposed Rule Change.

3. Conversion Rights of Series B-3 Memberships.

(a) Conversion. Subject to, and upon compliance with, the provisions of this Section D(3) of Article IV, any two (2) Series B-3 Memberships shall be convertible at the option of the holder into one (1) Series B-2 Membership.

(b) Mechanics of Conversion. A holder of Series B-3 Memberships may exercise the conversion right specified in Section D(3)(a) of Article IV by delivering to the Corporation or any transfer agent of the Corporation written notice stating that the holder elects to convert such memberships, accompanied by the certificates or other instruments, if any, representing the memberships to be converted. Conversion shall be deemed to have been effected on the date when delivery of such written notice, accompanied by such certificate or other instrument, if any, is made, and such date is referred to herein as the Conversion Date.

As promptly as practicable after the Conversion Date, the Corporation may issue and deliver to or upon the written order of such holder a certificate or other instrument, if any, representing the number of Series B-2 Memberships to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificates or other instruments representing Series B-2 Memberships are to be issued shall be deemed to have become the holder of record of such Series B-2 Memberships on the applicable Conversion Date.

(c) Memberships Reserved for Issuance. The Corporation shall take all actions necessary to reserve and make available at all times for issuance upon the conversion of Series B-3 Memberships, such number of Series B-2 Memberships as are issuable upon the conversion of all outstanding Series B-3 Memberships.

E. Commitment to Maintain Open Outcry Markets. Subject to the terms and conditions of this Section E of Article IV, the Corporation shall maintain open outcry markets operating as of April 22, 2005 (the “Effective Date”) and provide financial support to each such market for technology, marketing and research, which the Board of Directors of the Corporation determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the Board of Directors of the Corporation may discontinue any open outcry market at such time and in such manner as it may determine if (1) the Board of Directors determines, in its sole and absolute discretion, that a market is no longer “liquid” or (2) the holders of a majority of the voting power of the then outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a single class based on their respective voting rights, approve the discontinuance of such open outcry market.

For purposes of the foregoing, an open outcry market will be deemed “liquid” for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

(a) if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent (30%) of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

(b) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent (40%) of the average quarterly volume in that market as maintained by the Corporation in 2001 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market).

The commitment to maintain open outcry markets set forth in this Section E of Article IV will not apply to markets introduced after the Effective Date.

F. Exercise Rights. Subject to the terms and conditions of this Section F of Article IV of this Certificate of Incorporation:

1. Each holder of record on the official books and records of the Corporation as of May 29, 2007 of (I) a Series B-1 Membership in respect of which an Exercise Right Privilege (as defined in Rule 210(b) of the Rules) is issuable but has not been issued or (II) both (a) one or more Exercise Right Privileges and (b) a Series B-1 Membership shall have the right, exercisable during the forty five (45) day period (the “Offer Period”) immediately following the effective time of the merger of CBOT Holdings, Inc. (“CBOT Holdings”) with and into Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended, among the Corporation, CBOT Holdings and CME Holdings, to sell any such Exercise Right Privilege to the Corporation for an amount equal to $250,000 in cash (a “Purchase Offer”). In order to exercise the Purchase Offer, such holder must deliver to the Corporation prior to the expiration of the Offer Period (i) the Exercise Right Privilege and (ii) a duly executed assignment agreement in the form attached to this Certificate of Incorporation as Annex A (the “Assignment Agreement”). The Corporation shall make payment as provided in this Section F.1 to a holder who makes the required delivery of the Exercise Right Privilege and Assignment Agreement within thirty (30) days after the expiration of the Offer Period.

2. In the event of a Final Resolution (as defined below) pursuant to which the Class Members (as defined below) receive a recovery of cash, marketable securities or other property or rights with respect to each Exercise Right Privilege held by a Class Member and/or retain or are declared to have property or rights with respect to each Exercise Right Privilege held by a Class Member (collectively, a “Per ERP Recovery”) with an aggregate Fair Market Value (as defined below) less than $250,000, the Corporation shall pay to each such Class Member with respect to each such Exercise Right Privilege held by such Class Member an amount equal to the difference between $250,000 and the Fair Market Value of the Per ERP Recovery so received or retained, as applicable, by such Class Member with respect to such Exercise Right Privilege held by such Class Member (a “Balance Payment”). In order for a Class Member to receive a Balance Payment with respect to an Exercise Right Privilege, such Class Member must provide evidence reasonably satisfactory to the Corporation that such Class Member received the Per ERP Recovery pursuant to the Final Resolution with respect to such Exercise Right Privilege. The Corporation shall make payment to such holder prior to the later of (i) thirty (30) days after delivery of the sufficient evidence contemplated by the immediately preceding sentence or (ii) thirty (30) days after the date the Fair Market Value of the Per ERP Recovery is determined in accordance with the terms of Section 5(e) of this Section F of Article IV of this Certificate of Incorporation.

3. In the event of the entry of a Zero Judgment (as defined below), the Corporation will pay to each Non-Recovery Class Member (as defined below) $250,000 for each Exercise Right Privilege held by such Non-Recovery Class Member. The Corporation shall make payment to a Non-Recovery Class Member within thirty (30) days after the date the such person’s status as a Non-Recovery Class Member is determined in accordance with the terms of Section 5(g) of this Section F of Article IV of this Certificate of Incorporation.

4. Notwithstanding anything to the contrary contained in this Section F of this Article IV of this Certificate of Incorporation, in no event shall the Corporation be required to pay in excess of $250,000 in respect of any single Exercise Right Privilege.

5. For purposes of this Section F of Article IV of this Certificate of Incorporation, the term:

(a) “CBOE Litigation” means that litigation captioned CBOT Holdings, Inc., et al. v. Chicago Board Options Exchange, Inc., et al., Civil Action No. 2369-VCN (Del. Ch. Ct.);

(b) “Class Member” means (i) if a class is certified by the Court in the CBOE Litigation, any member of such class or (ii) if a class is not certified by the Court in the CBOE Litigation, any person or entity who satisfies the definition of a member of the class as set forth in the Complaint, so long as the Exercise Right Privileges purchased by the Corporation pursuant to this Section may be used by a member of the class to participate in a Final Resolution (provided, however, that in no event shall CBOE or any direct or indirect transferee of an Exercise Right Privilege from CBOE be considered a “Class Member” for purposes of this Section F of this Article IV of this Certificate of Incorporation);

(c) “Court” means the Delaware Chancery Court presiding over the CBOE Litigation;

(d) “Complaint” means the complaint on file with the Court setting forth the claims in the CBOE Litigation as of the time of the Final Resolution;

(e) “Date of Determination” means the date of the Final Resolution giving rise to the need to determine Fair Market Value;

(f) “Fair Market Value” means, with respect to the components of any Per ERP Recovery, the sum of (1) the amount of cash received plus (2) the value of any marketable securities received, which shall be deemed to have a per security value equal to the average of the closing prices of such marketable security for the ten trading days ending on the day immediately proceeding the Date of Determination on the principal national securities exchange or inter- dealer quotation system on which such marketable securities are listed or admitted to trading plus (3) the value of any other property or rights received or retained, the value of such property or right being determined on the basis of an arm’s length transaction between a willing buyer and a willing seller based on then prevailing market conditions and taking into account all circumstances determined to be relevant to the establishment of such price at such time but disregarding any liquidity, minority, transferability or other discounts by an independent investment banking firm with a national reputation that is recognized to have expertise in valuations of such other property or rights selected by the CBOT Directors (or, if no CBOT Directors exist at such time, their successors) and approved by the full Board of Directors of the Corporation;

(g) “Final Resolution” means a final, non-appealable resolution of all claims of the Class Members set forth in the Complaint that is binding on all Class Members, which may include, without limitation (i) a judgment of the Court resolving the CBOE Litigation, (ii) a settlement resolving the CBOE Litigation confirmed by an order of the Court and (iii) if the CBOE Litigation is dismissed other than on its merits, a decision or order of, or settlement with, a governmental authority or third party arbitrator with respect to all claims of the Class Members set forth in the Complaint; provided, however, in the case of clauses (i) and (ii) that such settlement, decision or order does not prevent the Exercise Right Privileges purchased by the Corporation pursuant to this Section F of this Article IV of this Certificate of Incorporation from being used by a member of the class to participate in a Final Resolution;

(h) “Non-Recovery Class Member” means any person who provides evidence reasonably satisfactory to the Corporation that such person meets the requirements of a Class Member; and

(i) “Zero Judgment” means a Final Resolution pursuant to which the Class Members do not receive or retain, as applicable, any Per ERP Recovery.

6. The Board of Directors of the Corporation shall be authorized to adopt, change or waive any Rule as it deems necessary or advisable to enable the Corporation to acquire or dispose of Exercise Right Privileges in order to satisfy its obligations under this Section F of this Article IV of this Certificate of Incorporation and to realize the value of the Exercise Right Privileges acquired pursuant to paragraph 1 of this Section F of this Article IV of this Certificate of Incorporation. The provisions of Section D(2)(e) of this Article IV of this Certificate of Incorporation shall not apply to any adoption, change or waiver of a Rule pursuant to this paragraph 6 of this Section F of this Article IV of this Certificate of Incorporation; provided, that nothing in this paragraph 6 of this Section F of this Article IV of this Certificate of Incorporation shall be interpreted to permit the Corporation to impose fees, costs or expenses on Class B Members in order to acquire the Exercise Right Privileges.

ARTICLE V

MANAGEMENT OF AFFAIRS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and members:

A. In accordance with Sections 141(a) and 141(j) of the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the Class A Member; provided, however, that no Bylaws hereafter adopted by a member of the Corporation shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

B. A special meeting of members shall be called by the Chairman of the Board or the Board of Directors of the Corporation upon receipt by the Chairman of the Board or the Secretary of the Corporation of a written demand of a majority of the directors then holding office.

C. Any action required or permitted to be taken by the members of the Corporation must be effected at a duly called annual or special meeting of members of the Corporation and may not be effected by any consent in writing by such members, provided that the Class A Member shall have the right to effect by consent in writing any action which would require the approval of the Class A Member at a duly called annual or special meeting of the members of the Corporation.

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. The Board of Directors of the Corporation shall at all times be comprised of the same directors as those of CME Group.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board of Directors of the Corporation is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power. Except as specifically provided in the Rules, no member of, or class or series of membership in, the Corporation shall have any power to adopt, amend or repeal the Rules.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article VIII, the term “director” shall, to the fullest extent permitted by the DGCL, include any person who, pursuant to this Certificate of Incorporation, is authorized to exercise or perform any of the powers or duties otherwise conferred upon a board of directors by the DGCL.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, modify or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon the members of the Corporation are granted subject to this reservation. Any amendment of, or modification or repeal of any provision contained in, Section B(2), Section C, Section D, Section E or Section F of Article IV or this sentence of this Article IX or, during the Transition Period, Article VI of this Certificate of Incorporation (subject to the last sentence of Section D(2)(a) of Article IV, by merger or otherwise) shall require, first, the approval of the Board of Directors of the Corporation and, second, the approval of a majority of the votes cast by the Series B-1 Members and Series B-2 Members, voting together as a single class in accordance with Section C of Article IV. Except as provided in the immediately preceding sentence, any amendment of, or modification or repeal of any provision contained in, this Certificate of Incorporation shall require, first, the approval of the Board of Directors of the Corporation and, second, the approval of the Class A Member and no other member or series or class of membership shall have the right to vote on any such amendment or repeal.

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[Form of Assignment Agreement for the sale of Exercise Right Privilege]

The undersigned (the “Selling ERP Holder”) is the holder of record on the official books and records of the Board of Trade of the City of Chicago (“CBOT”) as of May 29, 2007 of (I) a Series B-1 Membership (as defined in the Amended and Restated Certificate of Incorporation of CBOT (the “Certificate of Incorporation”)) in respect of which an Exercise Right Privilege (as defined in Rule 210(b) of the Rules and Regulations of CBOT) (referred to hereinafter as an “ERP”) is issuable but has not been issued or (II) both (a) an ERP and (b) a Series B-1 Membership and proposes to sell such ERP to CBOT for an amount equal to $250,000 in cash pursuant to Section F of Article IV of the Certificate of Incorporation.

The Selling ERP Holder understands that CBOT only has a commitment to purchase an ERP for which delivery of the ERP together with this Assignment Agreement, duly executed by the Selling ERP Holder, is made to CBOT during the forty-five (45) day period immediately following the effective time of the merger of CBOT Holdings, Inc. (“CBOT Holdings”) with and into Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 17, 2006, as amended, among the CBOT, CBOT Holdings and CME Holdings.

1. The Selling ERP Holder represents and warrants to CBOT that:

a. The Selling ERP Holder has valid title to the ERP, free and clear of all security interests, claims, liens, equities or other encumbrances (“Liens”), and has the legal right and power, and all authorization and approval required by law or the certificate of incorporation or by-laws (or equivalent organizational documents) of the Selling ERP Holder (if the Selling ERP Holder is not a natural person), to enter into this Assignment Agreement and to sell, transfer and deliver the ERP to be sold by such Selling ERP Holder. When the ERP is delivered to and paid for by CBOT in accordance with the terms of this Assignment Agreement and the Certificate of Incorporation, CBOT will have valid title to the ERP, free and clear of all Liens.

b. The execution and delivery by the Selling ERP Holder of, and the performance by the Selling ERP Holding of its obligations under, this Assignment Agreement will not contravene any provisions of applicable law, or the certificate of incorporation or by-laws (or equivalent organizational documents) of the Selling ERP Holder (if the Selling ERP Holder is not a natural person), or any agreement or other instrument binding upon the Selling ERP Holder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling ERP Holder, and no consent, approval authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling ERP Holder of its obligations under this Assignment Agreement.

c. The Selling ERP Holder did not acquire the ERP in a transfer directly or indirectly from the Chicago Board Options Exchange, Inc.

2. CBOT shall make payment to the Selling ERP Holder in accordance with Section F of Article IV of the Certificate of Incorporation to the account set forth on the signature page hereto.

3. This Assignment Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles.

In witness whereof, the undersigned has duly executed this Assignment Agreement this      day of                     , 2007.

Signature of Selling ERP Holder

Selling ERP Holder:

Name:

Address:

Phone:

Selling ERP Holder hereby authorizes CBOT to remit the proceeds from the sale of the ERP to CBOT to the following account:

Bank Name:

Bank Address:

ABA#:

Account#:

Account Name:

[Signature Page to Assignement Agreement for the Sale of Exercise Right Privilege]

Annex I

GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

§ 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title) §252, §254, §257, §258, §263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than

10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

CBOT Holdings, Inc.

P R O X Y

CBOT HOLDINGS, INC.

141 West Jackson Blvd, Chicago, Illinois 60604

STOCKHOLDER PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING ON JULY 9, 2007.

Bernard W. Dan, Glen M. Johnson and Paul J. Draths (the “Proxyholders”), and each of them, each with the power of substitution, are hereby appointed as proxy and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the special meeting of stockholders of CBOT Holdings, Inc. (“CBOT Holdings”), to be held on July 9, 2007 at 3:00 p.m., Central Time, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and any adjournments or postponements thereof (the “Special Meeting”).

Special Note to CBOT Series B-1 and B-2 Members: If you also were a Series B-1 or Series B-2 member of record of CBOT as of May 29, 2007, you also are entitled to vote your membership interest at a special CBOT members meeting to be held at 2:30 p.m., Central Time, on July 9, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to cast your CBOT member vote at the special meeting of CBOT members, please follow the instructions on the separate CBOT members proxy card that was sent to you in a separate proxy mailing. Please note that the special meeting of CBOT Holdings stockholders and the special meeting of CBOT members are separate meetings. Accordingly, you must separately cast your vote for each meeting. Simply casting your vote for the CBOT Holdings special stockholders meeting via this proxy will not count as a vote at the special meeting of CBOT members.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will vote FOR proposal 1 and proposal 2. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CBOT HOLDINGS, INC. OFFERS STOCKHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-4052, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on July 8, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com.

Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on July 8, 2007.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

Ú DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL Ú

☒	Please mark votes as in this example.

The Board of Directors unanimously recommends a vote FOR each of these proposals.
	FOR	AGAINST	ABSTAIN

1.        Proposal to adopt the Agreement and Plan of Merger, dated as of October 17, 2006, among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings and Board of Trade of the City of Chicago, Inc., as amended as of December 20, 2006 and May 11, 2007 and as it may be further amended from time to time, pursuant to which CBOT Holdings will merge with and into Chicago Mercantile Exchange Holdings Inc.

	☐	☐	☐

2. To vote upon an adjournment or postponement of the CBOT Holdings special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

In their discretion, the Proxyholders are authorized to vote upon such other business as may properly be brought before the CBOT Holdings special meeting or any adjournments or postponements of the CBOT Holdings special meeting.

Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

Date , 2007

Signature

Signature
(Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

Chicago Board of Trade

P R O X Y

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

141 West Jackson Blvd, Chicago, Illinois 60604

MEMBER PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING ON JULY 9, 2007.

Bernard W. Dan, Glen M. Johnson and Paul J. Draths (the “Proxyholders”), and each of them, each with the power of substitution, are hereby appointed as proxy and authorized to represent and vote all of the undersigned’s Series B-1 and B-2 memberships, with all the powers which the undersigned would possess if personally present, at the special meeting of the members of the Board of Trade of the City of Chicago, Inc. (“CBOT”), to be held on July 9, 2007 at 2:30 p.m., Central Time, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and any adjournments or postponements thereof (the “Special Meeting”).

Special Note to CBOT Holdings Stockholders: If you also were a holder of record of CBOT Holdings Class A common stock as of May 29, 2007, you also are entitled to vote your shares at a special meeting of CBOT Holdings stockholders to be held at 3:00 p.m., Central Time, on July 9, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to vote your CBOT Holdings Class A common stock, please follow the instructions on the separate CBOT Holdings stockholder proxy card that was sent to you in a separate proxy mailing. Please note that the special meeting of CBOT Holdings stockholders and the special meeting of CBOT members are separate meetings. Accordingly, you must separately cast your vote for each meeting. Simply casting your vote for the special meeting of CBOT members via this proxy will not count as a vote at the CBOT Holdings special stockholders meeting.

Memberships represented by this proxy will be voted as directed on the reverse side. If no such directions are indicated, the Proxyholders will vote FOR proposal 1, proposal 2 and proposal 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CBOT OFFERS MEMBERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your memberships in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-8302, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on July 8, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com.

Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on July 8, 2007.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

Ú DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL Ú

☒	Please mark votes as in this example.

The Board of Directors unanimously recommends a vote FOR each of these proposals.
		FOR	AGAINST	ABSTAIN
1.	Proposal that CBOT Holdings, Inc. repurchase the outstanding share of Class B common stock of CBOT Holdings, Inc. held by the CBOT Subsidiary Voting Trust immediately prior to the completion of the merger of CBOT Holdings, Inc. with and into Chicago Mercantile Exchange Holdings Inc.	☐	☐	☐

2.	Approval of the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger of CBOT Holdings, Inc. with and into Chicago Mercantile Exchange Holdings Inc.	☐	☐	☐

3.	To vote upon an adjournment or postponement of the CBOT special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

In their discretion, the Proxyholders are authorized to vote upon such other business as may properly be brought before the CBOT special meeting or any adjournments or postponements of the CBOT special meeting.

Authorized Signature — This section must be completed for your instructions to be executed. — Date and Sign Below

Date , 2007

Signature

(Please sign exactly as your name appears herein.)